UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-11

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in governing instruments)

12 SOUTH MAIN STREET  - Suite 100
MINOT, ND 58701
(Address of principal executive offices, including zip code)

TIMOTHY P. MIHALICK
12 SOUTH MAIN STREET - Suite 100
MINOT, ND 58701
(Name and address of agent for service)

Copies of communications to:

THOMAS A. WENTZ, JR.
INVESTORS REAL ESTATE TRUST
 12 SOUTH MAIN STREET - Suite 100
MINOT, ND 58701
 (701) 837-4738
FAX (701) 838-7785

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ___X___

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered

Amount to be Registered

Proposed Maximum Offering Price Per Unit

Proposed Maximum Aggregate Offering Price

Amount of Registration Fee

Investors Real Estate Trust Shares of Beneficial Interest	1,000,000 Shares	$8.75 Per Share	$8,750,000.00 aggregate offering price	$2,187.50

The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CROSS REFERENCE SHEET

Part I. Information Required in Prospectus

ITEM

Forepart of Registration Statement and Outside Front Page of Prospectus
Inside Cover Page of Prospectus
Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges
The Company
Business Objectives
Available Information Concerning IRET
Risk Factors
Compensation Table
Conflicts of Interest
Determination of Offering Price
Dilution
Selling Security Holders
Plan of Distribution
Use of Proceeds
Selected Financial Data
Management's Discussion and Analysis of Financial Condition and Results of Operations
Financial Results for Nine Month Period Ending January 31, 2000
General Information as to Investors Real Estate Trust
Structure of IRET
Policy with Respect to Certain Activities
Investment Policies of Investors Real Estate Trust
Description of Real Estate
Shares Available for Future Sale
Operating Partnership Agreement
Tax Treatment of IRET and Its Security Holders
Market Price Of and Dividends on IRET's Shares of Beneficial Interest
Dividend Reinvestment Plan
Description of 'Securities
Legal Proceedings
Security Ownership of Certain Beneficial Owners and Management
Executive Compensation & Certain Relationships and Related Transactions
Selection, Management and Custody of IRET's Investments
Policies with Respect to Certain Transactions
Interests of Named Experts and Counsel
Limitations of Liability
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Glossary of Terms
Financial Statements and Information
Other Expenses of Issuance and Distribution
Sales to Special Parties
Recent Sales of Unregistered Securities
Indemnification of Directors and Officers
Treatment of Proceeds from Stock Being Registered
Financial Statements and Exhibits
Undertakings
Index of Exhibits

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Part II.  Information Not Required in Prospectus

ITEM

Security Sales Agreement
Opinion RE Legality
Opinion RE Tax Matters
First Restated Advisory
Consent Letter from Pringle & Herigstad, P.C., RE Opinion of Legality
Consent Letter from Brady Martz & Associates, P.C., RE Financial Information
 Financial Data Schedule for Investors Real Estate Trust
Subscription Agreement - Investors Real Estate Trust

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Effective Date: ____________, 2001 Prospectus

INVESTORS REAL ESTATE TRUST
 12 South Main Street - Suite 100
Minot, ND 58701
(701) 837-4738

For 1,000,000 Shares of Beneficial Interest
$8.75 per Share

THE OFFERING	PER SHARE	TOTAL
Public Price	$8.75	$8,750,000
Selling Commission	$ .70	$ 700,000
Proceeds to IRET	$8.05	$8,050,000

The offering price may be higher than the market price of our shares on the day of purchase.

TRADING SYMBOL

NASDAQ Small Cap Market - IRETS

THE COMPANY

Investors Real Estate Trust ("IRET") is a Real Estate Investment Trust formed on July 31, 1970. IRET owns approximately 8,000 apartment units and 2,500,000 square feet of commercial property in North Dakota and eleven other states.

USE OF PROCEEDS

The proceeds from this offering will be added to IRET's operating capital to be used for the acquisition of commercial and multi-family real estate. See "Use of Proceeds."

INVESTMENT IN THE SHARES INVOLVES MATERIAL RISKS AND THERE IS NO GUARANTEE OF RETURN ON INVESTMENT.  SEE "RISK FACTORS." AMONG SUCH RISKS ARE THE FOLLOWING:

*	THE ESTIMATED BOOK VALUE OF IRET SHARES AFTER THIS OFFERINGWILL BE $5.02. A PURCHASER PAYING $8.75 PER SHARE WILL INCUR AN IMMEDIATE BOOK VALUE DILUTION OF $3.73 PER SHARE.
*	ECONOMIC CONDITIONS THAT IRET CANNOT CONTROL MAY HAVE A NEGATIVE EFFECT ON THE VALUE OF IRET'S INVESTMENTS AND AMOUNT OF CASH THAT IRET RECEIVES FROM TENANTS.
*	IRET INTENDS TO BORROW 70% OF THE COST OF REAL ESTATE PURCHASED OF CONSTRUCTED.
*	THE PUBLIC TRADING MARKET FOR THE SHARES of IRET HAS ONLY RECENTLY DEVELOPED, AND THERE IS NO ASSURANCE THAT IT WILL CONTINUE.
*	TAXATION OF IRET AS A CORPORATION IF IT FAILS TO QUALIFY AS A REIT.

*	IRET MUST RELY ON MANAGEMENT WITH RESPECT TO ALL INVESTMENT DECISIONS, SUBJECT TO APPROVAL BY THE BOARD OF TRUSTEES.
*	THE SHARE PRICE IS ARBITRARILY DETERMINED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

TABLE OF CONTENTS

PROSPECTUS

SUMMARY OF THE OFFERING

THE COMPANY
BUSINESS OBJECTIVES
     Portfolio Mix
     Leverage
AVAILABLE INFORMATION CONCERNING IRET
     Securities and Exchange Commission
     Reports to Security Holders
     Incorporation by Reference
RISK FACTORS
     Price of Shares Arbitrarily Determined
     Price Exceeds Book Value
     High Leverage
     Failure to Qualify as a Real Estate Investment Trust
     Best Efforts Sale
     Business Environment
     Risks Related to Mortgage Lending
     Relationship with Employees and Trustees
     Conflict of Interest
     Environmental Liability
     Competition
     Liquidity
     Front-End Fees
COMPENSATION TABLE
CONFLICTS OF INTEREST
     Competition by IRET Affiliates
DETERMINATION OF OFFERING PRICE
     Dilution
     Plan of Distribution
     Who May Invest
     Use of Proceeds
SELECTED FINANCIAL DATA - ANNUAL
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS
     General
     Results From Operations
     Overview
     Funds From Operations
     Net Income
     Revenues
     Real Estate Owned
     Shareholder Equity
     Dividends
     "Self-Advised" Status
     Funds From Operations
     Net Income
     Revenues
     Capital Gains
     Net Income
     Results from Fully Stabilized Properties
     Property Acquisitions
     Property Dispositions
     Dividends
     Funds From Operations
     Liquidity & Capital Resources
     Impact of Inflation
     Economic Conditions
     Year 2000 Costs
FINANCIAL RESULTS FOR THREE MONTH PERIOD ENDED January 31, 2001
     Results From Operations
     Revenues
     Net Operating Income
     Net Income
     Capital Gains
     Funds From Operations
     Property Acquisitions
     Pending Acquisitions
     Financial Condition
     Increased Dividend
GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST
     Organization of IRET
     Governing Instruments of IRET
     Independent Trustees
     Shareholder Meetings
STRUCTURE OF IRET
POLICY WITH RESPECT TO CERTAIN ACTIVITIES
     To Issue Senior Securities
     To Borrow Money
     To Make Loans To Other Persons
     Mortgage Loans Receivable
     To Invest in the Securities of Other Issuers for the Purpose of Exercising Control
     To Underwrite Securities of Other Issuers
     To Engage in the Purchase and Sale (or Turnover) of Investments
     To Offer Securities in Exchange for Property
     To Repurchase or Otherwise Reacquire Its Shares or Other Securities
     To Make Annual and Other Reports to Shareholders
INVESTMENT POLICIES OF IRET
     Investments in Real Estate or Interests in Real Estate
     Investments in Real Estate Mortgages
     Investments in Other Securities
     Investments in Securities Of or Interests In Persons Primarily
          Engaged in Real Estate Activities
DESCRIPTION OF REAL ESTATE
     Fiscal Year 2000 Property Sales & Acquisitions
     Title
     Insurance
     Planned Improvements
     Occupancy and Leases
SHARES AVAILABLE FOR FUTURE SALE
OPERATING PARTNERSHIP AGREEMENT
     Management
     Transferability of Interests
     Capital Contribution
     Exchange Rights
     Registration Rights
     Operations
     Distributions
     Allocations
     Term
     Fiduciary Duty
     Tax Matters
TAX TREATMENT OF IRET AND ITS SECURITY HOLDERS
     Federal Income Tax
     North Dakota Income Tax
     Taxation of IRET
s Shareholders
     Taxation of Tax-Exempt Shareholders
     Tax Considerations for Foreign Investors
     Backup Withholding
     State and Local Taxes
     Other Tax Considerations
     Tax Aspects of the Operating Partnership
     Classification as a Partnership
INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS
     Partners, Not Partnerships, Subject to Tax
     Partnership Allocations
     Tax Allocations with Respect to Contributed Property
     Basis in Operating Partnership Interest
     Sale of the Operating Partnership's Property
ERISA CONSIDERATIONS
      Employee Benefit Plan, Tax-Qualified Retirement Plans and IRAS
      Status of IRET and the Operating Partnership under ERISA
MARKET PRICE OF AND DIVIDENDS ON IRET'S SHARES OF BENEFICIAL INTEREST
     Market for the Shares of Beneficial Interest.
     Dividend and Share Price History
DIVIDEND REINVESTMENT PLAN
DESCRIPTION OF IRET'S SECURITIES
     Description of Shares of Beneficial Interest
     Restrictions on Transfer
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS
            AND RELATED TRANSACTIONS
     Summary Compensation Table
SELECTION, MANAGEMENT AND CUSTODY OF IRET'S INVESTMENTS
     Management of IRET's Investments
POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS
INTERESTS OF NAMED EXPERTS & COUNSEL
LIMITATIONS OF LIABILITY
INDEMNIFICATION
     Indemnification of Trustees
     Legal Matters
     Experts
GLOSSARY OF TERMS
CONSOLIDATED FINANCIAL STATEMENTS - FISCAL YEAR ENDED
      APRIL 30, 2000 AND 1999 AND INDEPENDENT AUDITOR'S REPORT
CONSOLIDATED FINANCIAL STATEMENTS - NINE MONTH PERIOD ENDED
     JANUARY 31, 2001 (UNAUDITED)

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F-1 to F-40

F-41 to F-47

SUMMARY OF THE OFFERING

THIS SECTION SUMMARIZES INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. YOU SHOULD READ AND EVALUATE THIS ENTIRE PROSPECTUS BEFORE YOU PURCHASE OUR SHARES. THE PLACE IN THE PROSPECTUS WHERE YOU CAN FIND MORE INFORMATION ABOUT EACH TOPIC IS IDENTIFIED AT THE END OF EACH PARAGRAPH.

A GLOSSARY OF TERMS IS PROVIDED AT THE END OF THIS DOCUMENT.

RISK FACTORS

An investment in IRET shares involves risk, including the risk of loss of your entire investment. See "Risk Factors" for a more complete discussion of factors that you should consider before purchasing IRET shares. These risks include:

*
BOOK VALUE
The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of January 31, 2001, the book value of the 23,340,448 shares then outstanding was $4.90. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $5.02 per share. Thus, a purchasing shareholder paying $8.75 per share under this Offering will incur an immediate book value dilution of $3.73 per share.

*
PRICE OF SHARES ARBITRARILY DETERMINED
The price of IRET shares has been arbitrarily determined by management and is a higher price than the price paid by the current holders of IRET shares and may be higher than the current market price of the shares.

*	FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST IRET intends to continue to qualify as a real estate investment trust under the Internal Revenue Code, but may fail to do so.
*
BEST EFFORTS SALE
The shares are being sold by the Soliciting Dealers on a "best efforts" basis. The selling agents are only required to use their best efforts to locate purchasers of the shares, but are not obligated to ensure that a minimum number or that even any shares are sold.

*
BUSINESS ENVIRONMENT
The results of IRET operations will depend upon the availability of opportunities for the profitable investment and reinvestment of the funds available to IRET and general economic conditions over which IRET has no control.

*	HIGH LEVERAGE IRET seeks to borrow approximately 70% of the cost of real estate purchased or constructed.
*	RELATIONSHIP WITH ADVISOR IRET's operating expenses, including compensation to the employees and the Trustees, must be met regardless of profitability.
*	CONFLICTS OF INTEREST IRET is subject to various conflicts of interest with the Officers & Trustees which may negatively impact operations.
*	ENVIRONMENTAL LIABILITY Investments in real property pose a potential for environmental liability on the part of the owner of or any mortgage lender on such real property.
*
COMPETITION
Investments of the types acquired by IRET may be purchased on a negotiated basis by many kinds of institutions, including other REITs, mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals.

*
LIQUIDITY
No assurance can be given that a purchaser of IRET shares under this Offering would be able to resell such shares when desired. Since October 17, 1997, IRET shares have been listed for trading on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ), but no assurance can be given that such listing will continue.

FRONT-END FEES
For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The fees are capped in that under no situation shall they exceed the capped amount:

Type	Minimum	Cap	Maximum Percentage
Selling agent commission
8% of the amount sold	0	$ 700,000	8.000%
Legal Fees	$ 7,500	$ 7,500.086%
Advertising, Printing and Promotion Expenses	$ 40,000	$ 40,000.457%
Registration Fees	$ 10,000	$ 10,000.114%
Accounting Fees	$ 1,000	$ 1,000.011%
	$ 58,500	$ 758,500	8.668%

CONFLICTS
The Officers and the Trustees are able to personally invest in competing real estate and to conduct other business activities which may be in conflict with IRET's business activities. See "Conflicts of Interest."

IRET will be subject to various conflicts of interest arising from its relationship with Management, the Trustees and their affiliates. Management, the Trustees and their affiliates are not restricted from engaging for their own accounts in business activities of the type conducted by IRET, and occasions may arise when the interests of IRET would be in conflict with those of one or more of the Trustees, Management or their affiliates. Any transactions between IRET and any Trustee, Management or any of their affiliates, other than the purchase or sale, in the ordinary course of IRET's business, will require the approval of a majority of the Trustees who are not interested in the transaction.

Any Trustee or Officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, of interests in entities engaged in the real estate business and any other business.

IRET'S OFFERING
IRET is offering to sell to the public 1,000,000 of its shares of Beneficial Interest at a price of $8.75 per share. IRET will be represented by brokerage firms who are members of the National Association of Securities Dealers who will use their best efforts to sell our shares to the public for an 8% commission. If you decide to buy IRET shares, you will pay $8.75 per share of which approximately $.70 will be paid to the selling brokerage firm and the balance of approximately $8.05 will be paid to IRET. See "Plan of Distribution."

WHO MAY INVEST
IRET is offering shares to residents of the following states: Minnesota, Montana, North Dakota and South Dakota. Other states may be added by a supplement to this Prospectus. Special disclaimers and investor qualification standards may apply to some of the above states. See "Who May Invest."

A BRIEF DESCRIPTION OF OUR COMPANY
IRET is a North Dakota Real Estate Trust which has been in business since 1970. IRET's only office is in Minot, North Dakota, and it owns a diversified portfolio of apartment complexes and commercial properties in North Dakota and 10 other states. IRET currently owns over 8,000 apartment units and 2,500,000 square feet of commercial property.  The total original investment in real estate assets exceeds $550,000,000. See "The Company."

CAPITALIZATION
The following shows the amount of assets IRET owned on January 31, 2001, as well as the liabilities that it owed to others and the partnership and shareholder equity. The table also shows the total assets that will be owned IF IRET sells all of the 1,000,000 shares being offered.

	As of January 31, 2001	After sale of 1,000,000 shares
Total Assets	$536,923,483	$544,914,983	(1)
Less Liabilities	(371,568,576)	(371,568,576)
Less Minority Interest in Operating Partnership	(51,053,156)	(51,053,156)
Shareholders' Equity	$114,301,751	$122,189,049	(1)

(1) Reflects costs of issue of $758,500, deducted from total sale proceeds of $8,750,000 resulting  in the addition of $7,992,000 to total assets.

FINANCIAL INFORMATION
The following table will give you an overview of IRET's financial performance during the past five years. See "Financial Statements" at pages F-1 to F-40.

SELECTED FINANCIAL DATA - ANNUAL

Year Ended April 30	2000	1999	1998	1997	1996

Consolidated Income Statement Data				(Restated)
Revenue	$55,445,193	$39,927,262	$32,407,545	$23,833,981	$18,659,665
Operating Income	9,867,874	6,401,676	4,691,198	3,499,443	3,617,807
Gain on Sale of Investments	1,754,496	1,947,184	465,499	398,424	994,163
Minority Interest Portion of Operating Partnership Income	(1,495,209)	(774,725)	(141,788)	(18)	(0)
Net Income	8,807,845	7,604,135	5,014,909	3,897,879	4,611,970
Balance Sheet Data
Total Real Estate Investments	418,216,516	280,311,442	213,211,369	177,891,168	122,377,909
Total Assets	432,978,299	291,493,294	224,718,514	186,993,943	131,355,638
Shareholders' Equity	109,920,591	85,783,294	68,152,626	59,997,619	50,711,920
Consolidated Per Share Data
Net Income	$ .42	$ .44	$ .32	$ .28	$ .38
Gain of repossession/Sale of Investments	.07	.11	.03	.03	.08
Dividends	.51	.47	.42	.39	.37
Tax Status of Dividend Capital Gain	.72%	6.3%	2.9%	21.0%	1.6%
Ordinary Income	86.76%	76.0%	97.1%	79.0%	98.4%
Return of Capital	12.52%	17.7%	0.0%	0.0%	0.0%

IRET IS A "REAL ESTATE INVESTMENT TRUST"
The federal income tax code contains special provisions for companies that wish to operate as real estate investments trusts ("REITS"). A REIT will not be subject to federal income tax if it complies with tax laws. IRET has qualified as a REIT and intends to do so in the future. See "Tax Treatment of IRET and Its Security Holders."

UPREIT
IRET is structured as an "Umbrella Real Estate Investment Trust" or UPREIT. This means that IRET conducts its business through a limited partnership.  The operating partnership is IRET Properties, a North Dakota Limited Partnership. Through our subsidiary, IRET, Inc., IRET acts as the general partner of the limited partnership and owns approximately 79% of the partnership's assets as of January 31, 2001. By operating as an UPREIT, IRET is able to acquire real estate in exchange for limited partnership units of IRET Properties which are exchangeable on a one-for-one basis for IRET shares, subject to certain restrictions. See "Operating Partnership Agreement."

NO LONGER EXTERNALLY ADVISED
Until July 1, 2000, IRET had no employees. Instead, its business was conducted through independent contractors. Its advisor is Odell-Wentz & Associates, LLC, a North Dakota Limited Liability Company, whose members were Roger R. Odell and Thomas A. Wentz, Sr. The advisory company received fees based on the capitalization of IRET as well as compensation for giving advice with respect to property purchases based on the purchase price of each property that was acquired. The independent Trustees who serve on the Board of Trustees also received compensation.

The following is a summary of the compensation paid to the Advisor and the Trustees as well as other administrative expenses incurred during the past five fiscal years. See "Advisory Agreement."

Fiscal Years Ended April 30	2000	1999	1998	1997	1996
Advisor's and Trustees' Compensation	$1,159,120	$ 927,063	$ 745,907	$ 559,149	$ 458,019
Advisory Investigation Fee	316,458	195,019	141,465	177,834	117,506
Other Administrative Expenses	633,692	320,479	271,738	158,627	162,588
TOTAL FEES	$2,109,270	$1,442,561	$1,159,110	$ 895,610	$ 465,952
Fees as Percent of Net Invested Assets of the Trust	.4%	0.5%	0.5%	0.50%	0.60%

ACQUISITION OF ADVISOR

On July 31, 2000, IRET Properties issued 255,000 limited partnership units at $8.17/unit to acquire the assets of Odell-Wentz and Associates, L.L.C.  Additionally, IRET hired all the employees of the Advisor.
PROPERTY MANAGEMENT
IRET hires independent property managers to provide the day-to-day management of each real estate investment that it owns. See "Management of IRET's Investments."
OFFERING PRICE
The offering price of $8.75 has been arbitrarily determined by IRET's Board of Trustees. The price may be higher than the price at which IRET shares have traded on the NASDAQ and have been sold in the past. See "Market Price of and Dividends on IRET's Shares of Beneficial Interest."
DIVIDENDS
IRET has paid 119 consecutive quarterly dividends beginning June 30, 1971. Dividends are paid in mid-January, April 1st, July 1st and October 1st of each year. The dividend paid on April 2, 2001, was $.1425 per share. See "Dividend History."
USE OF PROCEEDS
IRET will use the net proceeds from the sale of shares under this offering to complete the construction of an apartment building located in Rochester, Minnesota and to acquire existing commercial or multi-family real estate.  See "Use of Proceeds."
THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

SHAREHOLDER DEMOCRACY RIGHTS
The following is a brief summary of the rights afforded to shareholders pursuant to the Declaration of Trust:

*
SHARES: CERTIFICATES OF BENEFICIAL INTEREST
The units into which the beneficial interest in IRET will be divided shall be designated as SHARES. The certificates evidencing ownership of SHARES in IRET will be designated as Certificates of Beneficial Interest or SHARES and shall be in such form as the TRUSTEES may from time to time prescribe.

*
SALE OF SHARES
The TRUSTEES may from time to time issue and sell by private or public offering, or exchange SHARES in IRET in such number or for such sums of money, real estate assets, or other considerations, and on such terms as they deem proper. The SHAREHOLDERS shall have no pre-emptive rights.

*	OFFERING OF SHARES The TRUSTEES are authorized to cause to be made from time to time offerings of the SHARES of IRET to the public at public offering prices deemed appropriate.
*	SHARES PURCHASED BY IRET IRET may repurchase or otherwise acquire its own SHARES on such terms and conditions as the TRUSTEES deem appropriate.
*	TRANSFERABILITY OF SHARES SHARES in IRET shall be transferable in accordance with the procedure prescribed from time to time in the TRUSTEES' Regulations.
*
REDEMPTION AND PROHIBITION ON TRANSFER
To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding SHARES may be owned by five or fewer individuals, the TRUSTEES may at any time redeem SHARES from any Shareholder at the fair market value thereof. Also, the TRUSTEE may refuse to transfer SHARES to any PERSON whose acquisition of additional SHARES might, in the opinion of the TRUSTEES, violate the above requirement.

*
MEETINGS
There shall be an annual meeting of the SHAREHOLDERS of IRET.  Special meetings of the SHAREHOLDERS may be called by the chief executive officer, by a majority of the TRUSTEES or by a majority of the INDEPENDENT TRUSTEES, and shall be called by an officer of IRET upon written request of the SHAREHOLDERS holding in the aggregate not less than 10% of the outstanding SHARES of the IRET entitled to vote at such meeting.

*
VOTING RIGHTS OF SHAREHOLDERS
  The voting rights per share of equity securities of IRET (other than the publicly held equity securities of IRET) sold in a private offering may not exceed the voting right of the publicly held SHARES of IRET as the consideration paid to IRET for each privately offered IRET share bears to the book value of each outstanding publicly held share.
  The majority of the outstanding SHARES may, without the necessity of concurrence by the TRUSTEES, vote to:
    amend the DECLARATION OF TRUST;
    terminate IRET;
    remove the TRUSTEES;

  The majority of SHAREHOLDERS present in PERSON or by proxy at an Annual Meeting at which a quorum is present, may vote to elect the TRUSTEES.  A quorum shall be 50% of the then outstanding SHARES.
  Without concurrence of a majority of the outstanding SHARES, the TRUSTEES may not:
    amend the DECLARATION OF TRUST, except for amendments which do not adversely affect the rights, preferences and privileges of SHAREHOLDERS;
    sell all or substantially all of the IRET's assets other than in the ordinary course of the IRET's business or in connection with liquidation and dissolution;
    cause the merger or other reorganization of IRET; or dissolve or liquidate IRET.

*	LIABILITY OF SHAREHOLDERS The SHARES of IRET shall be non-assessable by IRET.
*
REPORTS
IRET shall cause to be prepared and mailed or delivered to each SHAREHOLDER as of a record date after the end of the fiscal year and each holder of other publicly held securities of IRET within 120 days after the end of the fiscal year to which it relates an annual report.

*
ACCESS TO RECORDS
Any SHAREHOLDER and any designated representative thereof shall be permitted access to the shareholder records of IRET for the sole purpose of contacting fellow shareholders about proposed business to be acted upon at an upcoming meeting, both regular or special, at all reasonable times.

*
ELECTION OF TRUSTEES
All TRUSTEES shall be elected annually by the vote of the SHAREHOLDERS. Each Shareholder shall be entitled to one vote in PERSON or by proxy for each Share registered in his name for as many PERSONS as there are TRUSTEES to be elected. The candidates receiving the highest respective numbers of votes up to the number of trusteeships to be filled in the election shall be elected.

A PROSPECTIVE PURCHASER SHOULD ALSO REVIEW THE ATTACHED FULL PROSPECTUS.
THIS IS THE END OF THE SUMMARY SECTION.

THE COMPANY

Investors Real Estate Trust (hereinafter "IRET"), a registered real estate trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operates as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its inception. Since February 1, 1997, IRET carries on its activities through IRET Properties, a North Dakota Limited Partnership. See "Structure of IRET."

IRET, pursuant to the requirements of Sections 856-858 of the Internal Revenue Code which govern real estate investment trusts, invests in real estate, real estate equities and real estate mortgages.

IRET has its only office at 12 South Main, Suite 100, Minot, North Dakota 58701, (701) 837-4738, and operates principally within the State of North Dakota, although it has real estate investments in the states of Arizona, Colorado, Georgia, Idaho, Iowa, Kansas, Michigan, Minnesota, Montana, Nebraska, South Dakota, Washington, and Wisconsin.

IRET operates on a fiscal year ending April 30. For its past three fiscal years, its sources of operating revenue, total expenses, net real estate investment income, capital gain income, total income, and dividend distributions are as follows:

Fiscal Year Ending 4/30	2000	1999	1998
REVENUE FROM OPERATIONS
Real Estate Rentals	$54,257,881	$38,785,287	$31,694,586
Interest, Discount & Fees	1,187,312	1,141,975	712,959
	$54,445,193	$39,927,262	$32,407,545
EXPENSE	$45,577,319	$33,525,586	$27,716,347
INCOME BEFORE GAIN/LOSS ON PROPERTIES AND MINORITY INTEREST	$ 9,867,874	$ 6,401,676	$ 4,691,198
GAIN ON SALE OF INVESTMENTS	1,754,496	1,947,184	465,499
LOSS ON IMPAIRMENT OF PROPERTIES	(1,319,316)	(0)	(0)
MINORITY INTEREST PORTION OFOPERATING PARTNERSHIP INCOME	(1,495,209)	(744,725)	(141,788)
NET INCOME	$ 8,807,845	$ 7,604,135	$ 5,014,909
PER SHARE
Net Income Per Share (basic and diluted)	$ .42	$ .44	$ .32
Dividends Paid	$ .51	$ .47	$ .42

As indicated, IRET's principal source of operating revenue is rental income from real estate properties owned by IRET. A minor amount of revenue is derived from interest on short-term investments in government securities and interest on savings deposits. In addition to operating income, IRET has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has 17 employees.  The Officers of IRET are Thomas A. Wentz, Sr., President and Chief Executive Officer, Timothy P. Mihalick, Senior Vice President and Chief Operating Officer, Thomas A. Wentz, Jr., Vice President and General Counsel, and Diane K. Bryantt, Secretary and Chief Financial Officer.

BUSINESS OBJECTIVES
IRET seeks to realize shareholder value by regular increases in the quarterly cash dividends paid to its shareholders and in appreciation in the value of its shares of Beneficial Interest.  See "Market Price and Dividends on IRET's Shares of Beneficial Interest" for a description of share prices and dividends during its 31 year history.

PORTFOLIO MIX
IRET's investment strategy is to maintain its real estate investment portfolio at approximately 75% invested in multi-family apartment complexes located in North Dakota and surrounding states and the remaining 25% of real estate owned in commercial property (warehouses, retirement homes, manufacturing plants, offices, and retail properties) leased to single or multiple tenants for 10 years or longer.

LEVERAGE
An essential ingredient of IRET's investment strategy is to leverage its equity capital by borrowing up to 70% of the cost of real estate properties acquired for its portfolio. IRET seeks to acquire real estate that will yield net operating income in an amount that will exceed the interest rate payable on the mortgage indebtedness.

AVAILABLE INFORMATION CONCERNING IRET

SECURITIES AND EXCHANGE COMMISSION

IRET is currently a reporting company pursuant to the Securities Exchange Act of 1934 and annually files a Form 10-K and quarterly Forms 10-Q for the first three quarters of each year with the Securities and Exchange Commission. The information filed by IRET can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC, at 450 Fifth Street NW, Room 1024, Washington, DC 20549, (202-272-3100). Copies of said information can be obtained from the Public Reference facility at the above location at prescribed rates.

IRET has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 under the Securities Act of 1933 and the rules and regulations promulgated thereunder, with respect to the Shares of Beneficial Interest offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules mentioned. For further information with respect to IRET and the Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York, 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

The Commission maintains a website at http://www.sec.gov. Reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including IRET) can be obtained from that site.

Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

REPORTS TO SECURITY HOLDERS
IRET shall furnish shareholders with annual reports on or about August 30th of each year containing financial statements audited by IRET's independent accountants, with quarterly reports for the first three quarters of each year containing unaudited summary financial and other information, and with such other reports as IRET deems appropriate or as required by law.

INCORPORATION BY REFERENCE
Copies of any document or part thereof incorporated by reference in this prospectus but not attached is available free of charge upon request to Timothy P. Mihalick, 12 South Main Street, Suite 100, Minot, ND 58701 (701-837-4738).

RISK FACTORS

An investment in the shares involves various risks. You should carefully consider the following risks:

PRICE OF SHARES ARBITRARILY DETERMINED
The price of the shares has been arbitrarily determined by IRET and is a higher price than the price paid by most of the current holders of IRET's shares. The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the shares. The price may be higher than the price at which IRET shares trade on the NASDAQ Small-Cap Market.

PRICE EXCEEDS BOOK VALUE
The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of January 31, 2001, the book value of the 23,340,448 shares then outstanding was $4.90. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $5.02 per share. Thus, a purchasing shareholder paying $8.75 per share under this Offering will incur an immediate book value dilution of $3.73 per share.

HIGH LEVERAGE
IRET seeks to borrow approximately 70% of the cost of real estate purchased or constructed. This amount of leverage may expose IRET to cash flow problems in the event rental income decreases. Such a scenario may require IRET to sell properties at a loss or default on the mortgage, thus losing the property through foreclosure.

FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST
IRET intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Although IRET believes that it is organized and will continue to operate in such a manner, no assurance can be given that IRET will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex code provisions for which there are only limited judicial or administrative interpretations. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualifications as a REIT or the federal income tax considerations of such qualifications.

If in any taxable year IRET failed to qualify as a REIT, IRET would not be allowed a deduction for distribution to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, IRET also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. As a result, the funds available for distribution to IRET's shareholders would be reduced for each of the years involved. Although IRET currently intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause IRET's Board of Trustees to revoke the REIT election.

BEST EFFORTS SALE
The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by IRET. In the event fewer than all the Shares are sold during the offering period (which is 365 days from the date of this document), IRET would have fewer cash assets to apply toward its business plan. In such event, the fixed operating expenses of IRET, as a percentage of gross income, would be higher and consequently reduce the taxable income distributable to shareholders.

BUSINESS ENVIRONMENT
The results of operations of IRET will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of IRET. The yields available from time to time on mortgages and other real estate investments depend to a large extent on the type of security involved, the type of investment, the condition of the money market, the geographical location of the property, general economic conditions, competition, and other factors, none of which can be predicted. Trust funds are presently invested in real estate in North Dakota and several other states. As a result, IRET may be subject to substantially greater risk than if its investments were more dispersed geographically. Local conditions, such as competitive overbuilding or a decrease in employment, may adversely affect the performance of IRET's investments. In the area in which IRET operates, the economy is dependent on the areas of agriculture and mineral development. If these areas do not perform satisfactorily, the ability of IRET to realize profits from its business of real estate investments will be adversely affected.

RISKS RELATED TO MORTGAGE LENDING
All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property. In the event of a default by a borrower on a mortgage loan, it may be necessary for IRET to foreclose its mortgage or engage in negotiations which may involve further outlays to protect IRET's investment. The mortgages securing IRET's loans may be, in certain instances, subordinate to mechanics' liens, materialmen's liens, or government liens and, in instances in which IRET invests in a junior mortgage, to liens of senior mortgages, and IRET may be required to make payments in order to maintain the status of the prior lien or to discharge it entirely. In certain areas, IRET might lose first priority of its lien to mechanics' or materialmen's liens by reason of wrongful acts of the borrower. It is possible that the total amount which may be recovered by IRET in such cases may be less than its total investment, with resultant losses to IRET.  Loans made by IRET may, in certain cases, be subject to statutory restrictions limiting the maximum interest charges and imposing penalties, which may include restitution of excess interest, and, in some cases, may affect enforceability of the debt. There can be no assurance that all or a portion of the charges and fees which IRET receives on its loans may not be held to exceed the statutory maximum, in which case IRET may be subjected to the penalties imposed by the statutes.

RELATIONSHIP WITH EMPLOYEES AND TRUSTEES
Certain operating expenses of IRET, including compensation to employees and Trustees, must be met regardless of profitability. IRET will be dependent upon it's Officers for essentially all aspects of its business operations. Because the Officers have experience in the specialized business segment in which IRET operates, the loss of any of the Officers, for any reason, would likely have a material adverse affect on IRET's operations. The Officers may terminate their relationship with IRET at any time.

CONFLICT OF INTEREST
Any Trustee or Officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, interests in entities engaged in the real estate business and any other business. Any Trustee or Officer may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to IRET, and may receive compensation from such entity as well as compensation as Trustee, Officer or otherwise hereunder.

ENVIRONMENTAL LIABILITY
Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property. Under federal and state legislation, property owners are liable for cleanup expenses in connection with hazardous wastes or other hazardous substances found on their property. No assurance can be given that a substantial financial liability may not occur with respect to properties owned or acquired in the future by IRET. It is the policy of IRET to obtain a Phase I environmental survey upon purchasing property and, as of the date of this Prospectus, IRET is unaware of any environmental liability with respect to properties in its portfolio.

COMPETITION
Investments of the types in which IRET is interested may be purchased on a negotiated basis by many kinds of institutions, including mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals. In addition, there are a number of other real estate investment trusts in operation, some of which may be active in one or more of IRET's areas of investment. Investments must thus be made by IRET in competition with such other entities. The yields available on mortgage and other real estate investments depend upon many factors, including the supply of money available for such investments and the demand for mortgage money. The presence of the foregoing competitors increases the available supply of funds to prospective borrowers from IRET. All these factors, in turn, vary in relation to many other factors such as general and local economic conditions, conditions in the construction industry, opportunities for other types of investments, international, national and local political affairs, legislation, governmental regulation, tax laws, and other factors. IRET cannot predict the effect which such factors will have on its operations.

LIQUIDITY
No assurance can be given that a purchaser of IRET shares under this Offering would be able to resell such shares when desired. Effective October 17, 1997, IRET shares of Beneficial Interest have been traded on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ). No assurance can be given that IRET shares will continue to be traded on such market.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

FRONT-END FEES
For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The Declaration of Trust caps all front-end fees for organizational or sale purposes at no more than 15% of the total offering. In the present case, the total front-end fees will be not more than 9%, which is below the capped amount. The fees are capped in that under no situation shall they exceed the capped amount:

Type	Minimum	Cap	Maximum Percentage
Selling agent commission 8% of the amount sold	0	$ 688,000	8.000%
Legal Fees	$ 7,500	$ 7,500.086%
Advertising, Printing and Promotion Expenses	$ 40,000	$ 40,000.457%
Registration Fees	$ 10,000	$ 10,000.114%
Accounting Fees	$ 1,000	$ 1,000.011%
	$ 58,500	$ 758,500	8.668%

COMPENSATION TABLE

The following table sets forth the fees and other compensation which IRET is to pay in association with this offering. The total operating expenses of IRET shall not exceed the greater of 2% of its average invested assets or 25% of its net income for any fiscal year. From the inception of IRET in 1970, this requirement has been met.

ITEM OF COMPENSATION	RECIPIENT	AMOUNT/METHOD
Incentive Fees	N/A
While authorized by the Restated Declaration of Trust, no incentive fees shall be paid to anyone.  This may be changed by a  vote of the Trustees at anytime with incentive fees then payable for future transactions as limited by the Restated Declaration of Trust.

Broker-Dealer Fees	Selling Brokerage Firms	(Eight percent or $.70 of each share sold) for a total possible commission of $700,000.
Advertising, Printing and Promotion Expenses		Up to $40,000 may be paid as compensation for advertising and promotional expenses.
Experts' Fees	Pringle & Herigstad, P.C.	$7,500 for legal fees, plus filing fees, accounting fees and printing costs estimated to be another $51,000.

CONFLICTS OF INTEREST

IRET will be subject to various conflicts of interest arising from its relationship with Trustees, Officers and their affiliates. The Trustees, Officers and their affiliates are not restricted from engaging for their own accounts in business activities of the type conducted by IRET, and occasions may arise when the interests of IRET would be in conflict with those of one or more of the Trustees, the Officers or their affiliates. These individuals and affiliates have been engaged in the business of real estate for approximately 40 years.

With respect to the conflicts of interest described herein, the Trustees of IRET, of which a majority are independent, will endeavor to exercise their fiduciary duties to IRET in a manner that will preserve and protect the rights of IRET and the interests of the shareholders in the event of any conflicts of interest between IRET and the Officers or their affiliates. Any transactions between IRET and any Trustee, the Officers or any of their affiliates, other than the purchase or sale, in the ordinary course of IRET's business, will require the approval of a majority of the Trustees who are not interested in the transaction.

COMPETITION BY IRET WITH AFFILIATES
Any Trustee or Officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, of interests in entities engaged in the real estate business and any other business. Any Trustee or Officer of IRET may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to IRET, and may receive compensation from such entity as well as compensation as Trustee, Officer or otherwise hereunder.

DETERMINATION OF OFFERING PRICE

The offering price of $8.75 per share has been arbitrarily established by IRET and is higher than the recent market price for said shares. See "Market Price of and Dividends on IRET's Shares of Beneficial Interest."

DILUTION
The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of January 31, 2001, the book value of the 23,340,448 shares then outstanding was $4.90. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $5.02 per share. Thus, a purchasing shareholder paying $8.75 per share under this Offering will incur an immediate book value dilution of $3.73 per share.

PLAN OF DISTRIBUTION
The shares offered by this Prospectus shall be sold by Broker-Dealers who are members of the National Association of Securities Dealers and have entered into a Sales Agreement with IRET.  These Broker-Dealers are as follows:

Huntingdon Securities Corporation
Inland National Securities, Inc.,
ND Capital, Inc

All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales to purchasers are subject to certain requirements as follows:

For each share sold, the selling Broker-Dealer shall receive a commission of eight percent (approximately $.70 per share). No other compensation or fees other than the percentage commission shall be paid by IRET to said Broker-Dealers. The relationship between the Broker-Dealers and IRET may be terminated by either party at any time for any reason. All Broker-Dealers have the opportunity to sell the entire Offering.

WHO MAY INVEST
In order to purchase shares, an investor must be a resident of one of the following states: North Dakota, South Dakota, Montana, and Minnesota, and such other states as may be added by a supplement to this Prospectus. In the following states, the following disclaimers apply and the purchaser must satisfy the following investor qualifications imposed by that state:

MINNESOTA

*
Either individually or with a spouse has an annual gross income of at least $60,000 during the previous calendar year, have a net worth of at least $60,000 (exclusive of principal residence and its furnishings and automobile), and are purchasing shares for only the investors own account or retirement plan.

*
Either individually or with a spouse have a net worth of at least $225,000 (exclusive of the principal residence and its furnishings and automobiles), and are purchasing shares for only the investors own account or retirement plan.

USE OF PROCEEDS

The net proceeds from the sale of the 1,000,000 shares offered to the public will be added to IRET's operating capital to be used in connection with its general business purposes.

The following table sets forth information concerning the projected use of proceeds from the sale of units, assuming that the entire offering of 1,000,000 shares is old. The figures listed cannot be precisely calculated at the present time and may vary materially from the amounts shown.

Assuming all the offered shares are sold after deduction from the offering proceeds of all the front-end fees and expenses associated with the offering, approximately 91.3 percent of the total sale proceeds raised by this offering will be invested by IRET in real property or related investments.

	DOLLARS	PERCENT
GROSS OFFERING PROCEEDS	$8,750,000	100.0%
SELLING COMMISSIONS	(700,000)	8.0%
LEGAL FEES	(7,500)	Less than 1% (.00086)
ADVERTISING, PRINTING AND PROMOTION EXPENSES	(40,000)	Less than 1% (.00457)
REGISTRATION FEES	(10,000)	Less than 1% (.00114)
ACCOUNTING FEES	(1,000)	Less than 1% (.00011)
CASH AVAILABLE FOR CONSTRUCTION OF PROPERTIES	$7,991,500	91.331%

As of the date of this Prospectus, IRET is constructing apartment buildings in Rochester, MN. These apartments are of a design and type previously constructed by IRET during the past five years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (183 units), Minot, North Dakota (196 units), Billings, Montana (232 units) and Grand Forks, North Dakota (250 units). The apartments constructed in Sioux Falls, Bismarck, Minot, Billings and Grand Forks have rented at projected rental rates and, in the judgment of management, will produce a satisfactory investment return.

APARTMENTS UNDER CONSTRUCTION

City	Units	Estimated Cost
Rochester, MN	147	8,500,000
Total Planned Apartment Construction	147	8,500,000

IRET owns all of the land necessary for the planned apartment construction, but has not arranged for the financing that would be necessary. Thus, no assurance can be given that IRET will successfully complete this construction program.

IRET will also continue to consider other real estate investment opportunities that are presented to it, but is not obligated at the date of this Prospectus to acquire any real estate investments other than the additions to its portfolio described in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Quarter Ended January 31, 2001", and expects to concentrate its efforts and resources on the planned apartment construction projects described above during the next 12 month period.

IRET will also derive funds to fund the properties under construction that are described above from the following sources:

*
DEPRECIATION REVENUE
As a "Real Estate Investment Trust" under the Internal Revenue Code, IRET must distribute at least 95% of its taxable income. However, in computing taxable income, a deduction for depreciation of the buildings owned by IRET is allowed. In the Fiscal year ended April 30, 2000, this depreciation deduction was $8,460,112. The amount of this depreciation may be used by IRET to acquire addition real estate investments.

*
LOANS
IRET seeks to borrow approximately 70% of the cost of real estate purchased. The objective is to purchase real estate at a price which will yield a higher percentage return than the interest rate payable on the mortgage loan. This "leverage" is essential to producing a satisfactory return to the shareholders of IRET. (No assurance can be given that the income actually earned on real estate investments made by IRET will be higher than the interest rate paid on IRET's mortgage loans.) As of January 31, 2001, the ratio of mortgage liabilities to total Trust real estate assets was $343,797,275 of mortgage liabilities to $553,295,519 of net real estate owned or 62%. Thus, as much as $43,509,630 could be borrowed on the existing portfolio before reaching a debt ratio of 70%.  (No assurance can be given that this amount of borrowed funds would be available.)

*
MARKETABLE SECURITIES/CREDIT LINE
IRET maintains an investment in marketable government insured securities ($2,419,184 as of January 31, 2001) which securities are held in brokerage accounts with Smith Barney. The current policy of said broker is to allow IRET to borrow up to 90% of the market value of these securities for short-term needs. Also, IRET may enter into short-term credit line borrowing agreements with banks if the need arises. (As of the date of this Prospectus, IRET has credit lines of $17,500,000.) No assurance can be given that either of these borrowing arrangements would be available to IRET.

SELECTED FINANCIAL DATA - ANNUAL

Year Ended April 30	2000	1999	1998	1997	1996
Consolidated Income Statement Data				(Restated)
Revenue	$55,445,193	$39,927,262	$32,407,545	$23,833,981	$18,659,665
Operating Income	9,867,874	6,401,676	4,691,198	3,499,443	3,617,807
Gain on Sale of Investments	1,754,496	1,947,184	465,499	398,424	994,163
Loss on Impairment of Properties	(1,319,316)	(0)	(0)	(0)	(0)
Minority Interest Portion of Operating Partnership Income	(1,495,209)	(774,725)	(141,788)	(18)	(0)
Net Income	8,807,845	7,604,135	5,014,909	3,897,879	4,611,970
Balance Sheet Data
Total Real Estate Investments	418,216,516	280,311,442	213,211,369	177,891,168	122,377,909
Total Assets	432,978,299	291,493,294	224,718,514	186,993,943	131,355,638
Shareholders' Equity	109,920,591	85,783,294	68,152,626	59,997,619	50,711,920
Consolidated Per Share Data
Net Income	$. 42	$ .44	$ .32	$ .28	$ .38
Gain on Sale of Investments	.07	.11	.03	.03	.08
Dividends	.51	.47	.42	.39	.37
Tax Status of Dividend Capital Gain	.72%	6.3%	2.9%	21.0%	1.6%
Ordinary Income	86.76%	76.0%	97.1%	79.0%	98.4%
Return on Capital	12.52%	17.7%	0.0%	0.0%	0.0%

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITIONS
AND RESULTS OF OPERATIONS

GENERAL
IRET has operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its formation in 1970 and is in the business of owning income-producing real estate investments.

On February 1, 1997, IRET restructured itself as an Umbrella Partnership Real Estate Investment Trust (UPREIT). IRET, through its wholly owned subsidiary, IRET, Inc., is the general partner of IRET Properties, a North Dakota limited partnership (the "Operating Partnership"). All business operations for IRET are conducted through the Operating Partnership.   On July 1, 2000, IRET became "self-advised" as a result of the acquisition of the advisory business and assets of Odell-Wentz & Associates, L.L.C.  IRET Properties issued 255,000 of its Limited Partnership units with an agreed value of $8.17 each to Odell-Wentz & Associates, L.L.C. in exchange for those assets.  The valuation was determined by independent appraisal of the business and assets.  All employees of the Advisory Company became employees of IRET Properties on July 1, 2000.

No other material change in IRET's business is contemplated at this time.

This discussion and analysis should be read in conjunction with the attached audited financial statements prepared by Brady Martz & Associates, certified public accountants, who have served as the auditor for IRET since its inception.

Certain matters included in this discussion are forward-looking statements within the meaning of federal securities laws.  Although IRET believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that the expectations expressed will actually be achieved. Many factors may cause actual results to differ materially from IRET's current expectations, including general economic conditions, local real estate conditions, the general level of interest rates and the availability of financing, timely completion and lease up of properties under construction, and various other economic risks inherent in the business of owning and operating investment real estate.

RESULTS FROM OPERATIONS
Fiscal Year 2000 Compared to Fiscal Years 1999 and 1998

OVERVIEW
On April 30, 2000, IRET celebrated its 30th anniversary as a Real Estate Investment Trust. In the opinion of management, this 30th year was IRET's best year ever.

The following is a summary of the major events and results of IRET's Fiscal Year 2000 which will be commented on in more detail in the balance of this discussion.

FUNDS FROM OPERATIONS
Funds from operations increased to $16,832,777 from $11,623,825 an increase of $5,208,952 (45%). On a per share basis, FFO increased from .68¢ per share to .80¢ per share, an increase of 18% (.04¢ of this increase resulted from the straight-line rent recorded which increased rental income by $831,364 representing rents to be collected in future years on long-term commercial leases.)

NET INCOME
Net income increased to $8,807,845 from $7,604,135 even after a $1,319,316 provision for an impairment of value allowance on two real estate properties - America's Best furniture store - Boise, Idaho and the First Avenue Building - Minot, North Dakota.

REVENUES
Revenues increased to $55,445,193 from $39,927,262, an increase of $15,517,931 or 39%.

REAL ESTATE OWNED
Real estate owned increased to $449,919,890 from $295,825,839, an increase of $154,094,051 or 52%. This increase is after establishment of a loss reserve of $1,319,316 reflecting a write-down on the Boise furniture store and the First Avenue Building in Minot. Both properties are producing rental income below that necessary to justify their carrying values. Accordingly, a loss reserve has been established for this impairment of value.

SHAREHOLDER EQUITY
Shareholder equity increased to $109,920,591 from $85,783,294, an increase of $24,137,297 or 28%.  In addition, $20,647,039 of equity capital was contributed to the Operating Partnership in UPREIT transactions for a total increase in equity capital of $44,784,336.

DIVIDENDS
Dividends increased to 50.8 cents per share from 46.75 cents, an increase of 4.05 cents (8.7%).

"SELF-ADVISED" STATUS
On July 1, 2000, IRET became "self-advised" when the Advisory business assets of Odell-Wentz and Associates, L.L.C. were acquired by IRET's Operating Partnership.

FUNDS FROM OPERATIONS
Funds from operations of the Operating Partnership (taxable income increased by non-cash deductions of real estate asset depreciation and amortization, and reduced by capital gain income and other extraordinary income items) for Fiscal 2000 increased to $16,832,777 ($.805 per share) from the Fiscal 1999 amount of $11,623,825 ($.6753 per share), compared to $9,447,425 ($.6042 per share) for Fiscal 1998.  The Fiscal 2000 computation of FFO includes $831,364 ($.0398 per share) of "straight-line rent." Due to an accounting pronouncement which impacts many of our new long-term commercial leases, we are required to recognize as income rents from commercial leases that will not be received until future years.  IRET has several commercial properties with leases that provide for periodic rent increases. This pronouncement requires that we calculate the total rents that will be received under each lease and report as income a pro-rata amount each year.  Thus, we will report more rent than actually received in the early years of the lease and less rent in the later years.  We will report each year the amount of the total difference between the cash actually received in that year and the "straight-line amount" that must be used in our financial reports.  The remainder of these increases in funds from operations resulted primarily from increased revenues from existing and newly acquired rental properties as detailed below.

NET INCOME
The Operating Partnership's income for Fiscal Year 2000 increased to $8,807,845 from $7,604,135 earned in Fiscal 1999 and $5,014,909 earned in Fiscal 1998. Again, the Fiscal 2000 figure includes the extra $831,364 of "straight-line rent" explained above and also includes a deduction of $1,319,316 for an impairment loss reserve established for the Boise, Idaho furniture store and the First Avenue Building in Minot, North Dakota. On a per share basis, net income was $.42 per share in Fiscal 2000 compared to $.44 in Fiscal 1999 and $.32 in Fiscal 1998.

These increases in net income resulted primarily from increased rental income, with the exact changes in revenues and expenses detailed below.

REVENUES
Total revenues of the Operating Partnership for Fiscal 2000 were $55,445,193, compared to $39,927,262 in Fiscal 1999 (an increase of 38%) and $32,407,545 in Fiscal 1998. The increase in revenues received during Fiscal 2000 in excess of the prior year revenues was $15,517,931. This increase resulted from:

Rent from 27 properties acquired/completed in Fiscal 2000	$ 10,206,154
Rent from 12 properties acquired in Fiscal 1999 in excess of that received in 1999	4,419,227
An increase in rental income on existing properties	579,151
A decrease in rent on the Boise, Idaho Furniture Store (bankruptcy of tenant)	-38,622
A decrease in rent - properties sold during 1999	-524,680
An increase in interest income	45,337
An increase in rent (straight-line calculations)	831,364
$ 15,517,931

The increase in revenues received during Fiscal 1999 in excess of that received during Fiscal 1998 was $7,519,717.  This increase resulted from:

Rent from 12 properties acquired in Fiscal 1999	$ 3,182,170
Rent from 7 properties acquired in Fiscal 1998 in excess of that received in Fiscal 1998	3,245,774
An increase in rental income on existing properties	1,081,995
An increase in interest income	429,016
A decrease in rent on the Boise, Idaho Furniture Store (bankruptcy of tenant)	-30,877
A decrease in rent - properties sold during 1999	-388,091
$ 7,519,717

As shown by the above analysis, the Fiscal 2000 and 1999 increases in revenues resulted primarily from the addition of new real estate properties to the operating partnership's portfolio. Rents received on properties owned at the beginning of Fiscal 1999 increased by $1,081,995 in Fiscal 1999 and another $579,151 in Fiscal 2000. Thus, the new properties acquired during Fiscal Years 1999 and 2000 generated most of the new revenues during the past two years.

CAPITAL GAINS
The Operating Partnership realized capital gain income for Fiscal 2000 of $1,754,496. This compares to $1,947,184 of capital gain income recognized in Fiscal 1999 and the $465,499 recognized in Fiscal 1998. IRET will continue to seek to market several of its older and smaller apartment and commercial properties.

NET INCOME
The $1,203,710 increase in net taxable income for Fiscal 2000 over the net income earned in the prior fiscal year resulted from:

An decrease in gain from sale of investments	$ -192,688
An increase in net rental income
(rents, less utilities, maintenance, taxes, insurance and management)	11,432,978
An increase in interest income	45,337
An increase in interest expense	-4,912,189
An increase in depreciation expense	-2,493,238
An increase in operating expenses and advisory trustee services	-545,270
An increase in amortization expense	-61,420
An increase in minority interest of operating partnership income	-750,484
An increase in loss on impairment of properties	-1,319,316
$ 1,203,710

The $2,589,226 increase in net taxable income for Fiscal 1999 over the net income earned in the prior fiscal year resulted from:

An increase in gain from sale of investments	$ 1,481,685
An increase in net rental income
(rents, less utilities, maintenance, taxes, insurance and management)	4,357,772
A decrease in interest income	429,016
An increase in interest expense	-1,622,877
An increase in depreciation expense	-1,174,967
An increase in operating expenses and advisory trustee services	-229,897
An increase in amortization expense	-48,569
An increase in minority interest of operating partnership income	-602,937
$ 2,589,226

RESULTS FROM STABILIZED PROPERTIES
IRET defines fully stabilized properties as those both owned at the beginning of the prior fiscal year and having completed the rent-up phase (90% occupancy). "Same store" results of these properties for Fiscal 2000 and 1999 were as follows:

	Fiscal 2000	Fiscal 1999	% Increase
Scheduled Rent	$35,258,759	$34,583,936	1.95%
Actual Collected Rent	34,601,729	34,076,215	1.54%
Utilities & Maintenance	5,901,031	5,798,120	1.77%
Management	2,976,991	2,893,392	2.89%
Taxes & Insurance	3,537,693	3,567,326.83%
Total Operating Expense	$12,415,715	$12,258,838	1.27%
"Same Store" Net Operating Income	$22,186,014	$21,817,377	1.68%

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PROPERTY ACQUISITIONS

The Operating Partnership added $155,284,745 of real estate investments to its portfolio during Fiscal 2000, compared to $62,455,508 added in the prior year, as detailed below:

Fiscal 2000 Property Acquisitions

COMMERCIAL
Maplewood Square	Retail	Rochester, MN	$ 11,800,000
Great Plains	Computer Software Mfg.	Fargo, ND	15,000,000
Edgewood Vista	Assisted Living	Grand Island, NE	446,000
Edgewood Vista	Assisted Living	Columbus, NE	446,000
Edgewood Vista	Assisted Living	Belgrade, MT	446,000
Corner C-Store	Convenience Store	East Grand Forks, MN	1,385,000
Flying Cloud Drive	Office Building	Eden Prairie, MN	4,900,000
Lexington Commerce Center	Office Warehouse	Eagan, MN	4,800,000
Northgate II	Office Warehouse	Maple Grove, MN	2,300,000
Southeast Tech Center	Office Warehouse	Eagan, MN	6,050,000
MedPark Mall	Retail	Grand Forks, ND	5,300,000
Edgewood Vista	Assisted Living	Hermantown, MN	4,800,000
			$ 57,673,000
APARTMENTS	UNITS
Rimrock West	78	Billings, MT	$3,750,000
Valley Park Manor	168	Grand Forks, ND	4,400,000
The Meadows I***	27	Jamestown, ND	247,700
Thomasbrook	264	Lincoln, NE	9,188,470
Pebble Creek	18	Bismarck, ND	720,000
Country Meadows II***	67	Billings, MT	3,010,325
Crown Colony	220	Topeka, KS	10,500,000
Sherwood	300	Topeka, KS	15,750,000
Sunset Trail**	n/a	Rochester, MN	1,500,000
Legacy IV	67	Grand Forks, ND	4,301,250
Dakota Hill	504	Irving, TX	36,500,000
The Meadows II	27	Jamestown, ND	1,845,000
Lancaster Place	84	St. Cloud, MN	3,200,000
The Meadows III**	n/a	Jamestown, ND	68,000
Cottonwood Lake III**	n/a	Bismarck, ND	2,631,000
			$ 97,611,745
TOTAL			$155,284,745

**Property not placed in service at April 30, 2000. Additional costs are still to be incurred.
***Represents costs to complete a project started in year ending April 30, 1999.

 Fiscal 1999 Property Acquisitions

COMMERCIAL
Edgewood Vista	Assisted Living	Sioux Falls, SD	$ 965,000
Edgewood Vista	Assisted Living	Billings, MT	965,000
Corner Express	Convenience Store	Minot, ND	1,190,432
Viromed	Office/Laboratory	Eden Prairie, MN	4,826,310
Ameritrade Holdings	Office	Omaha, NE	8,283,977
			$ 16,230,719
APARTMENTS	UNITS
Heritage Manor	182	Rochester, MN	$ 7,371,208
Westwood Park	64	Bismarck, ND	2,025,455
Country Meadows II**	67	Billings, MT	1,321,962
Clearwater	60	Boise, ID	3,786,463
Legacy III***	67	Grand Forks, ND	2,260,345
Van Mall	100	Vancouver, WA	6,021,312
The Meadows by IRET**	27	Jamestown, ND	1,502,301
Castle Rock	165	Billings, MT	5,614,223
Cottonwood II	67	Bismarck, ND	4,645,444
Ivy Club	204	Vancouver, WA	11,676,076
	1,003		$ 46,244,789
TOTAL			$ 62,455,508

  **Property not placed in service at April 30, 1998. Additional costs are still to be incurred.
***Represents costs to complete a project started in year ending April 30, 1997.

PROPERTY DISPOSITIONS
Real estate assets sold by the Operating Partnership during Fiscal 2000 and 1999 were as follows:

Property Sold	Sales Price	Book Value & Sales Costs	Gain

Fiscal 2000
Superpumper - Grand Forks, ND	$ 485,000	$ 398,521	$ 86,479
Superpumper - Crookston, MN	428,000	338,097	89,903
Superpumper - Langdon, ND	239,000	174,648	64,352
Superpumper - Sydney, MT	120,000	102,839	17,161
Mandan Apartments - Mandan, ND	325,000	249,388	75,612
Sweetwater Apartments - Devils Lake, ND	480,000	144,697	335,303
Hutchinson Technology - Hutchinson, MN	5,200,000	4,090,997	1,109,003
Jenner 18-Plex - Devils Lake, ND	340,000	354,009	-14,009
Virginia Apartments - Minot, ND	165,000	175,308	-10,308
Installment Sales			1,000
Total Fiscal 2000 Gain			$ 1,754,496
Property Sold	Sales Price	Book Value & Sales Costs	Gain

Fiscal 1999
Fairfield Apartments - Marshall, MN	$ 466,000	$ 385,878	$ 80,122
Superpumper - Emerado, ND	297,000	138,854	158,146
Bison Apartments - Jamestown, ND	1,760,000	418,101	1,341,899
Park Place Apartments - Waseca, MN	960,000	593,983	366,017
Installment Sales			1,000
Total Fiscal 1999 Gain			$ 1,947,184

DIVIDENDS

The following dividends were paid during Fiscal Years 2000, 1999 and 1998:

Date	2000	1999	1998

July 1,	$ .124	$ .1100	$. 10125
October 1,	.126	.1150	.10300
January 15, (16th)	.128	.1200	.10500
April 1, 2000	.130	.1225	.10700
	$ .508	$ .4675	$ .41625

The Fiscal 2000 dividends increased 8.7% over the dividends paid during Fiscal Year 1999 and 22% over Fiscal 1998.

FUNDS FROM OPERATIONS
The funds derived during Fiscal 2000 by the Trust from its operations increased by 45% over the prior year and by 80% from the Fiscal 1998 level, ($16,832,777 in Fiscal 2000, $11,623,825 in Fiscal 1999, and $9,341,317 in 1998). The Fiscal 2000 FFO results include $831,364 of additional non-cash income due to the "straight-line rent" requirement which impacts rent recognition on long-term commercial leases. On a per share basis, Funds From Operations increased to $.8053 per share from $.6753 in Fiscal 1999 (an increase of 19%) and $.6042 generated in Fiscal 1998.  (IRET uses the  definition of "Funds From Operations" recommended by the National Association of Real Estate Investment Trusts to mean "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis." It is emphasized that funds from operations as so calculated and presented does not represent cash flows from operations as defined under generally accepted accounting principles and should not be considered as an alternative to net income as an indication of operating performance or to cash flows as a measure of liquidity or ability to fund all cash needs.) (See the Consolidated Statements of Cash Flows in the Consolidated Financial Statements attached hereto.)

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The following is a comparison of dividends paid during the past five fiscal years to Funds From Operations (as defined above):

ITEM	Fiscal 2000	Fiscal 1999	Fiscal 1998	Fiscal 1997	Fiscal 1996

Net Income (GAAP)	$ 8,807,845	$ 7,604,135	$ 5,014,909	$ 3,897,849	$ 4,611,970
Adjustments
Impairment reserve	1,319,316	0	0	0	0
Gain from property sales	-1,754,496	-1,947,184	-465,499	-398,424	-994,163
Operating income	8,372,665	$5,656,951	$4,549,410	$3,499,425	$3,617,807
Plus depreciation	8,460,112	5,966,874	4,791,907	3,584,591	2,261,724
Funds from operations	*16,832,777	11,623,825	9,341,317	7,084,016	5,893,531
Dividends paid	10,645,963	8,193,538	6,518,627	5,508,689	4,439,034
	$6,186,814	$3,430,287	$2,822,690	$1,575,327	$1,440,497

*Includes $837,364 of "straight-line rent" - see above explanation.

Management expects that the Funds From Operations (as defined above) will continue to improve during Fiscal 2001 and will continue to substantially exceed dividends paid in the coming year.

LIQUIDITY AND CAPITAL RESOURCES
Important investment and financing events in Fiscal 2000 were:

*	The net proceeds from sale of Shares of Beneficial Interest under "best efforts" offerings were $24,137,297;
*	An additional $20,647,039 of equity capital was contributed to the Operating Partnership in UPREIT transactions for a total increase of equity capital of $44,784,336;
*
Mortgage loans increased substantially due to the acquisition of new investment properties to $265,056,767 on 04/30/00, from $175,071,069 on 04/30/99 - the weighted interest rate on these loans increased to 7.59% from 7.12% at the end of Fiscal 1999. At 4/30/99, the weighted interest rate on the $175,071,069 of mortgage indebtedness owed by IRET was 7.12%;

*	$155,284,745 of new real estate investments were made by the Operating Partnership.

IRET's financial condition at the end of Fiscal 2000 continued at a strong level.

*
IRET's shareholder equity increased to $109,920,591 from $85,783,297 on April 30, 1999, a gain of $24,137,297 (28%). Equity capital on April 30, 1998 was $68,152,626. These increases resulted from the sale of Shares of Beneficial Interest and the reinvestment of dividends in new shares.

*	Liabilities of the Operating Partnership increased to $287,940,038 from $191,229,475 as of April 30, 1999. IRET's liabilities on April 30, 1998, were $140,276,615.
*	Total assets of the Operating Partnership increased to $432,978,299 from $291,493,311 as of April 30, 1999. Total assets on April 30, 1998, were $224,718,514.

*	Cash and marketable securities were $6,623,495 on April 30, 2000, compared to the year earlier figure of $7,412,236 on April 30, 1999, and $6,389,446 on April 30, 1998.
*
In addition to its cash and marketable securities, IRET Properties has unsecured line of credit agreements with First International Bank & Trust, Bremer Bank and First Western Bank & Trust, all of Minot, North Dakota, totaling $17,500,000. On April 30, 2000, $6,452,420 was in use. Credit lines in Fiscal 1999 totaling $11,500,000 were not in use at the end of 1999.

IMPACT OF INFLATION
The costs of utilities and other rental expenses continue to increase, but in most areas, IRET has been able to increase rental income sufficiently to cover inflationary increases in rental expense. Increases in rental income are not precluded by long-term lease obligations except for a few commercial properties subject to long-term net lease agreements. Thus, as market conditions allow, rents will be increased to cover inflationary expenses and to provide a better return to IRET.

ECONOMIC CONDITIONS
Fiscal 2000 saw continued stable economic conditions in the states in which IRET operates. Occupancy rates for residential properties decreased slightly from the year earlier level. The current economic outlook for much of IRET's trade area indicates a continuation of our current rental experiences. Of IRET's $265,056,767 of mortgage debt in place at 04/30/00, only $22,711,952 is variable rate debt on which the interest rates may be adjusted upward. None of the mortgages come due in Fiscal 2001 and only $9,072,618 will come due in Fiscal 2002. Thus, most of IRET's mortgage debt has fixed interest rates for the next two years.

YEAR 2000 COSTS
IRET experienced no costs or problems associated with the Year 2000 issue for computer hardware and software. As of 04/30/00, IRET itself did not own or operate computer systems and had no direct costs to update such systems. IRET was not impacted by computer costs or failures of its third-party vendors.

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FINANCIAL RESULTS FOR NINE MONTH PERIOD
ENDED JANUARY 31, 2001

RESULTS FROM OPERATIONS
IRET experienced strong financial results for its third quarter of Fiscal 2001, which ended on January 31, 2001. Continuing the experience of the first two quarters, revenues, operating income, and funds from operations reached new highs on good results from newly acquired and existing properties. Highlights include:

*	An increase in revenues of 35% for the third quarter and 44% for the first nine months of Fiscal 2001 as compared to the prior year.
*	An increase in Funds From Operations of the Operating Partnership of 26% for the third quarter and 32% for the nine-month period over the prior year.
*	Natural gas and snow removal costs for many of our apartment communities were substantially higher than last year, but the overall portfolio still provided an increased return over the prior year.
*	The addition of $44,989,063 of new real estate investments to our portfolio in the Third Quarter bringing the nine month acquisition total to $100,975,512.

REVENUES
Revenues for the third quarter were $19,004,737, compared to $14,054,660 received in the comparable period of Fiscal Year 2000, an increase of 35%. For the first nine months of the current fiscal year, revenues reached $54,840,641 compared to the year-earlier figure of $38,157,270, an increase of 44%.

NET OPERATING INCOME
Operating income before depreciation for the third quarter increased to $5,823,417 from the year-earlier figure of $4,622,120, an increase of 26%. For the first nine months of Fiscal 2001, operating income before depreciation was $16,714,844 versus $12,632,884, an increase of 32%.

NET INCOME
Net income (after depreciation, but before capital gain income) for the third quarter was $2,719,679, compared to $2,390,868 in the prior year - an increase of 14%. For the first nine months of the current year, net income was $7,912,760 compared to the year earlier figure of $6,671,076, a 19% increase. This year's third quarter results were affected by higher natural gas and snow removal costs.

CAPITAL GAINS
IRET has not made any significant sales of properties during the first three quarters of the current fiscal year with only $25,124 of capital gains income this year, compared with $1,777,814 of capital gains recorded to this point in the prior fiscal year. Two apartment communities (one in Bismarck and one in Fargo) are under sales contract and are expected to close either in the fourth quarter or in the first quarter of Fiscal 2002.

FUNDS FROM OPERATIONS
Funds From Operations of the Operating Partnership (net income computed for generally accepted accounting practices, less capital gain and extraordinary items, plus real estate depreciation) increased to $5,823,417 from the year-earlier figure of $4,622,120, an increase of 26%. For the nine-month period, Funds From Operations of the Operating Partnership reached $16,714,844, compared to $12,632,884, an increase of 32%. Of these increases in FFO, $251,252 of the third quarter increase and $881,713 of the nine-month increase was due to the "straight-line rent" accounting rule which requires us to record as income future revenues ("straight-line rent") from long term commercial property leases with periodic rent increases. Funds From Operations is the generally accepted measure of performance for real estate investment trusts.

PROPERTY ACQUISITIONS
The following properties were acquired by IRET during the third quarter of Fiscal 2001 and are producing income:

		COST
*	Dewey Hill Business Center - 73,338 sq. ft. Office/Showroom - Edina, MN	$ 4,472,895
*	3 Edgewood Vista Care Facilities in Hastings, Fremont & Omaha, NE	1,700,062
*	Addition to Edgewood Vista Assisted Living Center - Duluth, MN	2,200,000
*	134-unit Ridge Oaks apartment community - Sioux City, IA	4,195,036
*	60.31% Partnership interest in Southdale Medical Center - Edina, MN	32,421,070
	TOTAL	$ 44,989,063

PENDING ACQUISITIONS
The following properties are under construction or under purchase contract:

		COST
*	Stone Container Addition - Fargo, ND	$ 2,000,000
*	2 Edgewood Vista Care Facilities in Kalispell, MT & East Grand Forks, MN	991,700
*	73-unit Sunset Trail Phase II Apartment Community - Rochester, MN	6,300,000
*	27-unit Meadows III Apartment Community - Jamestown, ND	1,825,000
*	Six Office Buildings (448,042 sq. ft.) - Minneapolis, MN Suburb Area	33,200,000
*	Cold Spring Center - 77,533 sq. ft. Office Building - St. Cloud, MN	8,250,000
*	Hagen Systems Building - 25,000 sq. ft. Office Building - Eden Prairie, MN	3,000,000
*	Flannery Commercial Portfolio - Minnesota	__6,300,000
	TOTAL	$ 61,866,700

FINANCIAL CONDITION
IRET continues to maintain a strong balance sheet, which will allow the acquisition of additional real estate properties. The relevant balance sheet figures at the end of the third quarter, compared with the beginning of this fiscal year, are:

	01/31/01	04/30/00
Cash On Hand	$ 7,716,140	$ 3,449,264
Real Estate Owned	553,295,579	449,919,890
Notes Payable	7,500,000	6,452,420
Mortgages Payable	343,797,275	265,056,767
Shareholder Equity	114,037,956	109,920,591

INCREASED DIVIDEND
An increased dividend of 14.25 cents per share was paid on April 2, 2001, to shareholders of record at the close of business on March 16, 2001. This was an increase from the 14 cents per share paid as a dividend on January 15, 2001, and was the 120th consecutive quarterly dividend paid by IRET.

GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST

ORGANIZATION OF IRET
Investors Real Estate Trust is a registered real estate investment trust organized and governed under the laws of North Dakota. IRET has qualified as a real estate investment trust under Sections 856-858 of the Internal Revenue Code during all years of its existence.

GOVERNING INSTRUMENTS OF IRET
IRET was organized on July 31, 1970. IRET will continue, unless sooner terminated by a majority vote of the shareholders, until the expiration of 20 years after the death of the last survivor of the seven original trustees. All of the original Trustees are still living, the youngest being 65 years of age. The existence of IRET may be extended indefinitely by action of the Trustees approved by the vote of shareholders holding fifty per cent or more of the outstanding shares. IRET has 9 Trustees.

INDEPENDENT TRUSTEES
IRET adheres to NASAA guidelines requiring a majority of the Board to be composed of independent Trustees. The Glossary at the end of this document defines independent Trustee. Pursuant to NASAA guidelines, IRET considers the following Trustees as independent:

John F. Decker has served as an independent Trustee since August 18, 1998. Mr. Decker is an Investment Advisor and Managing Director with Piper, Jaffray, Inc., and resides in Everett, Washington.

Daniel L. Feist has served as an independent Trustee since 1985. Mr. Feist is a general contractor and President of Feist Construction and Realty Inc. Mr. Feist is a former Director of First Bank - Minot, N.A., and N.D. Holdings, Inc., of Minot, ND. Mr. Feist has over 25 years experience dealing with multi-family and commercial real property.

Steven B. Hoyt has served as an independent Trustee since April, 2001. Mr. Hoyt owns and operates a real estate development, construction and management company located in Minneapolis, Minnesota.

Patrick G. Jones has served as an independent Trustee since 1986. He is the former Manager and Director of the Minot Daily News as well as former President of Central Venture Capital, Inc. Mr. Jones is an active investor. Mr. Jones has over 25 years experience dealing with multi-family and commercial real property.

Jeffrey L. Miller has served as an independent Trustee since 1985. He is the former President of Coca-Cola Bottling Co. of Minot. He is currently President of M & S Concessions, Inc. Mr. Miller is a former Director of First Bank - Minot, N.A. Mr. Miller has over 25 years experience dealing with multi-family and commercial real property.

Stephen L. Stenehjem has served as an independent Trustee since 1999. He is the President and Chief Executive Officer of Watford City BancShares, Inc.; owner of First International Insurance and President and Chairman of First International Bank, Watford City, North Dakota.

IRET considers the following Trustees as not independent:

C. Morris Anderson has served as a Trustee since 1970. He was a partner and founder of Magic City Realty, Ltd., the owner of rental properties now owned by IRET. He is also the President of North Hill Bowl, Inc., a business operating a bowling alley, restaurant and lounge in Minot. Mr. Anderson is a Director of International Inn, Inc., and Norwest Bank - Minot, N.A. Mr. Anderson has over 25 years experience dealing with multi-family and commercial real property.

Timothy P. Mihalick has served as a Trustee since 1999. He is a Vice President and Chief Operating Officer of IRET and its Advisor - Odell-Wentz & Associates, L.L.C.

Thomas A. Wentz, Jr. has served as a Trustee since 1996. He is a Vice President and General Counsel of IRET.  Until December 31, 1999, Mr. Wentz was a partner in IRET's legal counsel, Pringle & Herigstad, P.C. Mr. Wentz is the general partner of WENCO, a North Dakota Limited Partnership, which owns commercial, multi-family and farm real estate. He is also a Director of SRT Communications, Inc.

SHAREHOLDER MEETINGS
The governing provisions of IRET require the holding of annual meetings. It is the policy of the Board of Trustees to hold the annual meeting in Minot, North Dakota, during the month of September. All shareholders shall be given not less than 30 days prior written notice.

Special meetings of the shareholders may be called by the chief executive officer, by a majority of the trustees or by a majority of the Independent Trustees, and shall be called by an officer of IRET upon written request of the shareholders holding in the aggregate of not less than 10% of the outstanding shares of IRET entitled to vote at such meeting.

Upon receipt of a written request, either in person or by mail, stating the purpose or purposes of the meeting, IRET shall provide all shareholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after the distribution of such notice, at a time and place specified in the request, or if none if specified, at a time and place convenient to shareholders. The holders of a majority of shares in IRET, present in person or by proxy, shall constitute a quorum at any meeting.

STRUCTURE OF IRET

IRET carries on its activities directly and through subsidiaries and an Operating Partnership. IRET Properties, a North Dakota Limited Partnership, was organized on January 31, 1997, and, since February 1, 1997, is the principle entity through which IRET operates. All assets (except for Qualified REIT Subsidiaries) and liabilities of IRET have been contributed to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership. IRET, INC., a North Dakota corporation, and a wholly owned subsidiary of IRET acts as the general partner of the Operating Partnership. As the sole shareholder of IRET, INC., which in turn is the sole general partner of the Operating Partnership, IRET has the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership, subject to certain limitations contained in the Operating Partnership Agreement. See "Operating Partnership Agreement."

IRET's interest in the Operating Partnership will entitle it to receive all quarterly or yearly cash distributions from the Operating Partnership and to be allocated its pro-rata share of the profits and losses of the Operating Partnership. IRET owned approximately 79% of the Operating Partnership as of March 31, 2001. It is expected that the Operating Partnership will merge with other partnerships or acquire real estate from other persons in exchange for limited partnership units.

When certain properties were acquired by IRET, the lender financing the properties required, as a condition of the loan, that the properties be owned by a "single asset entity." Accordingly, IRET has organized two wholly owned subsidiary corporations and IRET Properties has organized several limited partnerships for the purpose of holding title to these investment properties in order to comply with the conditions of the lender. All financial statements of these subsidiaries are consolidated into the financial statements of IRET.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The following information is a statement of IRET's policy as it pertains to the described activities.

TO ISSUE SENIOR SECURITIES
IRET has issued and outstanding Investment Certificates which are senior to the shares of Beneficial Interest being offered under this Prospectus. The Investment Certificates are issued for a definite term and annual interest rate (currently 6 1/2% for 6 months; 7% for 1 year; 7 1/2% for 3 years and 8% for 5 years). In the event of dissolution of IRET, the Investment Certificates would be paid in preference to the shares of Beneficial Interest. As of April 30, 2001, the Investment Certificates outstanding totaled $11,876,417.  The Trust does not plan on issuing other senior securities in the future.

TO BORROW MONEY
IRET plans to continue to borrow money. IRET relies on borrowed funds in pursuing its investment objectives and goals. The policy concerning borrowed funds is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders. IRET intends to continue borrowing funds in the future. Over the past three fiscal years, IRET has borrowed funds as follows:

	Fiscal 2000	Fiscal 1999	Fiscal 1998

Cost of Property Acquired	$154,094,051	$62,455,508	$39,014,223
Net Increase in Mortgages Payable	$ 89,985,698	$41,011,095	$18,325,028
Percent of Acquisition Price Representedby Net Increase in Mortgages Payable	58%	66%	47%

TO MAKE LOANS TO OTHER PERSONS
As part of IRET's business plan, Trust funds have been loaned to third parties. The loans are in the form of mortgages secured by real estate. The decision to make loans is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders.

IRET has no present plans to make additional loans of Trust funds, but may do so in the future.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

IRET had the following outstanding mortgage loans at the end of its most recent Fiscal Year:

MORTGAGE LOANS RECEIVABLE

Location	Real Estate Security	4/30/00 Balance	Rate
PHOENIX, AZ - Higley Heights	Orange Grove	$ 598,843	8%
NORFOLK, NE - Edgewood Vista	Retirement community	477,375	11%
OTHER MORTGAGES
Over $100,000		$ 525,867	7-9%
Less than $100,000		48,199	7-8%
	TOTAL	$1,650,284
Less:
Unearned Discounts		(302)
Allowance for Losses		(120,314)
		$1,529,578

TO INVEST IN THE SECURITIES OF OTHER ISSUERS FOR THE PURPOSE OF EXERCISING CONTROL
Other than the formation of its Operating Partnership - IRET Properties - and its three Qualified REIT Subsidiaries, IRET has not invested in the securities of other issuers for the purpose of exercising control over such issuer and has no plans to do so. The decision to do so is vested solely in the Board of Trustees and may be changed without a vote of the shareholders.

TO UNDERWRITE SECURITIES OF OTHER ISSUERS
IRET has no plans to engage in such an activity.

TO ENGAGE IN THE PURCHASE AND SALE (OR TURNOVER) OF INVESTMENTS
IRET has no plans to engage in such an activity.

TO OFFER SECURITIES IN EXCHANGE FOR PROPERTY
Commencing on February 1, 1997, IRET operates principally through IRET Properties, a North Dakota Limited Partnership, of which IRET is the sole general partner. Such a structure allows IRET to offer Limited Partnership Units in exchange for real estate. IRET currently has plans to offer Limited Partnership Units in exchange for real estate on a continuous and ongoing basis. All exchanges shall be subject to approval by the Board of Trustees on such terms and conditions which are deemed reasonable by the trustees.

TO REPURCHASE OR OTHERWISE RE-ACQUIRE ITS SHARES OR OTHER SECURITIES
As a "real estate investment trust" under federal income tax laws, IRET intends to invest only in real estate assets. IRET is authorized, but not obligated, to repurchase its own shares and has and may do so from time to time if the trustees deem such action to be appropriate. See "Determination of Offering Price."

TO MAKE ANNUAL AND OTHER REPORTS TO SHAREHOLDERS
IRET is required to provide an annual report to shareholders during the month of August. The annual report contains a financial statement certified by an independent public accountant. Provision of the annual report to shareholders may only be changed by a vote of a majority of the shareholders. IRET has a policy of providing quarterly reports to the shareholders during January, April, July and October. The quarterly reports do not contain a financial statement certified by an independent public accountant. The provision of a quarterly report to the shareholders may be changed by a majority of the Board without a vote of the shareholders.

INVESTMENT POLICIES OF REGISTRANT

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE

IRET currently owns real estate located in 11 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

IRET may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except IRET may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

The method of operating IRET's real estate shall be delegated to a management company as it pertains to the day-to-day management. All major operating decisions concerning IRET's operation of its real estate shall be made by the Board.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. IRET will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.

There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for IRET must not exceed 80%. As of April 30, 2000, the ratio of total liabilities ($287,940,038) to total assets ($432,978,299) was 66.5%.

It is not IRET's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of IRET to acquire assets primarily for income. IRET has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate. Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN REAL ESTATE MORTGAGE
While IRET has made mortgage loans in the past, it is the current policy of IRET not to make any further mortgage loans. Any Trust policy as it relates to mortgage loans may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN OTHER SECURITIES
IRET has purchased and now owns United States guaranteed obligations and shares of five other real estate investment trusts. These purchases are made solely for the purpose of holding cash until future real estate investments are identified. No investments in other types of securities are planned. Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES
IRET owns shares in five publicly traded REITs, acquired at a cost of $558,550. No other purchases of such securities are contemplated at this time. Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

DESCRIPTION OF REAL ESTATE

IRET owned the following properties as of April 30, 2000:

COMMERCIAL PROPERTIES

STATE & CITY	PROPERTY TYPE	SQUARE FEET	INVESTMENT	FISCAL 2000 OCCUPANCY

COLORADO
Evergreen
Evergreen-72	Strip mall	40,000	$ 1,409,445	100.00%
Colorado Total		40,000	$ 1,409,445	100.00%
GEORGIA
Lithia Springs
Wedgewood	Retirement Center	29,408	$ 3,971,878	100.00%
Georgia Total		29,408	$ 3,971,878	100.00%
IDAHO
Boise
America's Best	Furniture Store	139,198	$ 4,788,094	100.00%
Idaho Total		139,198	$ 4,788,094	100.00%
MICHIGAN
Kentwood
Comp USA	Retail	16,000	$ 2,113,574	100.00%
Michigan Total		16,000	$ 2,113,574	100.00%
MINNESOTA
Duluth (Hermantown)
Edgewood Vista	Assisted Living	10,400	$ 4,212,400	100.00%
Eagan
Lexington Commerce	Office Building	89,840	5,489,322	100.00%
S.E. Tech Center	Office Building	58,300	6,111,371	100.00%
East Grand Forks
Corner Express	Convenience Store	14,490	1,385,315	100.00%
Edgewood Vista	Assisted Living	10,778	899,821	100.00%
Eden Prairie
Flying Cloud Drive	Office Building	61,217	4,921,181	100.00%
Lindberg Building	Office / Warehouse	40,941	1,608,535	100.00%
ViroMed	Office Building	48,700	4,863,634	100.00%
STATE & CITY	PROPERTY TYPE	SQUARE FEET	INVESTMENT	FISCAL 2000 OCCUPANCY
Maple Grove
Northgate II	Office Building	25,999	2,340,064	100.00%
Moorhead
Pioneer Seed Co.	Office/Warehouse	75,900	653,876	100.00%
Rochester
Maplewood Square	Strip Mall	118,397	11,898,946	97.96%
Minnesota Total		554,962	$ 44,384,465	99.34%
MONTANA
Belgrade
Edgewood Vista	Assisted Living	5,200	$ 448,896	100.00%
Billings
Creekside Office Park	Office Building	37,318	1,739,142	72.18%
Edgewood Vista	Assisted Living	11,971	980,218	100.00%
Missoula
Edgewood Vista	Assisted Living	10,314	962,428	100.00%
Montana Total		64,803	$ 4,130,684	82.34%
NEBRASKA
Columbus
Edgewood Vista	Assisted Living	5,200	$ 448,780	100.00%
Grand Island
Edgewood Vista	Assisted Living	5,200	448,780	100.00%
Omaha
Ameritrade	Office Building	73,774	8,306,535	100.00%
Barnes & Noble	Retail Bookstore	27,500	3,699,197	100.00%
Under Construction
Hastings, Omaha, Freemont Edgewood Vista	Assisted Living	15,600	209,587	n/a
Nebraska Total		127,274	$ 13,112,879	100.00%
NORTH DAKOTA
Bismarck
Lester Chiropractic	Office Building	5,400	$ 268,917	100.00%
Fargo
Barnes & Noble	Retail	30,000	3,292,012	100.00%
Petco	Retail	18,000	1,278,934	100.00%
Stone Container	Office/Manufacturing	151,850	4,998,485	100.00%
Great Plains Software	Campus Facility	121,600	15,375,154	100.00%
Grand Forks
Carmike Theatre	Retail	28,300	2,545,737	100.00%
MedPark Mall	Retail	45,328	5,492,362	100.00%
Minot
114 South Main Street	Retail	3,500	111,996	100.00%
1st Avenue Building	Office Building	15,900	530,462	50.97%
401 South Main & 408 1st Street SE	Office Building/Parking	11,200	660,214	87.07%
Arrowhead	Retail/Office	80,000	2,912,822	100.00%
Corner Express	Retail	4,674	1,581,260	100.00%
Edgewood Vista	Assisted Living	97,821	6,270,707	100.00%
Minot Plaza	Retail	10,020	509,954	92.50%
North Dakota Total		623,593	$ 45,829,016	97.81%
STATE & CITY	PROPERTY TYPE	SQUARE FEET	INVESTMENT	FISCAL 2000 OCCUPANCY

SOUTH DAKOTA
Sioux Falls
Edgewood Vista	Assisted Living	11,971	$ 974,739	100.00%
South Dakota Total		11,971	$ 974,739	100.00%
TOTAL COMMERCIAL		1,607,209	$120,714,774	97.77%

APARTMENT COMMUNITIES

STATE & CITY	UNITS	INVESTMENT	FISCAL 2000 OCCUPANCY

COLORADO
Colorado Springs
Neighborhood	192	$ 11,291,683	95.18%
Ft. Collins
MiraMont	210	14,315,599	93.92%
Pine Cone	195	13,230,150	95.35%
Colorado Total	597	$ 38,837,432	94.77%
IDAHO
Boise
Clearwater	60	$ 3,833,486	94.32%
Idaho Total	60	$ 3,833,486	94.32%
KANSAS
Topeka
Crown Colony	220	$ 10,643,038	82.65%
Sherwood	300	15,898,882	88.53%
Total Kansas	520	$ 26,541,920	86.10%
MINNESOTA
Moorhead
Terrace on the Green	116	$ 2,123,889	92.45%
Rochester
Woodridge	108	6,723,956	99.94%
Heritage Manor	182	7,598,173	99.43%
Sunset Trail	n/a	3,028,409	n/a
St. Cloud
West Stonehill	313	11,649,087	99.66%
Park Meadows	360	11,400,635	97.67%
Lancaster Place	84	3,188,120	89.28%
Total Minnesota	1,163	$ 45,712,269	98.47%
MONTANA
Billings
Castle Rock	165	$ 5,709,639	85.34%
Country Meadows I	67	4,357,240	94.16%
Rocky Meadows	98	6,715,749	91.41%
Country Meadows II	67	4,332,287	n/a
Rimrock	78	3,867,625	93.02%
Total Montana	475	$ 24,982,540	88.96%
STATE & CITY	UNITS	INVESTMENT	FISCAL 2000 OCCUPANCY

NORTH DAKOTA
Bismarck
Cottonwood Lake	134	$ 12,106,636	85.91%
Crestview	152	4,804,503	89.43%
Garden Grove	92	3,066,138	89.31%
Kirkwood Manor	108	3,621,223	92,21%
North Pointe	49	2,418,464	98.10%
Pebble Creek	18	756,693	99.18%
Westwood Park	64	2,172,163	98.27%
Dickinson
Eastwood	38	445,272	76.44%
Century	120	2,205,494	81.21%
Oak Manor	27	361,033	94.72%
Fargo
Candlelight	44	932,070	98.84%
Park East	122	5,066,651	98.54%
Sunchase	36	1,039,845	98.96%
Grand Forks
Forest Park Estates	270	7,304,715	95.71%
Landmark Estates	121	2,191,033	76.44%
Legacy	183	10,893,125	98.23%
Legacy - Underground	67	6,844,516	n/a
Southwinds	164	5,778,731	95.93%
Valley Park Manor	168	4,520,008	95.90%
Minot
Chateau	64	2,444,200	97.43%
Colton Heights	18	957,199	99.06%
Dakota Arms	18	621,189	99.10%
Magic City	248	5,549,059	96.01%
South Pointe	196	10,310,803	98.22%
Southview	24	724,212	90.68%
Williston
Century	192	3,954,445	66.43%
Other Communities
Beulah Condominiums	26	474,980	57.50%
The Meadows - Jamestown	54	3,718,609	n/a
Bison Properties - Carrington & Cooperstown	35	227,376	76.99%
Lonetree Manor - Harvey	12	227,376	86.43%
Parkway Apartments - Beulah	36	143,980	78.26%
Sweetwater Properties - D.L. & Grafton	114	1,573,838	77.40%
North Dakota Total	3,014	$ 107,836,564	91.68%
NEBRASKA
Lincoln
Thomasbrook	264	$ 9,572,130	94.62%
Nebraska Total	264	$ 9,572,130	94.62%
STATE & CITY	UNITS	INVESTMENT	FISCAL 2000 OCCUPANCY

SOUTH DAKOTA
Rapid City
Pointe West	90	$ 3,997,816	94.37%
Sioux Falls
Oakwood Estates	160	5,548,406	97.35%
Oxbow	120	5,010,541	99.36%
Prairie Winds	48	2,002,844	99.60%
South Dakota Total	418	$ 16,559,607	97.56%
TEXAS
Irving
Dakota Hill at Valley Ranch	504	$ 37,473,258	90.13%
Texas Total	504	$ 37,473,258	90.13%
WASHINGTON
Vancouver
Ivy Club	204	$ 11,737,597	91.35%
Van Mall Woods	100	6,118,313	95.60%
Washington Total	304	$ 17,855,910	92.81%
TOTAL APARTMENT COMMUNITIES	7,319	$ 329,205,117	93.24%

n/a = Property held less than 12 months.

FISCAL YEAR 2000 PROPERTY SALES & ACQUISITIONS

During the first nine months of its Fiscal Year 2000, IRET made the following changes to it's real estate investment portfolio:

PROPERTY SALES

PROPERTY	SALES PRICE	SALES COSTS & DEPRECIATED COSTS	GAIN
94,176 sq. ft. Hutchinson Tech Bldg., Sioux Falls, SD	$5,200,00	$4,090,997	$1,109,003
Sweetwater Apts. (24 units), Devils Lake, ND	480,000	114,696	335,304
18-unit Pleasantville Apts., Mandan, ND	325,000	249,388	75,612
4 Superpumper Convenience Stores	1,272,000	$1,014,105	257,895

TOTAL GAIN			$1,777,814

PROPERTY ACQUISITIONS

COST

78-Unit Rimrock West Apartment complex, Billings, MT	$3,750,000
3 12-Unit Alzheimer Care facilities located in Belgrade, MT, Columbus Island, NE, and Grand Island, NE	1,400,000
168-Unit Valley Manor Apartment Complex, Grand Forks, ND	4,430,767
118,397 sq. ft. Maplewood Square retail center (Best Buy & Rainbow Foods as anchor tenants), Rochester, MN	11,800,000
Great Plains Software Home Office, 121,600 sq. ft. - Fargo, ND	15,365,154
67-unit Country Meadows II Apt. Community - Billings, MT	4,273,942
27-unit apartment Complex (The Meadows by IRET) - Jamestown, ND	1,540,302
264-unit Thomasbrook Apartment Complex - Lincoln, NE	9,484,008
220-unit Crown Colony Apartment Complex - Topeka, KS	10,575,761
300-unit Sherwood Apartment Complex - Topeka, KS	15,834,170
67-unit Apartment Complex - Grand Forks, ND	6,716,963
East Grand Forks Convenience Store - East Grand Forks, MN	1,385,315
74,500 sq. ft. Office Building - Eden Prairie, MN	4,921,181
OPUS Office/Warehouse Properties - Eagan & Plymouth, MN	13,905,839
TOTAL ACQUISITIONS	$105,383,402

TITLE
The title to all of the above properties is in the name of IRET Properties, IRET or a wholly owned subsidiary, in fee simple (in each case, IRET has in its files an attorney's title opinion or a title insurance policy evidencing its title).

INSURANCE
In the opinion of management, all of said properties are adequately covered by casualty and liability insurance.

PLANNED IMPROVEMENTS
There are no plans for material improvements to any of the above properties.

OCCUPANCY AND LEASES
Occupancy rates shown above are for the twelve months ended April 30, 1999. In the case of apartment properties, lease arrangements with individual tenants vary from month-to-month to one year leases, with the normal term being six months. Leases on commercial properties vary from one year to 20 years.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

SHARES AVAILABLE FOR FUTURE SALE

Under its Restated Declaration of Trust, IRET is authorized to issue an unlimited number of its shares of Beneficial Interest.  See "Description of Shares of Beneficial Interest."

The shares of Beneficial Interest issued in connection with this offering and six prior registrations of shares of Beneficial Interest will be freely tradable by persons other than "affiliates" of IRET without restriction under the Securities Act of 1933, as amended, subject to certain limitations on ownership set forth in the Restated Declaration of Trust. See "Description of IRET's Securities Restrictions on Transfer."

Pursuant to the Operating Partnership Agreement, the Limited Partners (other than IRET) will have exchange rights which, beginning one year after the acquisition of such limited partnership units, enabling them to cause the operating partnership to exchange their limited partnership units for cash or, at the option of the General Partner, Trust shares of Beneficial Interest on a one-for-one basis. Shares of Beneficial Interest of IRET, other than those issued under this registration and the prior registrations which were effective July 9, 1996, March 14, 1997, December 15, 1998, June 4, 1999, September 1, 1999, December 14, 1999, and June 13, 2000, respectively, will be "restricted" securities under the meaning of Rule 144 of the Securities Act of 1933 and may not be sold in the absence of registration under the Securities Act of 1933 unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted securities from IRET or any "affiliate"; of IRET, as that term is defined under the Securities Act of 1933, the acquirer or subsequent holder thereof is entitled to sell within any three month period a number of shares that does not exceed the greater of one percent (1%) of the then outstanding shares of Beneficial Interest or the average weekly trading volume of the shares of Beneficial Interest during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about IRET. If three years have elapsed since the date of acquisition of restricted shares from IRET or from any affiliate of IRET and the holder thereof is deemed not to have been an affiliate of IRET at any time during the three months preceding a sale, such holder would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

IRET has agreed under the Operating Partnership Agreement that it will file with the Securities and Exchange Commission a shelf registration on Form S-3 under Rule 415 of the Securities Act or any similar rule adopted by the Commission with respect to any Trust shares of Beneficial Interest that may be issued upon exchange of limited partnership units in the operating partnership, pursuant to Section 8.06 of the Operating Partnership Agreement and to use its best efforts to have such registration statement declared effective under the Securities Act of 1933.

No prediction can be made as to the effect, if any, that future sales of shares of Beneficial Interest, or the availability of such shares for future sale, will have on the market price of the shares of Beneficial Interest prevailing from time to time. Sales of substantial amounts of shares of Beneficial Interest, or the perception that such sales could occur, may adversely affect prevailing market prices of such shares. See "Risk Factors - Liquidity."

OPERATING PARTNERSHIP AGREEMENT

The following summary of the material terms of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT
The Operating Partnership has been organized as a North Dakota limited partnership pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect the Exchange Rights (as defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of capital of the Operating Partnership, requires the consent of Limited Partners (other than the General Partner) holding more than fifty percent (50%) of the Units held by such partners.

TRANSFERABILITY OF INTERESTS
The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to the General Partners contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

The Company may not engage in any transaction resulting in a change of control ("Transaction") unless in connection with the Transaction the Limited Partners receive or have the right to receive cash or other property equal to the product of the number of Shares of Beneficial Interest into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid in the Transaction to the holder of one Share of Beneficial Interest in consideration of one such Share. If, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares of Beneficial Interest, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to redemption and received Shares of Beneficial Interest in exchange for its OP Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

Notwithstanding the foregoing paragraph, IRET may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than Units held by IRET, are contributed to the Operating Partnership as a capital contribution in exchange for Units with a fair market value, as reasonable determined by IRET, equal to the agreed value of the assets so contributed.

In respect of any Transaction described in the preceding two paragraphs, IRET is required to use its commercially reasonable efforts to structure such Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Transaction, provided such efforts are consistent with the exercise of the Board of Trustees' fiduciary duty under applicable law.

CAPITAL CONTRIBUTION
All assets of IRET (except its Qualified REIT Subsidiaries) will be held by the Operating Partnership, including the proceeds of this Offering. Although the Operating Partnership will receive the net proceeds of the Offering, IRET and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the expenses paid or incurred in connection with the Offering. The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner or IRET may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's or IRET's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if IRET (i) has concluded in good faith that such issuance is in the best interest of IRET and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, the General Partner generally is obligated to contribute or cause IRET to contribute the proceeds of a share offering by IRET as additional capital to the Operating Partnership. Upon such contribution, the General Partner or IRET, as applicable, will receive additional Units and the General Partner's or IRET's, as applicable, percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner or IRET. In addition, if the General Partner or IRET contributes additional capital to the Operating Partnership, the General Partner will revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

EXCHANGE RIGHTS
Pursuant to the Operating Partnership Agreement, the Limited Partners (other than IRET) have exchange rights ("Exchange Rights") that enable them to cause the Operating Partnership to exchange their Units for cash, or at the option of the General Partner, Shares of Beneficial Interest on a one-for-one basis. The exchange price will be paid in cash in the event that the issuance of Shares of Beneficial Interest to the exchanging Limited Partner would (i) result in any person owning, directly or indirectly, Shares of Beneficial Interest in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of IRET being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in IRET being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause IRET to own, actually or constructively, 10% or more of the ownership interest in a tenant of IRET's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Shares of Beneficial Interest by such redeeming Limited Partner to be "integrated" with any other distribution of Shares of  Beneficial Interest for purposes of complying with the Securities Act. The Exchange Rights may be exercised by the Limited Partners at any time after the first anniversary of the date of their acquisition, provided that not more than two exchanges may occur during each calendar year and each Limited Partner may not exercise the Exchange Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such Limited Partner. See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership."

The number of Shares of Beneficial Interest issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

REGISTRATION RIGHTS
For a description of certain registration rights held by the Limited Partners, see "Shares Available for Future Sale."

OPERATIONS
The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable IRET to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly  traded partnership" for purposes of Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of IRET and the General Partner (collectively, the "Trust Expenses") and IRET Expenses will be treated as expenses of the Operating Partnership. IRET Expenses generally will  include (i) all expenses relating to the operation and continuity of existence of IRET and the General Partner, (ii) all expenses relating to the public offering and registration of securities by IRET, (iii) all expenses associated with the preparation and filing of any periodic reports by IRET under federal, state or local laws or regulations, (iv) all expenses associated with compliance by IRET and the General Partner with laws, rules and regulations promulgated by any  regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

DISTRIBUTIONS
The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations  (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General  Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If IRET has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS
Income, gain and loss of the Operating Partnership for each fiscal year generally is allocated among the partners in  accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM
The Operating Partnership shall continue until April 30, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Operating Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Operating Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by IRET, if any), or (iv) the election by the General Partner.

FIDUCIARY DUTY
The Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by IRET to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of IRET's shareholders.

TAX MATTERS
Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

TAX TREATMENT OF IRET AND ITS SECURITY HOLDERS

FEDERAL INCOME TAX
Since its organization, IRET has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders.

To be considered a real estate investment trust for purposes of the Federal income tax laws, IRET must continue to meet the following requirements, among others:

(1)
At the end of each fiscal quarter at least 75% of the total assets of IRET must consist of real estate assets (including interests in mortgages on real property and shares in other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-858 of the Internal Revenue Code), cash, cash items including receivables and government securities. As to non-real estate investments, which may not exceed 25% of the total assets of IRET, the securities of any one issuer acquired by IRET may not represent more than 5% of the value of IRET's assets or more than 10% of the outstanding voting securities of such issuer.

(2)
t least 75% of the gross income of IRET for the taxable year must be derived from real property rents, interest on obligations secured by mortgages on real property, abatements and refunds of real estate taxes, gains from the sale or other disposition of real estate interests or mortgages on real property and dividends or other distributions on, and gains from the sale of shares of other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-868 of the Internal Revenue Code. An additional 15% of the gross income of IRET must be derived from the same sources or from dividends, or interest, or gains from the sale or other disposition of stock or securities, or any combination of the foregoing.

(3)
Gross income for the taxable year from sales or other disposition of stock or securities held for less than six months and of real property (or interests in real property) held for less than four years must be less than 30% of gross income. IRET may not hold any property primarily for sale to customers in the ordinary course of its trade or business.

(4)
Beneficial ownership of IRET must be held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. More than 50% of the outstanding capital stock may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.

As a real estate investment trust, IRET will not be taxed on that portion of its taxable income (including capital gains) which is distributed to shareholders, if at least 90% of its real estate investment trust taxable income (taxable income adjusted as provided in Section 857 of the Internal Revenue Code) is distributed. However, to the extent that there is undistributed taxable income or undistributed capital gain, IRET will be taxed as a corporation at corporate income tax rates. IRET will not be entitled to carry back or carry forward any net operating losses.

So long as IRET has met the statutory requirements for taxation as a real estate investment trust, distributions made to IRET's shareholders will be taxed to them as ordinary income or long term capital gain, as the case may be. Distributions will not be eligible for the dividend exclusion for individuals, or for the 85% dividends received deduction for corporations. IRET will notify each shareholder as to what portion of the distributions in the opinion of its counsel constitutes ordinary income or capital gain. The shareholders may not include in their individual income tax returns any operating or extraordinary losses of IRET, whether ordinary or capital losses.

If, in any taxable year, IRET should not qualify as a real estate investment trust, it would be taxed as a corporation and distributions to its shareholders would not be deductible by IRET in computing its taxable income. Such distributions, to the extent made out of IRET's current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividend exclusion, or the 85% dividends received deduction for corporations.

The foregoing, while summarizing some of the more significant provisions of the Internal Revenue Code which govern the tax treatment of IRET, is general in character. For a complete statement, reference should be made to the pertinent Code Sections and the Regulations issued thereunder.

In the opinion of the law firm of Pringle & Herigstad, P.C., counsel for IRET, the contemplated method of operation of IRET complies with the requirements of the Internal Revenue Code for qualification as a real estate investment trust. The Regulations of the Treasury Department require that the trustees have continuing exclusive authority over the management of IRET, the conduct of its affairs and, with certain limitations, the management and disposition of IRET property. It is the intention of the trustees to effect any amendments to the Declaration of Trust that may be necessary in the opinion of counsel for IRET to meet the requirements of any modification or interpretation of the Regulations. Provision for such amendment by the trustees, without the vote or consent of the shareholders, is contained in the Declaration of Trust.

NORTH DAKOTA INCOME TAX
In the opinion of counsel for IRET, since IRET qualifies as a Real Estate Investment Trust for purposes of the Federal income tax laws, it will not be subject to the North Dakota Corporate Income Tax on that portion of its taxable income (including capital gains) which is distributed to shareholders, provided that the 95 percent distribution requirement outlined above is met. To the extent there is undistributed taxable income or undistributed capital gain, IRET will be taxed as a corporation for North Dakota income tax purposes. IRET will not be entitled to carry back or carry forward any net operating losses. Distributions to IRET shareholders of capital gains or taxable income will be subject to the North Dakota income tax.

TAXATION OF IRET'S SHAREHOLDERS
If IRET qualifies as a REIT, and so long as IRET so qualifies, distributions made to IRET's shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed IRET's actual net capital gain dividend for the taxable year, although corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares of stock.

To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. IRET will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

In addition, any dividend declared by IRET in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by IRET and received by the shareholder on December 31 of such year, despite that the dividend is actually paid by IRET during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of IRET.

In general any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from IRET required to be treated by such shareholders as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS
The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling the dividend income from IRET should not, subject to certain exceptions described below, be UBTI to a qualified plan, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided that Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Common Stock should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Common Stock as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt financed property" within the meaning of Section 514 of the Code.

For Tax-Exempt Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in IRET will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in IRET. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

Notwithstanding the above, however, the recently enacted Omnibus Budget Reconciliation Act of 1993 (the "1993 Act
) provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirements, as owned by the beneficiaries of IRET (rather than by IRET itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, OR (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

TAX CONSIDERATIONS FOR FOREIGN INVESTORS
The preceding discussion does not address the federal income tax considerations to foreign investors of an investment in IRET. Foreign investors in the Shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, among other things, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. Furthermore, the backup withholding and information reporting rules are under review by the United States Treasury, and their application to the shares could be changed prospectively or retroactively by future Treasury Regulations.

BACKUP WITHHOLDING
IRET will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide IRET with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, IRET may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to IRET.

STATE AND LOCAL TAXES
IRET or its shareholders may be subject to state or local taxation in the state or local jurisdiction in which IRET's investments or loans are located or in which the shareholders reside.

Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment in the Shares.

OTHER TAX CONSIDERATIONS
In the event IRET enters into any joint venture transactions, special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of IRET and (ii) the status of the joint venture as a partnership (as opposed to a corporation). If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity and if IRET's ownership interest in the joint venture exceeds 10%, IRET would cease to qualify as a REIT. Furthermore, in such a situation even if IRET ownership does not exceed 10%, distributions from the joint venture to IRET would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for IRET to qualify as a REIT for the taxable year in which such distribution was received and the interest in the joint venture held by IRET would not qualify as a "real estate asset" which could make it more difficult for IRET to meet the 75% asset test described above. Finally, in such a situation IRET would not be able to deduct its share of losses generated by the joint venture in computing its taxable income. See "Failure of IRET to Qualify as a Real Estate Investment Trust" above for a discussion of the effect of IRET's failure to meet such tests for a taxable year. IRET will not enter into any joint venture, however, unless it has received from its counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

TAX ASPECTS OF THE OPERATING PARTNERSHIP
The following discussion summarizes certain federal income tax considerations applicable to IRET's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

CLASSIFICATION AS A PARTNERSHIP
IRET will include in its income its distributive share of the Operating Partnership's income and deduct its distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if it (i) has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes and (ii) is not a "publicly traded" partnership. Those four corporate characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "Federal Income Tax."

The U.S. Treasury Department recently issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (I.E., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership, and (b) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. At the date of this Prospectus, the Operating Partnership qualifies for the Private Placement Exclusion. If the Operating Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

IRET has not requested, and does not intend to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes. Instead, Pringle & Herigstad, P.C., is of the opinion that, based on certain factual assumptions and representations, the Operating Partnership does not possess more than two corporate characteristics and will not be treated as a publicly traded partnership and, thus, will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Pringle & Herigstad, P.C., is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason the Operating Partnership was taxable as a corporation, rather than a partnership, for federal income tax purposes, IRET would not be able to qualify as a REIT. See "Federal Income Tax Considerations." In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case IRET might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations - Requirements for Qualification - Distribution Requirements." Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes.

Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

INCOME TAXATION OF THE
OPERATING PARTNERSHIP AND ITS PARTNERS

PARTNERS, NOT PARTNERSHIPS, SUBJECT TO TAX
A partnership is not a taxable entity for federal income tax purposes. Rather, IRET will be required to take into account is allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with the taxable year of IRET, without regard to whether IRET has received or will receive any distribution from the Partnership.

PARTNERSHIP ALLOCATIONS
Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTY
Pursuant to section 704(c) of the Code, income, gain, loss, and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership plans to elect to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in IRET receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership by a Limited Partner in exchange for Units will be specially allocated to such member to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that IRET (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to IRET if such Properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to IRET as a result of such sale. These allocations may cause IRET to recognize taxable income in excess of cash proceeds, which might adversely affect IRET's ability to comply with the REIT distribution requirements, although IRET does not anticipate that this event will occur.

The foregoing principles also will affect the calculation of IRET's earnings and profits for purposes of determining which portion of IRET's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of IRET's distributions being taxed as a dividend than would have occurred had IRET purchased the Properties for cash.

BASIS IN OPERATING PARTNERSHIP INTEREST
IRET's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by IRET, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) IRET's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to IRET, including constructive cash distributions resulting from a reduction in IRET's share of indebtedness of the Operating Partnership.

If the allocation of IRET's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of IRET's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce IRET's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in IRET's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce IRET's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to IRET. Such distributions and constructive distributions normally will be characterized as capital gain, and, if IRET's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period, the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S PROPERTY
Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership on the disposition of the Properties contributed by a partner (including IRET) in exchange for Units will be allocated first to such contributing partner under section 704(c) of the Code to the extent of such contributing partner's "built-in gain" on those Properties for federal income tax purposes. The Limited Partners' "built-in gain" on the Properties sold will equal the excess of the Limited Partners' proportionate share of the book value of those Properties over the Limited Partners' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by the Operating Partnership on the disposition of contributed Properties, and any gain recognized upon the disposition of the Properties acquired by the Operating Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. IRET's Declaration of Trust provides that any decision to sell any real estate asset in which a trustee, or officer of IRET, the Advisor, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the trustees including a majority of the Independent Trustees. See "Policies with Respect to Certain Activities."

IRET's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income form a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon IRET's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations" above. IRET, however, does not presently intend to allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of IRET's or the Operating Partnership's trade or business.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser. The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

A FIDUCIARY MAKING THE DECISION TO INVEST IN THE SHARES OF BENEFICIAL INTEREST ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLAN, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan (an "ERISA Plan") subject to Title I of ERISA should consider carefully whether an investment in the Shares of Beneficial Interest is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Shares is prudent for purposes of ERISA, the appropriate fiduciary of a ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan's portfolio. A fiduciary also should take into account the nature of IRET's business, the management of IRET, the length of IRET's operating history, the fact that certain investment properties may not have been identified yet, and the possibility of the recognition of UBTI.

The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non- ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan or with respect to a Non-ERISA Plan or IRA subject to Code section 4975 is subject to (i) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected.

If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF IRET AND THE OPERATING PARTNERSHIP UNDER ERISA
The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. An ERISA Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

If the assets of IRET are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving IRET's assets, (ii) persons who exercise any authority over IRET's assets, or who provide investment advise to IRET, would (for purposes of fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires Shares, and transactions involving IRET's assets undertaken at their direction or pursuant to their advise might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by IRET that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that IRET might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

Regulations of the Department of Labor (DOL) defining "plan assets" (the "Plan Asset Regulations") generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and are registered under the Exchange Act. The plan Asset Regulations provide that a security is "widely-held"only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. IRET currently has in excess of 3,500 shareholders and is of the opinion that the Shares are now and will be "widely held."

The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable.

The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. IRET believes that the restrictions imposed under the Declaration of Trust on the transfer of IRET's Shares of Beneficial Interest will not result in the failure of the Shares to be "freely transferable." IRET also is not aware of any other facts or circumstances limiting the transferability of the Shares that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and IRET does not intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The Plan Asset Regulations only establish a presumption in favor of a finding of free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

Assuming that the Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Shares, the Shares should be publicly offered securities and the assets of IRET should not be deemed to be "plan assets" of any ERISA Plan, IRA, or Non-ERISA Plan that invests in the Shares.

The Plan Asset Regulations also will apply in determining whether the assets of the Operating Partnership will be deemed to be "plan assets." The partnership interests in the Operating Partnership will not be publicly-offered securities. Nevertheless, if the Shares constitute publicly-offered securities, the indirect investment in the Partnership and the Subsidiary Partnerships by ERISA Plans, IRAs, or Non-ERISA Plans subject to section 4975 of the Code through their ownership of Shares will not cause the assets of the Operating Partnership or the subsidiary Partnerships to be treated as "plan assets" of such shareholders.

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MARKET PRICE OF AND DIVIDENDS ON IRET'S
SHARES OF BENEFICIAL INTEREST

MARKET FOR IRET SHARES OF BENEFICIAL INTEREST
Since October 17, 1997, IRET shares of Beneficial Interest have traded on the NASDAQ Small-Cap market under the symbol "IRETS." The following sets forth high and low closing sale prices for the fiscal periods indicated as well as the total volume and total number of trades during such periods:

Fiscal Quarter Ended	High	Low	Total Volume	Total Trades
*10-31-97	$ 7.125	$6.563	35,154	45
01-31-98	7.313	6.625	339,857	204
04-30-98	7.344	7.031	437,487	196
07-31-98	7.250	7.000	359,835	118
10-31-98	7.500	7.000	489,586	232
01-31-99	7.688	7.000	343,128	249
04-30-99	8.000	7.000	445,900	313
07-31-99	17.875	7.063	1,306,088	754
10-31-99	8.438	7.000	962,576	746
01-31-00	8.375	7.250	620,291	737
04-30-00	8.125	7.125	1,169,063	1,177
07-31-00	8.125	7.375	1,389,410	1,189
10-31-00	8.250	7.594	979,400	1,288
01-31-01	8.500	7.438	1,075,896	1,311
04-30-01	8.980	8.000	619,172	209,695

 *from 10-20-97 - trading day

IRET also offered primary Shares of Beneficial Interest for sale to the public under Best Efforts offerings through various brokers registered with the National Association of Securities Dealers. Primary shares were sold at $7.20 per share from 05/01/97 to 12/31/97, $7.45 from 01/05/98 to 11/20/98, $7.85 from 01/15/98 to 04/30/99, $8.10 from 06/04/99 to 07/20/99, $8.25 from 09/01/99 to 11/19/99, $8.40 from 12/14/99 to 05/01/00 and at $8.60 from 06/13/00 to 04/16/01. IRET also repurchased its shares during this period. Following is a summary, by quarter-year, of the sale of primary shares and repurchase of shares by IRET:

	SHARES	DOLLARS
5-10-97 Beginning Balance	14,940,513	$ 65,073,951
Quarter Ended 7-31-97
- Shares Sold	356,722	$ 2,920,162
- Commissions Paid		(163,102)
- Shares Repurchased	(20,393)	(386,062)
	15,276,842	$ 67,444,949
Quarter Ended 10-31-97
- Shares Sold	630,937	$ 4,422,125
- Commissions Paid		(243,432)
- Shares Repurchased	(101,548)	(807,573)
	15,806,231	$ 70,816,070
Quarter Ended 01-31-98
- Shares Sold	340,640	$ 2,415,531
- Commissions Paid		(99,850)
- Shares Repurchased	(108,903)	(777,871)
	16,037,969	$ 72,353,880
Quarter Ended 04-30-98
- Shares Sold	505,062	$ 3,656,419
- Commissions Paid		195,456)
- Shares Repurchased	(151,618)	(1,106,285)
	16,391,412	$ 74,708,559
Quarter Ended 07-31-98
- Shares Sold	573,081	$ 4,075,505
- Commissions Paid		(148,902)
- Shares Repurchased	(197,124)	(1,389,936)
	16,767,369	$ 77,245,225
Quarter Ended 10-31-98
- Shares Sold	768,922	$ 5,565,703
- Commissions Paid		(290,653)
- Shares Repurchased	(126,336)	(912,133)
	17,409,955	$ 81,608,143
Quarter Ended 01-31-99
- Shares Sold	793,599	$ 5,689,642
- Commissions Paid		(356,872)
- Shares Repurchased	(68,853)	(514,881)
	18,134,701	$ 86,426,032
Quarter Ended 04-30-99
- Shares Sold	994,953	$ 7,620,458
- Commissions Paid		(480,732)
- Shares Repurchased	(62,700)	(469,938)
	19,066,954	$ 93,095,819

	SHARES	DOLLARS
Quarter Ended 07-31-99
- Shares Sold	1,017,084	$ 8,072,142
- Commissions Paid		(466,368)
- Shares Repurchased	(160,347)	(1,232,724)
	19,923,692	$ 99,802,054
Quarter Ended 10-31-99
- Shares Sold	1,216,692	9,794,166
- Commissions Paid		(497,488)
- Shares Repurchased	(226)	(5,673)
	21,239,971	$109,093,059
Quarter Ended 01-31-00
- Shares Sold	851,594	6,889,311
- Commissions Paid		(312,100)
- Shares Repurchased	(629)	(4,887)
	21,990,936	$115,665,383
Quarter Ended 04-30-00
- Shares Sold	461,297	3,887,075
- Commissions Paid		(318,052)
- Shares Repurchased	(164)	(1,234)
	22,452,069	119,233,172
Quarter Ended 07-31-00
- Shares Sold	430,413	3,594,440
- Commissions Paid		(173,257)
- Shares Repurchased	(716)	(5,471)
	22,881,766	122,648,884
Quarter Ended 10-31-00
- Shares Sold	198,862	1,691,558
- Commissions Paid		(99,949)
- Shares Repurchased	(288)	(2,278)
	23,080,329	124,238,215
Quarter Ended 01-31-01
- Shares Sold	299,681	2,568,399
- Commissions Paid		(193,122)
- Shares Repurchased	(39,562)	(306,722)
	23,340,448	126,306,770
Quarter Ended 04-30-01
- Shares Sold	728,118	6,156,137
- Commissions Paid		(312,252)
- Shares Repurchased	(220)	(1,886)
	24,068,346	$132,148,769

As of January 31, 2001, IRET had 4,779 shareholder accounts. No shareholder held 5% or more of the 23,340,448 Shares of Beneficial Interest outstanding on January 31, 2001. IRET has no other classes of stock and there were no warrants, stock options or other contractual arrangements requiring the issuance of its stock.

IRET has paid quarterly dividends since July 1, 1971. Dividends paid during the past three fiscal years and the current fiscal year to date were as follows:

FISCAL YEAR	2001	2000	1999	1998	1997
July 1st		$.124	$ .11	$.10125	$.0925
October 1st		.126	.115	.10300	.0950
January 5th	.14	.128	.12	.10500	.0975
April 1st	.1425	.130	.1225	.10700	.1000
Total		$.508	$.4675	$.41625	$ .385

DIVIDEND AND SHARE PRICE HISTORY
The following is the history of cash dividends declared and paid by IRET and the share price on each dividend payment date from the organization of IRET on July 31, 1970, to the date of this Prospectus:

DATE	DIVIDEND/SHARE	PRICE(1)
06/30/71	$.0125	$1.00
10/30/71	$.015	$1.00
01/01/72	$.015	$1.00
04/01/72	$.015	$1.10
07/01/72	$.016	$1.10
10/01/72	$.016	$1.10
01/01/73	$.016	$1.10
04/01/73	$.0165	$1.30
07/01/73	$.0165	$1.30
10/01/73	$.0165	$1.30
01/01/74	$.0175	$1.30
04/01/74	$.0175	$1.40
07/01/74	$.0175	$1.40
10/01/74	$.0185	$1.40
01/01/75	$.02	$1.40

DATE	DIVIDEND/SHARE	PRICE(1)
04/01/75	$.02	$1.50
07/01/75	$.02	$1.50
10/01/75	$.02	$1.50
01/01/76	$.021	$1.50
04/01/76	$.021	$1.60
07/01/76	$.0225	$1.60
10/01/76	$.0225	$1.70
01/01/77	$.0225	$1.70
04/01/77	$.0225	$1.80
07/01/77	$.025	$1.80
10/01/77	$.025	$1.80
01/01/78	$.025	$1.80
0401/78	$.025	$1.80
07/01/78	$.0275	$1.90
10/01/78	$.0275	$1.90
01/01/79	$.0275	$2.00
04/01/79	$.0275	$2.10
07/01/79	$.0275	$2.00
10/01/79	$.03	$2.00
01/01/80	$.03	$1.70
04/01/80	$.0325	$1.70
07/01/80	$.035	$1.70
10/01/80	$.035	$1.80
01/01/81	$.035	$1.80
04/01/81	$.035	$1.80
07/01/81	$.035 (2)	$1.70
10/01/81	$.035 (2)	$1.70
01/01/82	$.035 (2)	$1.70
04/01/82	$.035 (2)	$1.70
07/01/82	$.0375	$1.70
10/01/82	$.04	$1.70
01/01/83	$.0425	$1.90
04/01/83	$.045	$2.07
07/01/83	$.0475	$2.20
10/01/83	$.05	$2.61
01/01/84	$.0525	$2.66
04/01/84	$.055	$2.75
07/01/84	$.05625	$2.75
10/01/84	$.0575	$2.79
01/01/85	$.05875	$2.84
04/01/85	$.06	$2.88

DATE	DIVIDEND/SHARE	PRICE(1)
07/01/85	$.06125	$2.97
10/01/85	$.0625	$3.11
01/01/86	$.06375	$3.15
04/01/86	$.065	$3.20
07/01/86	$.066	$3.29
10/01/86	$.067	$3.38
01/01/87	$.068	$3.47
04/01/87	$.069	$3.56
07/01/87	$.0695	$3.56
10/01/87	$.07	$3.65
01/01/88	$.07	$3.65
04/01/88	$.071	$3.74
07/01/88	$.075	$3.74
10/01/88	$.071	$3.83
01/01/89	$.072	$3.92
04/01/89	$.0725	$4.01
07/01/89	$.073	$4.10
10/01/89	$.0735	$4.19
01/01/90	$.074	$4.28
04/01/90	$.0745	$4.28
07/01/90	$.075	$4.37
10/01/90	$.0755	$4.50
01/01/91	$.076	$4.50
04/01/91	$.0765	$4.59
07/01/91	$.077	$4.68
10/01/91	$.0775	$4.77
01/01/92	$.078	$4.86
04/10/92	$.0785	$4.95
07/01/92	$.079	$4.95
10/01/92	$.0795	$5.04
01/01/93	$.08	$5.13
04/01/93	$.0805	$5.22
07/01/93	$.081	$5.31
10/01/93	$.0815	$5.31
01/01/94	$.082	$5.40
04/01/94	$.0825	$5.49
07/01/94	$.088	$5.49
10/01/94	$.084	$5.63
01/01/95	$.085	$5.89
04/01/95	$.08625	$5.89
07/01/95	$.0925	$6.03

DATE	DIVIDEND/SHARE	PRICE(1)
10/01/95	$.08875	$6.16
01/01/96	$.09	$6.16
04/01/96	$.09125	$6.30
07/01/96	$.0975	$6.30
10/01/96	$.09	$6.44
01/01/97	$.0975	$6.44
04/01/97	$.10	$6.62
07/01/97	$.10125	$6.62
10/01/97	$.103	$6.62
01/01/98	$.105	$6.85
04/01/98	$.107	$6.85
07/01/98	$.11	$6.85
10/01/98	$.115	$6.85
01/01/99	$.12	$7.25
04/01/99	$.1225	$7.3125
07/01/99	$.124	$7.65
10/01/99	$.126	$7.875
01/14/00	$.128	$8.00
04/01/00	$.13	$8.00
07/01/00	$.1325	$8.095
10/01/00	$.1350	$8.085
01/10/01	$.1400	$8.046
04/02/01	$.1425	$8.158
(1)
The stock prices shown are the prices at which Trust Shares of Beneficial Interest were available for purchase on the date shown by then shareholders under IRET's Dividend Reinvestment Plan (after 1/1/80) or from IRET (prior to 1/1/80).

(2)	In addition to the cash dividend shown, a stock dividend of .0175 share for each share then owned.

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DIVIDEND REINVESTMENT PLAN

IRET will separately register its shares of Beneficial Interest for sale to its shareholders who elect to participate in its Dividend Reinvestment Plan.

Pursuant to its Dividend Reinvestment Plan, IRET may, from time to time, repurchase shares of Beneficial Interest in the open market for purposes of fulfilling its obligations under the Plan or, if sufficient shares are not available on the open market, IRET will issue additional shares of Beneficial Interest.

Each shareholder shall have the option to use cash dividends to purchase additional shares. In order to participate in the Dividend Reinvestment Plan, the shareholder must affirmatively elect to do so by notifying the Transfer Agent and Registrar, Investors Real Estate Trust, 12 South Main, Suite 100, Minot, ND 58701, (701) 837-4738. The shareholder may terminate participation at any time by notifying the Transfer Agent.

The Shares are traded on the NASDAQ Small Cap Market. The price at which the Shares will be purchased will be the aggregate weighted average price of all shares purchased with the total amount of reinvested dividends. Since the agent responsible for purchasing the shares is also able to purchase newly issued shares directly from IRET under this Registration without payment of the full commission, it is unlikely that the price of shares purchased under the Plan will exceed price of newly issued shares offered under a primary offering. If the reinvestment price involves a fraction, it will be expressed in one-eighth of a point, with a rounding out to the next higher one-eighth of a point.

The dividend is taxable to the shareholders whether received in cash or shares.

DESCRIPTION OF IRET'S SECURITIES

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
The shares of beneficial interest of IRET are of one class without par value. There is no limit on the number of shares that may be issued. All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by IRET upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 10% of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

The shares of beneficial interests are transferable in the same manner as are shares of a North Dakota business corporation, subject to certain restrictions. See "Shares Available for Future Sale."

With respect to the election of trustees, the shares have cumulative voting rights which allow each shareholder one vote in person or by written proxy for each share registered in his name for as many persons as there are trustees to be elected.

RESTRICTIONS ON TRANSFER
Section 7 of Article 2 of the Declaration of Trust provides: "To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding Shares may be owned by five or fewer individuals, the Trustees may at any time redeem Shares from any Shareholder at the fair market value thereof (as determined in good faith by the Trustees based on an independent appraisal of Trust assets made within six months of the redemption date). Also, the Trustee may refuse to transfer Shares to any Person who acquisition of additional Shares might, in the opinion of the Trustees, violate the above requirement."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

As of date of this prospectus, no persons, or any Trustee or officer individually was known by IRET to own beneficially more than 5% of the outstanding shares of Beneficial Interest.

Collectively, the Trustees and officers owned 7.3% of such shares on January 31, 2001.

The following tabulation shows the ownership of and compensation paid by IRET to its Trustees, Trustees Emeritus and Officers during its Fiscal Year ended April 30, 2000. IRET has no retirement, bonus or any deferred, direct or indirect compensation plan and no other compensation will accrue, directly or indirectly, to any of the following persons, except as noted below:

NAME	SECURITIES OWNERSHIP (1)	CASH COMPENSATION FOR YEAR ENDED APRIL 30, 2000
TRUSTEES
C. Morris Anderson	175,092	14,696
John F. Decker	30,871	14,160
Daniel L. Feist	729,423	14,160
Steven B. Hoyt	(2)	(2)
Patrick G. Jones	222,862	14,160
Timothy P. Mihalick	17,162	0
Jeffrey L. Miller	173,332	16,004
Stephen L. Stenehjem	15,500	14,160
Thomas A. Wentz, Jr.	178,354	0

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NAME	SECURITIES OWNERSHIP (1)	CASH COMPENSATION FOR YEAR ENDED APRIL 30, 2000
TRUSTEE EMERITUS
John D. Decker	66,605	200
Mike F. Dolan	263,059	6,451
J. Norman Ellison, Jr.	19,638	6,116
OFFICERS
Thomas A. Wentz, Sr., President	264,823	see next section
Timothy P. Mihalick, Senior Vice President	17,162	see next section
Thomas A. Wentz, Jr., Vice President	178,354	see next section
Diane K. Bryantt, Secretary	2,437	see next section

The last shareholder meeting at which trustees were elected was held on August 15, 2000, at which meeting shareholders owning 57% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

(1)
Includes all shares of Beneficial Interest and Limited Partnership Units of IRET Properties exchangeable into Shares of Beneficial Interest owned directly by the person indicated or indirectly owned by such person's spouse, minor children, Individual Retirement Account, corporation, partnership, or in any manner giving power to direct the voting of such securities.

(2)	Mr. Hoyt was appointed to the board effective April 1, 2001.

EXECUTIVE COMPENSATION AND CERTAIN
RELATIONSHIPS AND RELATED TRANSACTIONS

Until July 1, 2000, IRET had no employees and has contracted with Odell-Wentz & Associates, L.L.C., to provide management services for it.  In addition to the advisory fee paid for these management services, IRET also incurs administrative expenses for Trustees' fees, accountants' fees, printing and postage, filing fees and other related expenses incurred in connection with administering IRET assets and its communications with its shareholders and regulatory authorities. During the past five fiscal years, the following is a summary of the administrative expenses of IRET paid to the Advisor, the Trustees and the other administrative expenses:

Fiscal Years Ended April 30	2000	1999	1998	1997	1996
Advisor's and Trustees' Compensation	$1,159,120	$927,063	$745,907	$559,149	$458,019
Advisory Investigation Fee	316,458	195,019	141,465	177,834	117,506
Other Administrative Expenses	633,692	320,479	271,738	158,627	162,588
TOTAL FEES	2,109,270	$1,442,561	$1,159,110	$895,610	$465,952
Fees as Percent of Net Invested Assets of the Trust	.4%	0.5%	0.5%	0.05%	0.60%

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table summarizes the compensation paid to the Company's Chief Executive Officer and the three other highest paid executive officers (the "named executive officers") for the years ended December 31, 2000.

Name and Principal Position	Year (1)	Salary	Bonus($)	Restricted Shares($)	Options/ SARS (#)	All Other Compensation ($)(2)
Thomas A. Wentz, Sr. President and Chief Executive Officer	2000	$66,000	5,500			5,221
Timothy P. Mihalick Senior Vice President and Chief Operating Officer	2000(3)	72,000	6,000			15,687
Thomas A. Wentz, Jr. Vice President and General Counsel	2000	60,000	5,000			13,057
Diane K. Bryantt Chief Financial Officer	2000	28,974	3,125			10,189

(1)	Calendar year 2000 covers a 6 month compensation period of July 1st through December 31st.
(2)
Consists of employee health, dental, disability and contributions to the company 401K plan on behalf of named executive officers.  Additionally, includes compensation of $751 annually for vehicle provided to Mr. Mihalick.

(3)
As a result of the acquisition of the advisory company, IRET assumed a note receivable from Mr. Mihalick in the amount of $101,001.80.  Proceeds of said note were used to purchase IRET shares of beneficial interest.  The note bears interest at New York Prime less 1%.  The note is current and is repayable upon demand.

SELECTION, MANAGEMENT AND CUSTODY
OF TRUST'S INVESTMENTS

MANAGEMENT OF TRUST'S INVESTMENTS

IRET contracts with various local management companies for the sole purpose of leasing, maintaining and monitoring IRET's rental properties. All other management is the responsibility of the Advisor.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

No trustee, officer or advisor of IRET, or any person affiliated with any such persons, shall sell any property or assets to IRET or purchase any property or assets from IRET, directly or indirectly, nor shall any such person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the Shareholders and that relate to:

a.	The acquisition of property or assets at the formation of IRET or shortly thereafter and fully disclosed in the prospectus filed with the North Dakota State Securities Commissioner;
b.	The acquisition of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages;
c.	The acquisition of other mortgages on terms not less favorable to IRET than similar transactions involving unaffiliated parties; or,
d.	The acquisition by IRET of other property at prices not exceeding, or disposition of other property at prices not less than, the fair value thereof as determined by independent appraisal.

All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the trustees, including a majority of the independent trustees. All brokerage commissions or remuneration received by any such person from IRET in connection with any such transactions shall be deemed a part of the fee payable under any management or advisory contract.

No trustee or affiliate of the trustee shall receive a brokerage commission or other such remuneration in connection with the acquisition or disposition of Trust assets, except as it may pertain to legal fees incurred in the normal course of business.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Pringle & Herigstad, P.C., is named counsel for the registrant.  Until December 31, 1999, Mr. Wentz, Jr., was a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust.  During the fiscal year ending April 30, 2000, the Trust paid Pringle & Herigstad, P.C., the sum of $89,497 for legal services rendered and disbursements made on behalf of the Trust.  Mr. Wentz, Jr., as of the date of this registration statement, is a voting Trustee and Officer of the registrant.

LIMITATIONS OF LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The governing instrument of IRET provides as follows:

SECTION 12. INDEMNIFICATION

A. INDEMNIFICATION OF TRUSTEES.

1.
IRET shall indemnify and hold harmless each TRUSTEE, ADVISOR or AFFILIATE from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such TRUSTEE, ADVISOR or AFFILIATE may become subject by reason of his being or having been a TRUSTEE, ADVISOR or AFFILIATE, or by reason of any action alleged to have been taken or omitted by him as TRUSTEE, ADVISOR or AFFILIATE, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. IRET shall not provide for indemnification of the TRUSTEES, ADVISORS or AFFILIATES for any liability or loss suffered by the TRUSTEES, ADVISORS or AFFILIATES, nor shall it provide that the TRUSTEES, ADVISORS or AFFILIATES be held harmless for any loss or liability suffered by IRET, unless all of the following condition are met:

a.	The TRUSTEES, ADVISORS or AFFILIATES have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of IRET.
b.	The TRUSTEES, ADVISORS or AFFILIATES were acting on behalf of or performing services for IRET.
c.
Such liability or loss was not the result of:
i.  negligence or misconduct by the TRUSTEES, excluding the INDEPENDENT TRUSTEES, ADVISORS or AFFILIATES; or
ii. gross negligence or willful misconduct by the INDEPENDENT   TRUSTEES.

d.	Such indemnification or agreement to hold harmless is recoverable only out of IRET NET ASSETS and not from SHAREHOLDERS.

2.
Notwithstanding anything to the contrary contained in this document or elsewhere, the TRUSTEES, ADVISORS or AFFILIATES and any PERSONS acting as a broker-dealer shall not be indemnified by IRET for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

a.	There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.
b.	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.
c.
A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of IRET were offered or sold as to indemnification for violations of securities laws.

3.
The advancement of IRET funds to the TRUSTEES, ADVISORS or AFFILIATES for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

a.	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of IRET.
b.
The legal action is initiated by a third party who is not a SHAREHOLDER or the legal action is initiated by a SHAREHOLDER acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

c.
The TRUSTEES, ADVISORS or AFFILIATES undertake to repay the advanced funds to IRET, together with the applicable legal rate of interest thereon, in cases in which such TRUSTEES, ADVISORS or AFFILIATES are found not to be entitled to indemnification.

LEGAL MATTERS
The validity of the Shares of Beneficial Interest offered under the Prospectus, the federal and state tax aspects of the organization and operation of IRET and the Operating Partnership and other legal matters will be passed upon for IRET by Pringle & Herigstad, P.C., Minot, North Dakota.

EXPERTS
The balance sheets of IRET as of April 30, 1999, and April 30, 2000, the statements of income, shareholders' equity, and cash flows for each of the three years in the period ended April 30, 2000, as listed on the Index to Financial Statements on page F-1, included in this Prospectus, have been included herein in reliance on the reports of Brady Martz & Associates, P.C., Minot, North Dakota, independent accountants, given on the authority of that firm as experts in accounting and auditing.

GLOSSARY OF TERMS

Unless a different definition is provided immediately following a term used in this documents, the following definitions shall apply:

ADMINISTRATOR
The official or agency administering the Securities laws of a jurisdiction.

ACQUISITION EXPENSES
Expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

ACQUISITION FEE

The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by IRET. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, DEVELOPMENT FEE, CONSTRUCTION FEE, non recurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be DEVELOPMENT FEES and CONSTRUCTION FEES paid to PERSONS not affiliated with the ADVISOR in connection with the actual development and construction of a project.

ADVISOR
 The PERSON responsible for directing or performing the day-to-day business affairs of a REIT, including a PERSON to which an Advisor subcontracts substantially all such functions. To the extent the provisions of this Statement of Policy are germane they shall apply to self-administered REITs.

AFFILIATE
An AFFILIATE of another PERSON includes any of the following:

a.	any PERSON directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other PERSON.
b.	any PERSON ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other PERSON.
c.	any PERSON directly or indirectly controlling, controlled by, or under common control with such other PERSON.
d.	any executive officer, director, trustee or general partner of such other PERSON.
e.	any legal entity for which such PERSON acts as an executive officer, director, trustee or general partner.

751

AVERAGE INVESTED ASSETS
For any period the average of the aggregate book value of the assets of IRET invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

BOARD OF TRUSTEES
The nine member BOARD OF TRUSTEES of IRET.

COMPETITIVE REAL ESTATE COMMISSION
Real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

CONTRACT PRICE FOR THE PROPERTY
The amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of ACQUISITION FEES and ACQUISITION EXPENSES.

CONSTRUCTION FEE
A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide MAJOR REPAIRS OR REHABILITATION to IRET's property.

DECLARATION OF TRUST
The Second Restated Declaration of Trust dated February 10, 1999, for IRET. The declaration of trust, by-laws, certificate, articles of incorporation or other governing instrument pursuant to which a REIT is organized.

DEVELOPMENT FEE
A fee for the development of IRET's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

ERISA
The Employee Retirement Income Security Act of 1974, as amended.

EXCHANGE RIGHT
The right of limited partners in the OPERATING PARTNERSHIP to exchange their limited partnership UNITS on a one-for-one basis for SHARES of IRET.

FUNDS FROM OPERATIONS
Net income (computed in accordance with Generally Accepted Accounting Principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis.

GAAP
Generally Accepted Accounting Principles.

INDEPENDENT EXPERT
A PERSON with no material current or prior business or personal relationship with the ADVISOR or TRUSTEES who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by IRET.

INDEPENDENT TRUSTEE(S)
The TRUSTEE(S) of IRET who are not associated and have not been associated within the last two years, directly or indirectly, with the ADVISOR of IRET, or AFFILIATES of the ADVISOR.

a.	A TRUSTEE shall be deemed to be associated with the ADVISOR if he or she:
*	is employed by the ADVISOR or any of its AFFILIATES; or
*	is an officer or director of the ADVISOR or any of its AFFILIATES; or
*	performs services, other than as a TRUSTEE, for IRET; or
*	is a TRUSTEE for more than three REITS organized by or advised by the ADVISOR; or
*	has any material business or professional relationship with the ADVISOR, or any of its AFFILIATES.
b.
For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective INDEPENDENT TRUSTEE from then ADVISOR and AFFILIATES shall be deemed material per se if it exceeds 5% of the prospective INDEPENDENT TRUSTEE'S:

i.	annual gross revenue, derived from all sources, during either of the last two years; or
ii.	net worth, on a fair market value basis.
c.
An indirect relationship shall include circumstances in which a TRUSTEE'S spouse, parents, children, siblings, mothers or fathers-in- laws, sons-or daughters-in-laws, or brothers-or sisters-in-law is or has been associated with the ADVISOR, any of its AFFILIATES, or the TRUST.

IRET
Investors Real Estate Trust, a North Dakota Real Estate Investment Trust.

IRET, INC.
The general partner of the OPERATING PARTNERSHIP.

IRET, PROPERTIES
The OPERATING PARTNERSHIP.

IRS
The United States Internal Revenue Service.

LEVERAGE
The aggregate amount of indebtedness of IRET for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

LIMITED PARTNERS
The limited partners of the OPERATING PARTNERSHIP.

NET ASSETS
The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

NET INCOME
For any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the ADVISOR receives an incentive fee, NET INCOME, for purposes of calculation TOTAL OPERATING EXPENSES in Section IV.D shall exclude the gain from the sale of the REIT'S assets.

NET OPERATING INCOME
The total gross income from a real estate property, less all operating expenses attributable to that property but excluding interest expense, depreciation and any other non-cash deductions.

OFFERING
The offering of SHARES of beneficial interest of IRET to the public pursuant to this PROSPECTUS.

OFFERING EXPENSES
All expenses incurred by and to be paid from the assets of IRET in connection with registration and offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

OFFICER
Officer shall mean the President, Senior Vice President, Vice President and Secretary.

OPERATING PARTNERSHIP
IRET Properties, a North Dakota Limited Partnership.

OPERATING PARTNERSHIP AGREEMENT
The agreement of limited partnership for IRET Properties, a North Dakota Limited Partnership.

PERSON
Any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity.

PROSPECTUS
Shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

REAL ESTATE INVESTMENT TRUST ("REIT")
A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

ROLL-UP
A transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the REIT and the issuance of securities of a ROLL-UP ENTITY. Such term does not include:

a.
a transaction involving securities of the REIT that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

b.
a transaction involving the conversion to corporate, trust, or association form of only the REIT if, as a consequence of the transaction there will be no significant adverse change in any of the following:

i.	SHAREHOLDERS' voting rights;
ii.	the term of existence of the REIT;
iii.	SPONSOR or ADVISOR compensation;
iv.	the REIT'S investment objectives.

SHARES
The shares of beneficial interest of IRET being offered under this PROSPECTUS.

SHAREHOLDERS
The registered holders of IRET's SHARES.

SPONSOR
Any PERSON directly or indirectly instrumental in organizing, wholly or in part, a REIT or any PERSON who will control, manage or participate in the management of a REIT, and any AFFILIATE of such PERSON. Not included is any PERSON whose only relationship with the REIT is as that of an independent property manager of REIT assets, and whose only compensation is as such. SPONSOR does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A PERSON may also be deemed a SPONSOR of the REIT by:

a.	taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the REIT; either alone or in conjunction with one or more other PERSONS;
b.	receiving a material participation in the REIT in connection with the founding or organizing of the business of the REIT, in consideration of services or property, or both services and property;
c.	having a substantial number of relationships and contacts with the REIT;
d.	possessing significant rights to control REIT properties;
e.	receiving fees for providing services to the REIT which are paid on a basis that is not customary in the industry; or
f.	providing goods or services to the REIT on a basis which was not negotiated at arms length with the REIT.

TOTAL OPERATING EXPENSES

Aggregate expenses of every character paid or incurred by IRET as determined under Generally Accepted Accounting Principles, including ADVISORS' fees, but excluding:

a.
The expenses of raising capital such as ORGANIZATION AND OFFERING EXPENSES, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of IRET's SHARES;

b.	interest payments;
c.	non-real estate taxes;
d.	non-cash expenditures such as depreciation, amortization and bad debt reserves;
e.
ACQUISITION FEES, ACQUISITION EXPENSES, real estate commissions on resale of property and other expenses connection with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

TRUSTEE(S)
The members of the BOARD OF TRUSTEES which manages IRET.

UNIMPROVED REAL PROPERTY
The real property of IRET which has the following three characteristics:

a.	an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;
b.	has no development or construction in process on such land;
c.	and no development or construction on such land is planned in good faith to commence on such land within one year.

UNITS
The limited partnership units of the OPERATING PARTNERSHIP.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

TABLE OF CONTENTS

INDEPENDENT AUDITOR'S REPORT

F-1

CONSOLIDATED FINANCIAL STATEMENTS

F-2 to F-3

Consolidated Balance Sheets
F-4
Consolidated Statements of Operations

  Consolidated Statements of Shareholders' Equity
F-5
  Consolidated Statements of Cash Flows
F-6 to F-7
  Notes to Consolidated Financial Statements
F-8 to F-22
ADDITIONAL INFORMATION

  Independent Auditor's Report on Additional Information
F-24
  Marketable Securities
F-25
  Supplemental Income Statement Information
F-26
  Real Estate and Accumulated Depreciation
F-27 to F-33
  Investments in Mortgage Loans on Real Estate
F-34
  Selected Financial Data
F-35
  Gain From Property Dispositions
F-36
  Mortgage Loans Payable
F-37 to F-38
  Significant Property Acquisitions
F-39
  Quarterly Results of Consolidated Operations (Unaudited)
F-40
  Third Quarter Fiscal Year 2000 Financial Statements (Unaudited)
F-41 to F-47

Schedules other than those listed above are omitted since they are not required or are not applicable, or the required information is shown in the financial statement or notes thereof.

INDEPNDENT AUDITOR'S REPORT

Board of Trustees
Investor Real Estate Trust
and Subsidiaries
Minot, North Dakota

We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended April 30, 2000, 1999 and 1998. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis of our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Subsidiaries as of April 30, 2000 and 1999, and the consolidated results of its operations and cash flows for the years ended April 30, 2000, 1999 and 1998, in conformity with generally accepted accounting principles.

/S/ Brady Martz & Associates, P.C.

BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota

May 25, 2000

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 30, 2000 and 1999

ASSETS

	2000	1999
REAL ESTATE INVESTMENTS
Property owned	$ 449,919,890	$ 295,825,839
Less accumulated depreciation	-33,232,952	-26,112,399
	$ 416,686,938	$ 269,713,440

Mortgage loans receivable	1,650,284	10,721,214
Less discounts and allowances	-120,706	-123,212
Total real estate investments	$ 418,216,516	$ 280,311,442

OTHER ASSETS
Cash	$ 3,449,264	$ 3,713,053
Marketable securities - held-to-maturity	2,601,420	2,964,434
Marketable Securities - available-for-sale	572,811	734,749
Accounts receivable	467,441	77,438
Rent receivable	1,055,922	0
Real estate deposits	768,850	300,900
Prepaid insurance	110,183	216,348
Tax and insurance escrow	3,218,603	1,761,195
Deferred charges	2,517,289	1,413,752
TOTAL ASSETS	$ 432,978,299	$ 291,493,311

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
April 30, 2000 and 1999

LIABILITIES AND SHAREHOLDERS' EQUITY

	2000	1999
LIABILITIES
Accounts payable and accrued expenses	$ 6,343,595	$ 4,388,270
Notes payable	6,452,420	0
Mortgages payable	265,056,767	175,071,069
Investment certificates issued	10,087,256	11,770,136
Total Liabilities	$ 287,940,038	$ 191,229,475

MINORITY INTEREST OF UNIT HOLDERS IN OPERATING PARTNERSHIP	$ 35,117,670	$ 14,480,542

SHAREHOLDER'S EQUITY
Shares of beneficial interest (unlimited authorization, no par value, 22,452,069 shares outstanding in 2000 and 19,066,954 shares outstanding in 1999)	$ 119,233,172	$ 93,095,819
Accumulated distributions in excess of net income	-9,094,076	-7,255,958
Accumulated other comprehensive income/loss	-218,505	-56,567
Total shareholders' equity	$ 109,920,591	$ 85,783,294
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 432,978,299	$ 291,493,311

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended April 30, 2000, 1999 and 1998

	2000	1999	1998
REVENUE
Real estate rentals	$ 54,257,881	$ 38,785,287	$ 31,694,586
Interest, discounts and fees	1,187,312	1,141,975	712,959
Total revenue	$ 55,445,193	$ 39,927,262	$ 32,407,545

EXPENSES
Interest	$ 17,014,170	$ 12,101,981	$ 10,479,104
Depreciation	8,460,112	5,966,874	4,791,907
Utilities and maintenance	8,044,530	6,356,483	5,142,459
Taxes	5,282,361	4,025,559	3,252,521
Insurance	476,962	384,203	283,626
Property management expenses	4,290,275	3,288,267	2,642,977
Advisory and trustee services	1,159,120	844,901	745,907
Operating expenses	633,692	402,641	271,738
Amortization	216,097	154,677	106,108
Total expenses	$ 45,577,319	$ 33,525,586	$ 27,716,347

INCOME BEFORE GAIN/LOSS ON PROPERTIES AND MINORITY INTEREST	$ 9,867,874	$ 6,401,676	$ 4,691,198
GAIN ON SALE OF PROPERTIES	1,754,496	1,947,184	465,499
LOSS ON IMPAIRMENT OF PROPERTIES	-1,319,316	0	0
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP INCOME	-1,495,209	-744,725	-141,788
NET INCOME	$ 8,807,845	$ 7,604,135	$ 5,014,909

Net income per share (basic and diluted)	$ .42	$ .44	$ .32

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
for the years ended April 30, 2000, 1999 and 1998

	NUMBER OF SHARES	SHARES OF BENEFICIAL INTEREST	DISTRIBUTIONS IN EXCESS OF NET INCOME	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TOTAL SHAREHOLDER'S EQUITY
BALANCE April 30, 1997
	14,940,513	$ 65,073,951	$ -5,162,837	$ 86,505	$ 59,997,619
Comprehensive income
Net income	0	0	5,014,909	0	5,014,909
Unrealized gain on securities available for sale	0	0	0	24,117	_____24,117
Total comprehensive income					$ 5,039,026
Dividends distributed	0	0	-6,518,627	0	-6,518,627
Dividends reinvested	636,799	4,290,541	0	0	4,290,541
Sale of shares	1,196,562	8,421,858	0	0	8,421,858
Shares repurchased	-382,462	-3,077,791	0	0	_ -3,077,791
BALANCE APRIL 30, 1998
	16,391,412	$ 74,708,559	$ -6,666,555	$ 110,622	$ 68,152,626
Comprehensive Income
Net income	0	0	7,604,135	0	7,604,135
Unrealized loss on securities available for sale	0	0	0	-167,189	-167,189
Totalcomprehensive income					$ 7,436,946
Dividends distributed	0	0	-8,193,538	0	-8,193,538
Dividends reinvested	762,051	5,389,464	0	0	5,389,464
Sale of shares	2,368,504	16,284,684	0	0	16,284,684
Shares repurchased	-455,013	-3,286,888	0	0	_ -3,286,888
BALANCE APRIL 30, 1999
	19,066,954	$ 93,095,819	$ -7,255,958	$ -56,567	$ 85,783,294
Comprehensive income
Net income	0	0	8,807,845	0	8,807,845
Unrealized loss on securities available for sale	0	0	0	-161,938	-161,938
Total comprehensive income					$8,645,907
Dividends distributed	0	0	-10,645,963	0	-10,645,963
Dividends reinvested	803,192	6,330,301	0	0	6,330,301
Sales of shares	3,115,789	24,022,246	0	0	24,022,246
Shares repurchased	-533,866	-4,215,194	0	0	-4,215,194
BALANCE APRIL 30, 2000	22,452,069	$119,233,172	$ -9,094,076	$ -218,505	$109,920,591

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended April 30, 2000, 1999 and 1998

	2000	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 8,807,845	$ 7,604,135	$ 5,014,909
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,676,209	6,121,551	4,898,015
Minority interest portion of operating partnership income	1,495,209	744,725	141,788
Accretion of discount on contracts	-1,506	-2,920	-5,706
Gain on sale of properties	-1,754,496	-1,947,184	-465,499
Loss on impairment of properties	1,319,316	0	0
Interest reinvested in investment certificates	363,935	408,097	349,791
Changes in other assets and liabilities:
(Increase) decrease in real estate deposits	-467,950	2,192,813	-350,000
(Increase) decrease in rent receivable	-1,055,922	0	0
(Increase) decrease in other assets	-283,838	-11,884	377,758
Increase in tax and insurance escrow	-1,457,408	-507,127	-3,599
Increase in deferred charges	-1,319,634	-480,413	-558,660
Increase (decrease) in accounts payable and accrued expenses	1,955,325	1,541,190	-225,991
Net cash provided from operating activities	$ 16,277,085	$ 15,662,983	$ 9,172,806
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturity of marketable securities held-to-maturity	$ 363,014	$ 572,104	$ 518,921
Principal payments on mortgage loans receivable	492,547	372,155	565,359
Proceeds from sale of property	7,326,563	435,787	1,482,046
Payments for acquisitions and improvement of properties	-121,931,571	-45,325,061	-22,894,602
Purchase of marketable securities available-for-sale	0	-181,250	0
Investment in mortgage loans receivable	-6,291,617	-7,655,061	-2,061,179
Net cash used for investing activities	$ -120,041,064	$ -51,781,326	$ -22,389,455

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
for the years ended April 30, 2000, 1999 and 1998

	2000	1999	1998
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of shares, net of issue costs	$ 24,022,246	$ 16,284,684	$ 8,421,858
Proceeds from investment certificates issued	3,769,003	4,591,528	3,283,248
Proceeds from mortgages payable	93,969,098	32,326,973	10,612,652
Repurchase of shares and minority interest units	-4,832,012	-3,534,813	-3,077,791
Dividends paid	-4,315,662	-2,804,074	-2,228,086
Distributions paid to minority interest unitholders	-1,846,104	-791,458	-179,185
Redemption of investment certificates	-5,815,818	-3,599,050	-1,450,783
Principal payments on mortgage loans	-7,902,981	-3,774,614	-2,751,301
Net increase (decrease) in short-term lines of credit	6,452,420	-1,000,000	1,000,000
Net cash provided from financing activities	$ 103,500,190	$ 37,699,176	$ 13,630,612
NET INCREASE (DECREASE) IN CASH	$ -263,789	$ 1,580,833	$ 413,963
CASH AT BEGINNING OF YEAR	3,713,053	2,132,220	1,718,257
CASH AT END OF YEAR	$ 3,449,264	$ 3,713,053	$ 2,132,220
SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Dividends reinvested	$ 6,330,301	$ 5,389,464	$ 4,290,541
Real estate investment and mortgage loans receivable acquired through assumption of mortgage loans payable and accrual of costs	4,049,568	12,458,735	10,463,677
Mortgage loan receivable transferred to property owned	15,000,000	0	1,161,878
Proceeds from sale of properties deposited directly with escrow agent	0	6,863,691	2,870,387
Properties acquired through the issuance of minority interest units in the operating partnership	21,602,841	6,485,927	8,325,652
Interest reinvested directly in investment certificates	363,935	408,097	349,791

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest paid on mortgages	$ 15,670,488	$ 10,998,722	$ 9,613,154
Interest paid on investment certificates	544,977	895,214	657,966
	$ 16,215,465	$ 11,893,936	$ 10,271,120

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2000, 1999 and 1998

NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS - Investors Real Estate Trust qualifies under Section 856 of the Internal Revenue Code as a real estate investment trust. The Trust has properties located primarily throughout the Upper Midwest, with principal offices located in Minot, North Dakota. The Company invests in commercial and residential real estate, real estate contracts, real estate related governmental backed securities (GNMA), and equity securities in other real estate investment trusts. Rental revenue from residential properties represents the major source of revenues for the Trust.

Effective February 1, 1997, the Trust reorganized its structure in order to convert to Umbrella Partnership Real Estate Investment Trust (UPREIT) status. The Trust established an operating partnership (IRET Properties, a North Dakota Limited Partnership) with a wholly owned corporate subsidiary acting as its sole general partner (IRET, Inc., a North Dakota Corporation). At that date, the Trust transferred substantially all of its assets and liabilities to the operating partnership in exchange for general partnership units.

The general partner has full and exclusive management responsibility for the real estate investment portfolio owned by the operating partnership. The partnership is operated in a manner that allows IRET to continue its qualification as a real estate investment trust under the Internal Revenue Code.

All limited partners of the operating partnership have "exchange rights" allowing them, at their option, to exchange their limited partnership units for shares of the Trust on a one for one basis. The exchange rights are subject to certain restrictions including no exchanges for at least one year following the acquisition of the limited partnership units. The operating partnership distributes cash on a quarterly basis in the amounts determined by the Trust, which results in each limited partner receiving a distribution equivalent to the dividend received by a Trust shareholder.

BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Investors Real Estate Trust and all of its subsidiaries in which it maintains a controlling interest. The Trust is the sole shareholder of IRET, Inc., which is the general partner of the operating partnership, IRET Properties. The trust is also the sole shareholder of Miramont - IRET Inc. and Pine Cone - IRET Inc., both of which are invested in real estate.

The Trust is also the sole shareholder of the following entities:  Forest Park - IRET, Inc., Thomasbrook - IRET, Inc., Dakota - IRET, Inc., MedPark - IRET, Inc., and Flying Cloud - IRET, Inc.  These entities are the sole general partners and IRET Properties is the sole limited partner for the following limited partnerships, respectively:  Forest Park Properties, a North Dakota Limited Partnership; Thomasbrook Properties, a Nebraska Limited Partnership; Dakota Hill Properties, a Texas Limited Partnership; MedPark Properties, a North Dakota Limited Partnership; and 7901 Properties L.P.  These limited partnerships are all invested in real estate.

All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

NOTE 1- (continued)

Prior to May 1, 1998, IRET Properties was also a general partner in six limited partnerships, and due to the immaterial involvement of the limited partners, had substantial influence over their operations. These limited partnership were as follows:

Eastgate Properties, Ltd.
Bison Properties, Ltd.
First Avenue Building, Ltd.
Sweetwater Properties, Ltd.
Hill Park Properties, Ltd.
Colton Heights, Ltd.

The above partnerships were consolidated in prior year financial statements. Effective May 1, 1998, the related partnerships were acquired by IRET Properties through the issuance of operating partnership units as part of UPREIT transactions.

ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY OWNED - Real estate is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Interest, real estate taxes, and other development costs relating to the acquisition and development of certain qualifying properties are also capitalized. Expenditures for maintenance and repairs which do not add to the value or extend useful lives are charged to expense as incurred.

The Trust assesses whether there has been an impairment in the value of its real estate by comparing its carrying amount to the aggregate undiscounted future cash flows without interest charges.  Such cash flows consider factors such as expected future operating income, trends and prospects as well as the effects of demand, competition and other economic factors.  Such market factors include a lessee's ability to pay rent under the terms of the lease.  If a property is leased at a significantly lower rent, the Trust may recognize a loss if the income stream is not sufficient to recover its investment.

DEPRECIATION is provided to amortize the cost of individual assets over their estimated useful lives using principally the straight-line method. Useful lives range from 5 - 12 years for furniture and fixtures to 20 - 40 years for buildings and improvements.

MORTGAGE LOANS RECEIVABLE are shown at cost less unearned discount. Discounts on contracts are accreted using the straight-line method over the term of the contract which approximates the effective interest method. Deferred gain is recognized as income on the installment method when principal payments are received. Interest income is accrued and reflected in the related balance.

NOTE 1- (continued)

ALLOWANCE FOR LOAN LOSSES - The Trust evaluates the need for an allowance for loan losses periodically. In performing its evaluation, management assesses the recoverability of individual real estate loans by a comparison of their carrying amount with their estimated net realizable value.

MARKETABLE SECURITIES - The Trust's investments in securities are classified as securities "held-to-maturity" and securities "available-for-sale." The securities classified as "available-for sale" consist of equity shares in other real estate investment trusts and are stated at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders' equity. Cost of securities sold are recognized on the basis of specific identification. The securities classified as "held-to-maturity" consist of Government National Mortgage Association securities for which the Trust has positive intent and ability to hold to maturity. They are reported at cost, adjusted by amortization of premiums and accretion of discounts which are recognized in interest income using the straight line method over the period to maturity which approximates the effective interest method.

REAL ESTATE DEPOSITS consist of funds held by an escrow agent to be applied toward the purchase of real estate qualifying for gain deferral as a like-kind exchange of property under section 1031 of the Internal Revenue Code. It also consists of earnest money, or "good faith deposits," to be used by the Trust toward the purchase of property or the payment of loan costs associated with loan refinancing.

MINORITY INTEREST - Interests in the operating partnerships held by limited partners are represented by operating partnership units. The operating partnerships' income is allocated to holders of units based upon the ratio of their holdings to the total units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to minority interests in accordance with the terms of the operating partnership agreement.

NET INCOME PER SHARE - Effective May 1, 1998, the Trust adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share. Basic net income per share is computed using the weighted average number of shares outstanding. There is potential for dilution of net income per share due to the conversion option of operating partnership units. However, basic and diluted net income per share are the same. The computation of basic and diluted net income per share can be found in Note 13.

INCOME TAXES - The Trust intends to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 95% of its real estate investment trust taxable income is distributed and other requirements are met. The Trust intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the financial statements.

UPREIT status allows non-recognition of gain by an owner of appreciated real estate if that owner contributes the real estate to a partnership in exchange for a partnership interest. The UPREIT concept was born when the non-recognition provisions of Section 721 of the Internal Revenue Code were combined with "Exchange Rights" which allow the contributing partner to exchange the limited partnership interest received in exchange for the appreciated real estate for the Trust stock. Upon conversion of the partnership units to Trust shares, a taxable event occurs for that limited partner. Income or loss of the operating partnership shall be allocated among its partners in compliance with the provisions of the Internal Revenue Code Section 701(b) and 704(c).

NOTE 1 - (continued)

REVENUE RECOGNITION - Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased under operating leases to tenants for various terms exceeding one year. Lease terms often include renewal options. Rental revenue is recognized on the straight-line basis, which averages minimum required rents over the terms of the leases.

A number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. These percentage rents are recorded once the required sales level is achieved and are included in rental income at that time.

Profit on sales of real estate shall be recognized in full when real estate is sold, provided the profit is determinable, that is, the collectibility of the sales price is reasonably assured or the amount that will be collectible can be estimated and the earnings process is virtually complete, that is, the seller is not obliged to perform significant activities after the sale to earn the profit.

Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed in Note 4.

RECLASSIFICATIONS - Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

THE DIVIDEND REINVESTMENT PLAN is available to all shareholders of the Trust. Under the Dividend Reinvestment Plan, shareholders may elect for their dividends to be used by the plan administrator to acquire additional shares on the NASDAQ Small Cap Market or, if not available, directly from the Trust for approximately 95% of the market price on the date of purchase.

NOTE 2 - OFF-BALANCE-SHEET RISK

The Trust had deposits at First Western Bank, Bremer Bank, and First International Bank which exceeded Federal Deposit Insurance Corporation limits by $1,499,057, $593,348 and $339,405, respectively, at April 30, 2000.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

NOTE 3 - PROPERTY OWNED UNDER LEASE

Property consisting principally of real estate owned under lease is stated at cost less accumulated depreciation and is summarized as follows:

	April 30, 2000	April 30, 1999
Residential	$ 329,205,116	$ 228,574,976
Less accumulated depreciation	-25,029,645	-19,002,784
	$ 304,175,471	$ 209,572,192

Commercial	$ 120,714,774	$ 67,250,863
Less accumulated depreciation	-8,203,307	-7,109,615
	$ 112,511,467	$ 60,141,248
Remaining Cost	$ 416,686,938	$ 269,713,440

There were no repossessions during the years ended April 30, 2000 and 1999.

The above cost of residential real estate owned included construction in progress of $6,190,287 and $7,492,062 as of April 30, 2000 and 1999, respectively. As of April 30, 2000, the trust expects to fund approximately $6,000,000 during the upcoming year to complete these construction projects. The Trust also has outstanding offers to purchase selected properties as part of their normal operations.  As of April 30, 2000, significant signed purchase commitments are estimated at $27,850,000 for the upcoming year.

Construction period interest of $404,089, $211,882 and $220,573 has been capitalized for the years ended April 30, 2000, 1999 and 1998, respectively.

Residential apartment units are rented to individual tenants with lease terms up to one year. Gross revenues from residential rentals totaled $42,379,855, $33,010,126 and $27,231,714 for the years ended April 20, 2000, 1999 and 1998, respectively.

Gross revenues from commercial property rentals totaled $11,878,026, $5,775,161 and $4,462,872 for the years ended April 30, 2000, 1999 and 1998, respectively. Commercial properties are leased to tenants under terms of leases expiring at various dates through 2024. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rents based on a percentage of sales totaled $102,659, $101,032 and $28,316 for the years ended April 30, 2000, 1999 and 1998, respectively.

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NOTE 3 - (continued)

The future minimum lease payments to be received under these operating leases for the commercial properties as of April 30, 2000, are as follows:

Year ending April 30,
2001	$ 13,235,043
2002	13,041,779
2003	12,627,156
2004	12,148,862
2005	11,540,473
Thereafter	84,932,691
$147,526,004

Loss on impairment of two commercial properties totaled $1,319,316 for the year ended April 30, 2000.  The carrying value of First Avenue Building, located in Minot, North Dakota, was reduced by $311,202, resulting from deficiencies in rent collections.  The carrying value of a commercial building located in Boise, Idaho was reduced by $1,008,114, resulting from rent concessions allowed through the Leasee's bankruptcy proceedings.  Impairment amounts were estimated based on the expected future cash flows from each property.

NOTE 4 - MORTGAGE LOANS RECEIVABLE

Mortgage loans receivable consists of seven contracts which are collateralized by real estate. Contract terms call for monthly payments of principals and interest. Interest rates range from 7% to 11%. Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, deferred gains and economic conditions.

Future principal payments due under the mortgage loans contracts as of April 30, 2000, are as follows:

Year ending April 30,
2001	$ 512,146
2002	37,495
2003	142,351
2004	86,532
2005	44,077
Later years	827,683
$ 1,650,284

There were no significant non-performing mortgage loans receivable as of April 30, 2000 and 1999. Non-performing loans are recognized as impaired in conformity with FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan. The average balance of impaired loans for the year ended April 30, 2000 and 1999 was not significant.

NOTE 4 - (continued)

For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Additional interest income that would have been earned on loans if they had not been non-performing was not significant in 2000, 1999 or 1998. There was no interest income on non-performing loans recognized on a cash basis for 2000, 1999 and 1998.

NOTE 5 - MARKETABLE SECURITIES

The amortized cost and estimated market values of marketable securities held-to-maturity at April 30, 2000 and 1999 are as follows:

2000	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
ISSUERGNMA	$2,601,420	$ 34,608	$ 159,785	$2,476,243
1999
ISSUER GNMA	$2,964,434	$ 34,773	$ 21,723	$2,977,484

The amortized cost and estimated market values of marketable securities available-for-sale at April 30, 2000 and 1999 are as follows:

2000	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity shares in other REIT's	$791,316	$ 65,338	$283,843	$572,811
1999
Equity shares in other REIT's	$791,316	$82,524	$139,091	$734,749

There were no realized gains or losses on sales of securities for the years ended April 30, 2000, 1999 and 1998.

Marketable securities held-to-maturity consists of Governmental National Mortgage Association (GNMA) securities bearing interest from 6.5% to 9.5% with maturity dates ranging from May 15, 2016, to September 15, 2023. The following is a summary of the maturities of securities held-to-maturity at April 30, 2000 and 1999:

2000 1999
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due After 10 years	$2,601,420	$2,476,243	$2,964,434	$2,977,484

NOTE 6 - NOTES PAYABLE

As of April 30, 2000, the trust had lines of credit available from three financial institutions. An unsecured line of credit was issued by First Western Bank & Trust in the amount of $4,000,000 carrying an interest rate equal to prime and maturing August 1, 2000. A second unsecured line of credit from First International Bank & Trust was issued in the amount of $3,500,000 carrying an interest rate equal to prime and maturing September 15, 2000. A third unsecured line of credit from Bremer Bank was issued in the amount of $10,000,000 carrying an interest rate equal to Bremer Financial Corp.'s reference rate and maturing August 1, 2001. Interest payments are due monthly on all three notes. As of April 30, 2000, the Trust had an unpaid balance of $6,452,420 on their line of credit at Bremer Bank.  As of April 30, 1999, the Trust had no unpaid balances on any of their lines of credit.

NOTE 7 - MORTGAGES PAYABLE

Mortgages payable as of April 30, 2000, included mortgages on properties owned totaling $265,056,767. The carrying value of the related real estate owned was $410,776,553.

Mortgages payable as of April 30, 1999, included mortgages on properties owned totaling $175,064,346 and mortgages of $6,723 on property sold on contract.  The carrying value of the related real estate owned was $198,076,573 and the carrying value of the related mortgage loans receivable was $159,965 as of April 30, 1999.

Monthly installments are due on the mortgages with interest rates ranging from 6.47% to 9.75% and with varying maturity dates through November 30, 2036.

Of the mortgages payable, the balances of fixed rate mortgages totaled $232,919,354 and $138,616,556, and the balances of variable rate mortgages totaled $32,137,413 and $36,454,513 as of April 30, 2000 and 1999, respectively.

The aggregate amount of required future principal payments on mortgages payable is as follows:

Year ending April 30,
2001	$ 5,673,960
2002	14,872,886
2003	6,373,759
2004	6,821,967
2005	7,257,213
Later years	224,056,982
Total payments	$ 265,056,767

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NOTE 8 - INVESTMENT CERTIFICATES ISSUED

The Trust has placed investment certificates with the public. The interest rates vary from 6% to 9% per annum, depending on the term of the security. Total securities maturing within fiscal years ending April 30, are shown below. Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.

Year ending April 30,
2001	$ 6,115,525
2002	936,984
2003	1,308,191
2004	751,311
2005	963,941
Thereafter	11,304
$ 10,087,256

NOTE 9 - DEFERRED GAIN FROM PROPERTY DISPOSITIONS

Deferred gain represents gain from property dispositions that have been reported on the installment method. With the installment method of reporting, the proportionate share of the gain is recognized at the point cash is received. Deferred gain recognized on the installment basis was $1,000, $1,000 and $16,713 for the years ended April 30, 2000, 1999 and 1998, respectively.

NOTE 10 - TRANSACTIONS WITH RELATED PARTIES

Mr. Roger R. Odell and Mr. Thomas A. Wentz, Sr., officers and shareholders of the Trust are partners in Odell-Wentz & Associates, the advisor to the Trust. Under the advisory Contract between the Trust and Odell-Wentz & Associates, the Trust pays an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments. For the year ended April 30, 2000, Odell-Wentz & Associates received total fees under said agreement of $1,400,973. The fees for April 30, 1999, were $951,234 and for April 30, 1998, were $740,393.

For the years ended April 30, 2000, 1999 and 1998, the Trust has capitalized $316,458, $195,019 and $141,468, respectively, of these fees, with the remainder of $1,084,515, $756,215 and $598,925, respectively, expensed as advisory fees on the statement of operations. The advisor is obligated to provide office space, staff, office equipment, computer services and other services necessary to conduct the business affairs of the Trust.

Investors Management and Marketing (IMM) provides property management services to the Trust. Roger R. Odell is a shareholder in IMM. IMM received $649,729, $609,783 and $530,678 for services rendered for years ended April 30, 2000, 1999 and 1998, respectively.

Inland National Securities is a corporation that provides underwriting services in the sale of additional shares for the Trust. Roger R. Odell is also a shareholder in Inland National Securities. Fees for services totaled $100,081, $157,392 and $171,755, for the years ended April 30, 2000, 1999 and 1998, respectively.

NOTE 10 - (continued)

The Trust paid fees and expense reimbursements to the law firm in which Thomas A. Wentz, Jr. was, until December 31, 1999, a partner totaling $89,497, $33,022 and $62,293 for the years ended April 30, 2000, 1999 and 1998, respectively. Thomas A. Wentz, Jr. is a trustee of the Trust.

Investment certificates issued by the Trust to officers and trustees totaled $200,000, $2,138,758 and $1,219,457, at April 30, 2000, 1999 and 1998, respectively.

The Trust issued 334,172 limited partnership units at $7.20/unit to Roger R. Odell and C. Morris Anderson upon the completion of the UPREIT transaction with Magic City Realty during the year ended April 30, 1998. Mr. Odell and Mr. Anderson owned all of Magic City Realty. Mr. Anderson is also a trustee of the Trust.

NOTE 11 - MARKET PRICE RANGE OF SHARES

For the year ended April 30, 2000, a total of 4,058,018 shares were traded in 3,414 separate trades.  The high trade price during the period was 17.875, low was 7.681, and the closing price on April 30, 2000 was 7.875. For the year ended April 30, 1999, a total of 1,862,187 shares were traded in 1,017 separate trades. The high trade price during the period was 14.00, low was 6.50, and the closing price on April 30, 1999 was 7.50.  For the year ended April 30, 1998, a total of 812,498 shares were traded in 445 separate trades.  The high trade price during the period was 7.41, low was 6.56, and the closing price on April 30, 1998, was 7.12.

NOTE 12 - OPERATING SEGMENTS

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated by the chief decision makers in deciding how to allocate resources and in assessing performance. Operating segments of the Trust would include commercial and residential rental operations. Generally, segmental information follows the same accounting policies utilized for consolidated reporting, except, certain expenses, such as depreciation, are not allocated to segments for management purposes.

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NOTE 12 - (continued)

The following information summarizes the Trust's segment reporting for Residential and Commercial properties along with reconciliations to the consolidated financial statements:

YEAR ENDING APRIL 30, 2000

	Commercial	Residential	Total
Segment Revenue
Rental revenue	$ 11,878,026	$ 42,379,855	$ 54,257,881
Segment Expenses
Mortgage interest	3,980,450	12,312,038	16,292,488
Utilities and maintenance	452,229	7,592,301	8,044,530
Taxes	481,191	4,801,170	5,282,361
Insurance	52,288	424,674	476,962
Property management	132,435	4,157,840	4,290,275
Total Segment Expense	$ 5,098,593	$ 29,288,023	$ 34,386,616
Segment Gross Profit	$ 6,779,433	$ 13,091,832	$ 19,871,265

Reconciliation to consolidated operations:
Interest discounts and fee revenue	1,187,312
Other interest expense	-721,682
Depreciation	-8,460,112
Advisory and trust fees	-1,159,120
Operating expenses	-633,692
Amortization	-216,097
Consolidated income before gain/loss on properties and minority interest	$ 9,867,874

APRIL 30, 2000

	Commercial	Residential	Total
Segment Assets
Property owned	$ 120,714,774	$ 329,205,116	$ 449,919,890
Less accumulated depreciation	-8,203,307	-25,029,645	-33,232,952
Total consolidated property owned	$ 112,511,467	$ 304,175,471	$ 416,686,938

NOTE 12- (continued)

YEAR ENDING APRIL 30, 1999

	Commercial	Residential	Total
Segment Revenue
Rental revenue	$ 5,775,161	$ 33,010,126	$ 38,785,287
Segment Expenses
Mortgage interest	2,417,316	8,782,600	11,199,916
Utilities and maintenance	113,374	6,243,109	6,356,483
Taxes	192,930	3,832,629	4,025,559
Insurance	30,067	354,136	384,203
Property management	60,612	3,227,655	3,288,267
Total Segment Expense	$ 2,814,299	$ 22,440,129	$ 25,254,428
Segment Gross Profit	$ 2,960,862	$ 10,569,997	$ 13,530,859

Reconciliation to consolidated operations:
Interest discounts and fee revenue	1,141,975
Other interest expense	-902,065
Depreciation	-5,966,874
Advisory and trust fees	-927,063
Operating expenses	-320,479
Amortization	-154,677
Consolidated income before gain/loss on properties and minority interest	$ 6,401,676

APRIL 30, 1999

	Commercial	Residential	Total
Segment Assets
Property owned	$ 67,250,863	$228,574,976	$295,825,839
Less accumulated depreciation	-7,109,615	-19,002,784	-26,112,399
Total consolidated property owned	$ 60,141,248	$209,572,192	$269,713,440

NOTE 12- (continued)

YEAR ENDING APRIL 30, 1998

	Commercial	Residential	Total
Segment Revenue
Rental revenue	$ 4,462,872	$ 27,231,714	$ 31,694,586
Segment Expenses
Mortgage interest	2,048,990	7,665,969	9,714,959
Utilities and maintenance	113,374	5,029,085	5,142,459
Taxes	174,077	3,078,444	3,252,521
Insurance	33,161	250,465	283,626
Property management	50,700	2,592,277	2,642,977
Total Segment Expense	$ 2,420,302	$ 18,616,240	$ 21,036,542
Segment Gross Profit	$ 2,042,570	$ 8,615,474	$ 10,658,044

Reconciliation to consolidated operations:
Interest discounts and fee revenue	712,959
Other interest expense	-764,145
Depreciation	-4,791,907
Advisory and trust fees	-745,907
Operating expenses	-271,738
Amortization	-106,108
Consolidated income before gain/loss on properties and minority interest	$ 4,691,198

APRIL 30, 1998

Segment Assets	Commercial	Residential	Total
Property owned	$ 50,429,416	$180,986,906	$231,416,322
Less accumulated depreciation	-6,066,393	-15,449,736	-21,516,129
Total consolidated property owned	$ 44,363,023	$165,537,170	$209,900,193

NOTE 13 - EARNINGS PER SHARE

Basic earnings per share are computed by dividing the earnings available to stockholders by the weighted average number of shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if potential dilutive securities had been converted to shares. Operating partnership units can be exchanged for shares on a one for one basis. The following tables reconciles amounts reported in the consolidated financial statements for the years ended April 30, 2000, 1999, and 1998:

	2000	1999	1998
NUMERATOR
Net income applicable to shares	$ 8,807,845	$ 7,604,135	$ 5,014,909
Numerator for basic earnings per share	8,807,845	7,604,135	5,014,909
Minority interest portion of operating partnership income	1,495,209	744,725	141,788
Numerator for diluted earnings per share	$ 10,303,054	$ 8,348,860	$ 5,156,697
DENOMINATOR
Denominator for basic earnings per share Weighted average shares	20,899,848	17,441,976	15,636,214
Effect of dilutive securities Convertible operating partnership units	3,577,136	1,662,489	417,445
Denominator for diluted earnings per share	24,476,984	19,104,465	16,053,659
Basic earnings per share	$ .42	$ 0.44	$ 0.32
Diluted earnings per share	$ .42	$ 0.44	$ 0.32

NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Mortgage loans receivable - Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities.

Cash - The carrying amount approximates fair value because of the short maturity of those instruments.

Marketable securities - The fair values of these instruments are estimated based on quoted market prices for these instruments.

Notes payable - The carrying amount approximates fair value because of the short maturity of those notes.

Mortgages payable - For variable rate loans that re-price frequently, fair values are based on carrying values. The fair value of fixed-rate loans is estimated based on the discounted cash flows of the loans using current market rates.

NOTE 14- (continued)

Investment certificates issued - The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits with similar remaining maturities.

Accrued interest payable - The carrying amount approximates fair value because of the short-term nature of which interest will be paid.

The estimated fair values of the Company's financial instruments are as follows:

2000 1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
FINANCIAL ASSETS
Mortgage loan receivable	$ 1,650,284	$ 1,650,284	$ 10,721,214	$ 10,721,214
Cash	3,449,264	3,449,264	3,713,053	3,713,053
Marketable securities held-to-maturity	2,601,420	2,476,243	2,964,434	2,977,484
Marketable securities available-for-sale	572,811	572,811	734,749	734,749
FINANCIAL LIABILITIES
Notes payable	$ 6,452,420	$ 6,452,420	$ 0	$ 0
Mortgages payable	265,057,767	250,897,221	175,071,069	175,561,542
Investment certificates issued	10,087,256	10,810,160	11,770,136	11,619,938
Accrued interest payable	1,679,000	1,679,000	1,428,222	1,428,222

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

ADDITIONAL INFORMATION

INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION

Board of Trustees
Investor Real Estate Trust
and Subsidiaries
Minot, North Dakota

Our report on our audit of the basic consolidated financial statements of Investors Real Estate Trust and Subsidiaries for the years ended April 30, 2000, 1999 and 1998, appears on page 1. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages 24 through 37 related to the 2000, 1999 and 1998 consolidated financial statements is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for information on page 38 that is marked "unaudited" on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended April 30, 2000, 1999 and 1998, taken as a whole.

We also have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years ended April 30, 1997 and 1996, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page 33 relating to the 1997 and 1996 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which is has been derived.

BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota

May 25, 2000

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000 and 1999

Schedule I
MARKETABLE SECURITIES

April 30, 2000 April 30, 1999
	Principal Amount	Market	Principal Amount	Market
GNMA Pools	$2,601,420	$2,476,243	$2,964,434	$2,977,484

	Cost	Market	Cost	Market
Equity shares in other REIT's	$ 791,316	$ 572,811	$ 791,316	$ 734,749

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

COST CAPITALIZATION INITIAL COST TO TRUST SUBSEQUENT TO ACQUISITION
APARTMENTS	ENCUMBRANCES	LAND	BUILDINGS & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS
BEULAH CONDOS - BEULAH, ND	$ 0	$ 6,360	$ 465,089	$ 3,531	$ 0
BISON PROPERTIES - CARRINGTON, ND	0	100,210	469,573	38,578	0
CANDLELIGHT APTS - FARGO, ND	444,065	80,040	819,052	32,978	0
CASTLE ROCK - BILLINGS, MT	3,903,494	736,000	4,937,197	36,441	0
CENTURY APTS. - DICKINSON, ND	1,437,073	100,000	2,024,281	81,213	0
CENTURY APTS. - WILLISTON, ND	2,432,662	200,000	3,709,583	44,862	0
CHATEAU APTS. - MINOT, ND	1,576,726	122,000	2,284,110	38,090	0
CLEARWATER - BOISE, ID	2,622,317	585,000	3,237,199	11,287	0
COLTON HEIGHTS - MINOT, ND	286,121	80,000	846,045	31,154	0
COTTONWOOD LAKE - BISMARCK, ND	5,600,619	1,055,862	8,791,175	2,145,245	114,353
COUNTRY MEADOWS PHSI - BILLINGS, MT	0	245,623	1,897,131	2,189,533	0
COUNTRY MEADOWS PHSII - BILLINGS, MT	2,567,670	245,624	3,648,297	342,498	120,821
CRESTVIEW APTS. - BISMARCK, ND	3,305,256	235,000	4,564,607	4,896	0
CROWN COLONY - TOPEKA, KS	7,322,656	620,000	10,023,038	0	0
DAKOTA ARMS - MINOT, ND	331,538	50,000	564,752	6,437	0
DAKOTA HILL AT VALLEY RANCH - IRVING, TX	25,514,754	3,650,000	33,823,258	0	0
EASTGATE PROPERTIES - MOORHEAD, MN	1,618,343	23,917	2,020,369	79,603	0
EASTWOOD - DICKINSON, ND	216,171	40,000	394,579	10,694	0
FOREST PARK ESTATES. - GRAND FORKS, ND	7,493,912	810,000	6,310,900	183,815	0
HERITAGE MANOR - ROCHESTER, MN	4,886,409	403,256	7,018,721	176,196	0
HILL PARK PROPERTIES - BISMARCK, ND	1,324,449	224,750	2,799,409	41,979	0
IVY CLUB - VANCOUVER, WA	6,997,864	1,274,000	10,422,668	40,929	0
JENNER PROPERTIES - GRAND FORKS, ND	1,155,272	220,000	1,971,034	0	0
KIRKWOOD APTS. - BISMARCK, ND	2,293,900	449,290	3,137,992	33,941	0
LANCASTER APTS. - ST. CLOUD, MN	1,765,640	289,000	2,899,120	0	0
LEGACY APTS. - GRAND FORKS, ND	6,291,732	1,361,855	9,246,522	60,567	224,180
LEGACY UNDERGROUND - GRAND FORKS, ND	0	725,277	2,260,345	3,858,894	0
LONETREE APTS. - HARVEY, ND	0	13,584	212,125	1,666	0
MAGIC CITY APTS. - MINOT, ND	2,350,016	532,000	4,896,774	120,285	0
MEADOWS - JAMESTOWN, ND	0	167,325	111,252	3,440,032	0
MIRAMONT - FORT COLLINS, CO	11,433,772	1,470,000	12,815,175	30,425	0
NEIGHBORHOOD APTS. - COLORADO SPRINGS, CO	7,172,881	1,033,592	10,063,591	194,501	0
NORTH POINTE - BISMARCK, ND	1,660,279	143,500	2,135,988	15,289	123,687
OAK MANOR APTS. - DICKINSON, ND	0	25,000	325,484	10,550	0
OAKWOOD ESTATES - SIOUX FALLS, SD	2,027,218	342,800	3,202,531	55,140	0
OXBOW - SIOUX FALLS, SD	3,212,015	404,072	4,585,201	21,268	0
PARK EAST APTS. - FARGO, ND	3,427,187	83,000	4,868,327	115,324	0
PARK MEADOWS - WAITE PARK, MN	8,205,156	1,143,450	9,997,564	259,621	0
PARKWAY APTS. - BEULAH, ND	0	7,000	115,058	21,922	0
PEBBLE CREEK - BISMARCK, ND	0	7,200	749,493	0	0
PINE CONE APTS. - FORT COLLINS, CO	10,388,494	904,545	12,312,375	13,230	0
POINTE WEST APTS. - MINOT, ND	2,333,122	240,000	3,717,341	40,475	0
PRAIRIE WINDS APTS. - SIOUX FALLS, SD	1,315,071	144,097	1,843,578	15,169	0
RIMROCK APTS. - BILLINGS, MT	2,636,747	329,708	3,537,917	0	0
ROCKY MEADOWS 96 - BILLINGS, MT	3,746,956	655,985	5,913,331	43,055	103,378
ROSEWOOD/OAKWOOD - SIOUX FALLS, SD	1,207,736	200,000	1,747,935	0	0
SHERWOOD APTS. - TOPEKA, KS	10,983,984	1,150,000	14,748,882	0	0

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION (continued)

COST CAPITALIZATION INITIAL COST TO TRUST SUBSEQUENT TO ACQUISITION
APARTMENTS	ENCUMBRANCES	LAND	BUILDINGS & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS
SOUTH POINTE - MINOT, ND	$ 6,348,125	$ 550,000	$ 9,342,994	$ 15,137	$ 402,672
SOUTHVIEW APTS. - MINOT, ND	0	185,000	528,128	11,084	0
SOUTHWIND APTS. - GRAND FORKS, ND	4,004,202	400,000	5,312,354	66,377	0
SUNCHASE - FARGO, ND	365,012	52,870	967,421	19,554	0
SUNSET TRAIL - ROCHESTER, MN	0	504,563	2,523,846	0	0
SWEETWATER PROPERTIES - DEVILS LAKE, ND	126,522	90,767	1,483,071	0	0
THOMASBROOK - LINCOLN, NE	6,158,734	600,000	8,972,130	0	0
VALLEY PARK MANOR - GRAND FORKS, ND	2,074,754	293,500	4,226,508	9	0
VAN MALL WOODS - VANCOUVER, WA	3,947,992	600,000	5,434,347	83,965	0
WEST STONEHILL - ST. CLOUD, MN	7,676,840	939,000	10,553,684	156,402	0
WESTWOOD PARK - BISMARCK, ND	1,195,334	161,114	1,966,747	44,302	0
WOODRIDGE APTS. - ROCHESTER, MN	4,063,458	370,000	6,164,011	189,945	0
	$ 199,450,248	$ 27,676,737	$ 285,961,211	$ 14,478,077	$ 1,089,091

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000
Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

APARTMENTS	LAND	BUILDING & IMPROVEMENTS	TOTAL	ACCUMULATED DEPRECIATION	DATE ACQUIRED	LIFE ON WHICH LATEST INCOME STATEMENT IS COMPUTED
BEULAH CONDOS - BEULAH, ND	$ 6,360	$ 468,620	$ 474,980	$ 325,843	1983	15-40 years
BISON PROPERTIES - CARRINGTON, ND	100,210	508,151	608,361	352,336	1972	25-40 years
CANDLELIGHT APTS. - FARGO, ND	80,040	852,030	932,070	152,286	1993	24-40 years
CASTLE ROCK - BILLINGS, MT	736,000	4,973,639	5,709,639	172,269	1999	40 years
CENTURY APTS. - DICKINSON, ND	100,000	2,105,494	2,205,494	676,645	1986	35-40 years
CENTURY APTS.- WILLISTON, ND	200,000	3,754,445	3,954,445	1,371,671	1986	35-40 years
CHATEAU APTS. - MINOT, ND	122,000	2,322,200	2,444,200	122,043	1997	12-40 years
CLEARWATER - BOISE, ID	585,000	3,248,486	3,833,486	131,991	1999	40 years
COUNTRY MEADOWS PHSI - BILLINGS, MT	245,624	4,111,616	4,357,240	148,786	1996	40 years
COUNTRY MEADOWS PHSE II - BILLINGS, MT	245,623	4,086,664	4,332,287	148,786	1999	40 years
COLTON HEIGHTS - MINOT, ND,	80,000	877,199	957,199	389,021	1984	33-40 years
COTTONWOOD LAKE, BISMARCK, ND	1,055,862	11,050,773	12,106,636	394,069	1997	40 years
CRESTVIEW APTS. - BISMARCK, ND	235,000	4,569,503	4,804,503	728,776	1994	24-40 years
CROWN COLONY - TOPEKA, KS	620,000	10,023,038	10,643,038	136,409	2000	40 years
DAKOTA ARMS - MINOT, ND	50,000	571,189	621,189	64,611	1996	24-40 years
DAKOTA HILLS - IRVING, TX	3,650,000	33,823,258	37,473,258	176,361	2000	40 years
EASTGATE PROPERTIES - MOORHEAD, MN	23,917	2,099,972	2,123,889	1,441,442	1970	33-40 years
EASTWOOD - DICKINSON, ND	40,000	405,272	445,272	96,619	1989	24-40 years
FOREST PARK ESTATES - G. FORKS, ND	810,000	6,494,715	7,304,715	1,143,054	1993	24-40 years
HERITAGE MANOR - ROCHESTER, MN	403,256	7,194,917	7,598,173	303,954	1999	40 years
HILL PARK PROPERTIES - BISMARCK, ND	224,750	2,841,388	3,066,138	1,289,615	1985	33-40 years
IVY CLUB - VANCOUVER, WA	1,274,000	10,463,597	11,737,597	317,930	1999	40 years
JENNER PROPERTIES - GRAND FORKS, ND	220,000	1,971,033	2,191,033	137,010	1996	40 years
KIRKWOOD APTS. - BISMARCK, ND	449,290	3,171,933	3,621,223	215,453	1997	12-40 years
LANCASTER APTS. - ST. CLOUD, MN	289,000	2,899,120	3,188,120	3,020	2000	40 years
LEGACY APTS. - GRAND FORKS, ND	1,361,855	9,531,270	10,893,125	764,702	1996	24-40 years
LEGACY UNDERGRND - GRAND FORKS, ND	725,277	6,119,239	6,844,516	70,590	2000	40 years
LONETREE APTS. - HARVEY, ND	13,584	213,792	227,376	43,018	1991	24-40 years
MAGIC CITY APTS. - MINOT, ND	532,000	5,017,059	5,549,059	323,902	1997	12-40 years
MEADOWS - JAMESTOWN, ND	167,325	3,551,284	3,718,609	45,903	2000	40 years
MIRAMONT - FT. COLLINS, CO	1,470,000	12,845,599	14,315,599	1,125,672	1996	40 years
NEIGHBORHOOD APTS. - C. SPRINGS, CO	1,033,592	10,258,092	11,291,684	916,648	1996	40 years
NORTH POINTE - BISMARCK, ND	143,500	2,274,964	2,418,464	252,569	1995	24-40 years
OAK MANOR APTS. - DICKINSON, ND	25,000	336,033	361,033	72,879	1989	24-40 years
OAKWOOD ESTATES - SIOUX FALLS, SD	342,800	3,257,671	3,600,471	586,515	1993	24-40 years
OXBOW, - SIOUX FALLS, SD	404,072	4,606,469	5,010,541	630,377	1994	24-40 years
PARK EAST APTS. - FARGO, ND	83,000	4,983,651	5,066,651	253,494	1997	12-40 years
PARK MEADOWS - WAITE PARK, MN	1,143,450	10,257,185	11,400,635	951,144	1997	40 years
PARKWAY APTS. - BEULAH, ND	7,000	136,980	143,980	21,935	1988	5-40 years
PEBBLE CREEK - BISMARCK, ND	7,200	749,493	756,693	11,700	2000	40 years
PINE CONE APTS. - FT. COLLINS, CO	904,545	12,325,605	13,230,150	1,539,847	1994	40 years
POINTE WEST APTS. - MINOT, ND	240,000	3,757,816	3,997,816	600,991	1994	24-40 years
PRAIRIE WINDS APTS. - SIOUX FALLS, SD	144,097	1,858,747	2,002,844	344,299	1993	24-40 years
RIMROCK APTS. - BILLINGS, MT	329,708	3,537,917	3,867,625	70,116	2000	40 years
ROCKY MEADOWS 96 - BILLINGS, MT	655,985	6,059,764	6,715,749	536,176	1996	40 years
ROSEWOOD/OAKWOOD - SIOUX FALLS, SD	200,000	1,747,935	1,947,935	152,549	1996	40 years
SHERWOOD APTS. - TOPEKA, KS	1,150,000	14,748,882	15,898,882	201,061	2000	40 years
SOUTH POINTE - MINOT, ND	550,000	9,760,803	10,310,803	969,368	1995	24-40 years
SOUTHVIEW APTS. - MINOT, ND	185,000	539,212	724,212	77,149	1994	24-40 years
SOUTHWIND APTS - GRAND FORKS, ND	400,000	5,378,731	5,778,731	597,118	1996	24-40 years

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION - (continued)

APARTMENTS	LAND	BUILDING & IMPROVEMENTS	TOTAL	ACCUMULATED DEPRECIATION	DATE ACQUIRED	LIFE ON WHICH LATEST INCOME STATEMENT IS COMPUTED
SWEETWATER PROP. - DEVILS LAKE, ND	90,767	1,483,071	1,573,838	856,879	1972	5-40 years
SUNCHASE - FARGO, ND	52,870	986,975	1,039,845	277,628	1988	5-40 years
SUNSET TRAIL - ROCHESTER, MN	504,563	2,523,846	3,028,409	0	2000	N/A - construction in progress
THOMASBROOK APTS. - LINCOLN, NE	600,000	8,972,130	9,572,130	140,944	2000	40 years
VALLEY PARK MANOR - GRAND FORKS, ND	293,500	4,226,508	4,520,008	84,648	2000	40 years
VAN MALL WOODS - VANCOUVER - WA	600,000	5,518,313	6,118,313	211,455	1999	40 years
WEST STONEHILL - ST CLOUD, MN	939,000	10,710,087	11,649,087	1,214,126	1995	40 years
WESTWOOD PARK - BISMARCK, ND	161,114	2,011,049	2,172,163	90,573	1999	40 years
WOODRIDGE APTS. - ROCHESTER, MN	370,000	6,353,956	6,723,956	553,668	1996	40 years
	$ 27,676,737	$ 301,528,379	$329,205,116	$ 25,029,645

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

COST CAPITALIZATION INITIAL COST TO TRUST SUBSEQUENT TO ACQUISITION
OFFICE BUILDINGS	ENCUMBRANCES	LAND	BUILDINGS & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS
1ST AVENUE BUILDING - MINOT, ND	$ 0	$ 30,000	$ 497,635	$ 2,826	$ 0
401 SOUTH MAIN - MINOT, ND	0	70,600	538,519	4,188	0
408 1ST STREET SE - MINOT, ND	0	10,000	36,907	0	0
7901 FLYING CLOUD DR - EDEN PRAIRIE, MN	0	1,062,000	3,859,181	0	0
CREEKSIDE OFF BLDG. - BILLINGS, MT	1,160,384	311,310	1,373,608	54,223	0
LESTER CHIROPRACTIC CLINIC - BISMARCK, ND	0	25,000	243,917	0	0
LEXINGTON COMMERCE CENTER - EAGAN, MN	3,424,614	453,400	5,035,922	0	0
NORTHGATE II - MAPLE GROVE, MN	1,573,471	357,800	1,982,264	0	0
SOUTHEAST TECH CENTER - EAGAN, MN	4,257,628	559,500	5,551,871	0	0
WALTERS 214 SO MAIN - MINOT, ND	0	27,055	84,885	56	0
	$ 10,416,098	$ 2,906,665	$ 19,204,709	$ 61,294	$ 0

COMMERCIAL
AMERICA'S BEST WAREHOUSE - BOISE, ID	$ 3,382,026	$ 765,000	$ 4,019,068	$ 4,026	$ 0
AMERITRADE - OMAHA, NE	6,007,724	326,500	7,957,477	22,559	0
ARROWHEAD SHOPPING CENTER - MINOT, ND	1,318,413	100,359	2,730,805	81,657	0
BARNES & NOBLE - FARGO, ND	1,921,048	540,000	2,752,012	0	0
BARNES & NOBLE - OMAHA, NE	2,081,135	600,000	3,099,101	96	0
CARMIKE THEATRE - GRAND FORKS, ND	1,897,054	183,515	2,295,154	0	67,068
COMPUSA - KENTWOOD, MI	1,412,841	225,000	1,888,574	0	0
CORNER EXPRESS - MINOT, ND	835,524	195,000	1,001,342	384,918	0
CORNER EXPRESS - EAST GRAND FORKS, ND	0	150,000	1,235,315	0	0
EDGEWOOD VISTA - BELGRADE, MT	0	14,300	434,596	0	0
EDGEWOOD VISTA - BILLINGS, MT	676,544	130,000	850,218	0	0
EDGEWOOD VISTA - COLUMBUS, NE	0	14,300	434,480	0	0
EDGEWOOD VISTA - DULUTH, MN	0	390,000	3,822,400	0	0
EDGEWOOD VISTA - EAST GRAND FORKS, MN	577,697	25,000	874,821	0	0
EDGEWOOD VISTA - GRAND ISLAND, NE	0	14,300	434,480	0	0
EDGEWOOD VISTA - MINOT, ND	4,040,219	260,000	6,010,707	0	0
EDGEWOOD VISTA - MISSOULA, MT	582,852	108,900	853,528	0	0
EDGEWOOD VISTA - SIOUX FALLS, SD	679,748	130,000	844,739	0	0
EDGEWOOD VISTAS - UNDER CONSTRUCTION - OMAHA, HASTINGS & FREEMONT, NE	0	42,900	166,687	0	0
EVERGREEN 72 - EVERGREEN, CO	0	200,000	1,209,445	0	0
GREAT PLAINS SOFTWARE - FARGO, ND	9,297,644	125,501	15,249,652	0	0
LINDBERG BLDG. - EDEN PRAIRIE, MN	1,160,638	198,000	1,257,789	152,746	0
MAPLEWOOD SQUARE - ROCHESTER, MN	7,470,748	3,275,000	5,348,946	3,275,000	0
MED PARK MALL - GRAND FORKS, ND	3,422,211	680,500	4,131,362	680,500	0
MINOT PLAZA - MINOT, ND	0	50,000	459,079	874	0
PETCO WAREHOUSE - FARGO, ND	982,755	324,148	927,541	0	27,245
PIONEER SEED - MOORHEAD, MN	250,962	56,925	596,951	0	0
STONE CONTAINER - FARGO, ND	2,732,568	440,251	4,469,078	0	89,156
VIRO-MED - EDEN PRAIRIE, MN	2,997,813	666,000	4,197,634	0	0
WEDGEWOOD - SWEETWATER, GA	1,462,258	334,346	3,637,532	0	0
	$ 55,190,421	$ 10,565,745	$ 83,190,515	$ 4,602,377	$ 183,469

	$ 265,056,767	$ 41,149,147	$ 388,356,435	$ 19,141,748	$ 1,272,560

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

OFFICE BUILDINGS	LAND	BUILDING & IMPROVEMENTS	TOTAL	ACCUMULATED DEPRECIATION	DATE ACQUIRED	LIFE ON WHICH LATEST INCOME STATEMENT IS COMPUTED
1ST AVENUE BUILDING - MINOT, ND	$ 30,000	$ 570,462	$ 530,462	$ 363,385	1981	33-40 years
401 SOUTH MAIN - MINOT, ND	70,600	542,707	613,307	152,810	1987	24-40 years
408 1ST STREET SE - MINOT, ND	10,000	36,907	46,907	25,805	1986	19-40 years
7901 FLYING CLOUD DR - EDEN PRAIRIE, MN	1,062,000	3,859,181	4,921,181	36,457	2000	40 years
CREEKSIDE OFF BLDG. - BILLINGS, MT	311,310	1,427,832	1,739,142	272,274	1992	40 years
LESTER CHIROPRACTIC CLINIC - BISMARCK, ND	25,000	243,917	268,917	70,303	1988	40 years
LEXINGTON COMMERCE CENTER - EAGAN, MN	453,400	5,035,922	5,489,322	45,801	2000	40 years
NORTHGATE II - MAPLE GROVE, MN	357,800	1,982,264	2,340,064	18,490	2000	40 years
SOUTHEAST TECH CENTER - EAGAN, MN	559,500	5,551,871	6,111,371	52,044	2000	40 years
WALTERS 214 SO MAIN - MINOT, ND	055	84,941	111,996	76,758	1978	20-40 years
	$ 2,906,665	$ 19,266,003	$ 2,172,668	$ 1,114,126

COMMERCIAL
AMERICA'S BEST WAREHOUSE - BOISE, ID	$ 765,000	$ 4,023,094	$ 4,788,094	$ 798,268	1994	40 years
AMERITRADE - OMAHA, NE	326,500	7,980,035	8,306,535	207,719	1999	40 years
ARROWHEAD SHOPPING CENTER - MINOT, ND	100,359	2,812,463	2,912,822	2,179,674	1973	15 1/2 - 40 years
BARNES & NOBLE - FARGO, ND	540,000	2,752,012	3,292,012	378,402	1994	40 years
BARNES & NOBLE - OMAHA, NE	600,000	3,099,197	3,699,197	348,651	1995	40 years
CARMIKE THEATRE - GRAND FORKS, ND	183,515	2,362,222	2,545,737	324,743	1994	40 years
COMPUSA - KENTWOOD, MI	225,000	1,888,574	2,113,574	165,250	1996	40 years
CORNER EXPRESS, MINOT, ND	195,000	1,386,260	1,581,260	53,754	1999	40 years
CORNER EXPRESS - EAST GRAND FORKS, ND	150,000	1,235,315	1,385,315	14,155	2000	40 years
EDGEWOOD VISTA - BELGRADE, MT	14,300	434,596	448,896	8,597	2000	40 years
EDGEWOOD VISTA - BILLINGS, MT	130,000	850,218	980,218	39,759	1999	40 years
EDGEWOOD VISTA - COLUMBUS, NE	14,300	434,480	448,780	8,594	2000	40 years
EDGEWOOD VISTA - DULUTH, MN	390,000	3,822,400	4,212,400	8,367	2000	40 years
EDGEWOOD VISTA - EAST GRAND FORKS, MN	25,000	874,821	899,821	61,046	1997	40 years
EDGEWOOD VISTA - GRAND ISLAND, NE	14,300	434,480	448,780	8,594	2000	40 years
EDGEWOOD VISTA - MINOT, ND	260,000	6,010,707	6,270,707	378,175	1997	40 years
EDGEWOOD VISTA - MISSOULA, MT	108,900	853,528	962,428	74,684	1997	40 years
EDGEWOOD VISTA - SIOUX FALLS, SD	130,000	844,739	974,739	39,556	1999	40 years
EDGEWOOD VISTAS - UNDER CONSTRUCTION - OMAHA, HASTINGS & FREEMONT, NE	42,900	166,687	209,587	0	2000	N/A - construction in progress
EVERGREEN 72 - EVERGREEN, CO	200,000	1,209,445	1,409,445	1,260	2000	40 years
GREAT PLAINS SOFTWARE - FARGO, ND	125,501	15,249,652	15,375,154	269,900	2000	40 years
LINDBERG BLDG. - EDEN PRAIRIE, MN	198,000	1,410,535	1,608,535	258,369	1992	40 years
MAPLEWOOD SQUARE - ROCHESTER, MN	3,275,000	8,623,946	11,898,946	170,877	2000	40 years
MEDPARK MALL - GRAND FORKS, ND	680,500	4,811,862	5,492,362	25,044	2000	40 years
MINOT PLAZA - MINOT, ND	50,000	459,954	509,954	85,802	1993	40 years
PETCO - FARGO, ND	324,148	954,786	1,278,934	130,549	1994	40 years
PIONEER SEED - MOORHEAD, MN	56,925	596,951	653,876	122,031	1992	40 years
STONE CONTAINER - FARGO, ND	440,251	4,558,234	4,998,485	510,187	1995	40 years
VIRO-MED - EDEN PRAIRIE, MN	666,000	4,197,634	4,863,634	126,728	1999	40 years
WEDGEWOOD - SWEETWATER, GA	334,346	3,637,532	3,971,878	290,446	1996	40 years
	$ 10,565,745	$ 87,976,360	$ 98,542,106	$ 7,089,181

	$ 41,149,147	$ 408,773,743	$ 49,919,890	$ 33,232,952

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

Reconciliations of total real estate carrying value for the three years ending April 30, 2000, 1999 and 1998 are as follows:

	2000	1999	1998
Balance at beginning of year	$295,825,839	$231,416,322	$191,884,509
Additions during year
- acquisitions	155,284,745	62,455,508	39,014,223
- improvements and other	7,041,248	4,780,853	1,788,339
	$458,151,832	$298,652,683	$232,687,071
Deduction during year
- cost of real estate sold	-6,912,626	-2,826,844	-1,270,749
- impairment valuation	-1,319,316	0	0
Balance at close of year	$449,919,890	$295,825,839	$231,416,322

Reconciliations of accumulated depreciation for the three years ended April 30, 2000, 1999 and 1998 are as follows:

	2000	1999	1998
Balance at beginning of year	$26,112,399	$21,516,129	$16,948,156
Additions during year
- provisions for depreciation	8,460,112	5,966,874	4,791,907
Deduction during year
- accumulated depreciation on real estate sold	-1,339,559	-1,370,604	-223,934
Balance at close of year	$ 33,232,952	$ 26,112,399	$ 21,516,129

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

Schedule XII
INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

	Interest Rate	Final Maturity Date	Payment Terms	Prior Liens	Face Amt. of Mortgages	Carrying Amt. of Mortgages	Prin. Amt of Loans Subject to Delinquent Prin. or Int.
RESIDENTIAL
Fricke	7.00%	01/01/02	Monthly	-	$ 7,470	$ 2,269	$ 0
Higley Heights - Phoenix, AZ	8.00%	03/31/12	Quarterly	-	809,756	598,843	0
Rolland Hausmann	9.00%	02/01/16	Monthly	-	315,659	287,115	0
Diamond T - Scottsbluff, NE	8.00%	11/01/02	Monthly /Balloon	-	115,000	108,752	0
K-MOX - Prior Lake, MN	8.00%	01/01/04	Monthly /Balloon	-	46,500	45,930	0
Duane Peterson	Variable	-	Quarterly	-	130,000	130,000	0
Edgewood - Norfolk, NE	11.00%	04/01/01	Balloon	-	477,375	477,375	0
LESS:					$ 1,901,760	$1,650,284	$ 0
Unearned discounts						-392
Allowance for loan losses						- 120,314
						$ 1,529,578
	2000	1999
MORTGAGE LOANS RECEIVABLE, BEGINNING OF YEAR	$10,721,214	$ 3,438,308
New participations in and advances on mortgage loans	607,375	7,655,061
	$11,328,589	$11,093,369
Collections	-9,678,305	-372,155
Write-off through allowance	0	0
MORTGAGE LOANS RECEIVABLE, END OF YEAR	$ 1,650,284	$10,721,214

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	2000	1999	1998	1997	1996
Consolidated Income Statement Data
Revenue	$ 55,445,193	$ 39,927,262	$ 32,407,545	$ 23,833,981	$ 18,659,665
Income before gain/loss on properties and minority interest	9,867,874	6,401,676	4,691,198	3,499,443	3,617,807
Gain on repossession/ Sale of properties	1,754,496	1,947,184	465,499	398,424	994,163
Loss on Impairment of Properties	-1,319,316	0	0	0	0
Minority interest of portion of operating partnership income	-1,495,209	-744,725	-141,788	-18	0

Net income	8,807,845	7,604,135	5,014,909	3,897,849	4,611,970
Consolidated Balance Sheet Data
Total real estate investments	$418,216,516	$280,311,442	$213,211,369	$177,891,168	$122,377,909
Total assets	432,978,299	291,493,311	224,718,514	186,993,943	131,355,638
Shareholders' equity	109,920,591	85,783,294	68,152,626	59,997,619	50,711,920
Consolidated Per Share Data (basic and diluted)
Income before gain/loss on properties and minority interest	$ .47	$ .37	$ .30	$ .25	$ .30
Net Income	.42	.44	.32	.28	.38
Dividends	.51	.47	.42	.39	.37

CALENDAR YEAR	1999	1998	1997	1996	1995
Tax status of dividend
Capital gain	30.3%	6.3%	2.9%	21.0%	1.6%
Ordinary income	69.7%	76.0%	97.1%	79.0%	98.4%
Return of capital	0%	17.7%	0.0%	0.0%	0.0%

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INVESTORS REAL ESTATE TRUST AND AFFILIATED PARTNERSHIPS
April 30, 2000, 1999 and 1998

GAIN FROM PROPERTY DISPOSITIONS

	Total Original Gain(Loss)	Unrealized 04/30/00	Realized 04/30/00	Realized 04/30/99	Realized 04/30/98
Brooklyn Addition - Minot, ND*	$ 25,000	$ 0	$ 1,000	$ 1,000	$ 1,000
Superpumper - Grand Forks, ND	86,479	0	86,479	0	0
Superpumper - Crookston, ND	89,903	0	89,903	0	0
Superpumper - Langdon, ND	64,352	0	64,352	0	0
Superpumper - Sidney, MT	17,161	0	17,161	0	0
Mandan Apartments - Mandan, ND	75,612	0	75,612	0	0
Sweetwater Apts., - Devils Lake, ND	335,303	0	335,303	0	0
Hutchinson Technology - Hutchinson, MN	1,109,003	0	1,109,003	0	0
Jenner 18-Plex - Devils Lake, ND	-14,009	0	-14,009	0	0
Virginia Apartments - Minot, ND	-10,308	0	-10,308	0	0
1302 South 19 ½ - Minot, ND*	87,699	0	0	0	15,713
Fairfield Apts - Marshall, MN	80,121	0	0	80,121	0
Superpumper - Emerado, ND	158,146	0	0	158,146	0
Park Place Apts - Waseca, MN	366,018	0	0	366,018	0
Bison Properties - Jamestown, ND	1,341,899	0	0	1,341,899	0
Scottsbluff Estates - Scottsbluff, NE	326,138	0	0	0	326,138
Superpumper - Bottineau, ND	83,579	0	0	0	83,579
Superpumper - New Town, ND	25,417	0	0	0	25,417
Other gains	13,652	0	0	0	13,652
		$ 0	$1,754,496	$1,947,184	$ 465,499

*     The gain from the sale of these properties is being realized based on the installment method. The amount of deferred gain realized was $1,000, $1,000 and $16,713 for the years ended April 30, 2000, 1999 and 1998, respectively.

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

MORTGAGE LOANS PAYABLE

	Interest Rate	Final Maturity Date	Periodic Payment Terms	Face Amount of Mortgage	Carrying Amount of Mortgage	Delinquent Principal or Interest
1112 32nd Ave SW - Minot, ND	9.00%	07/20/10	Monthly	$ 425,000	$ 331,490	$ 0
177 10th Ave East - Dickinson, ND	7.50%	110/1/18	Monthly	250,963	216,192	0
4301 9th Ave Sunchase II - Fargo, ND	9.04%	09/01/02	Monthly	364,765	76,192	0
4313 9th Ave Sunchase II - Fargo, ND	7.75%	02/01/14	Monthly	370,000	288,820	0
America's Best Furniture - Boise, ID	9.75%	03/29/03	Monthly	3,750,000	3,382,026	0
Ameritrade - Omaha, NE	7.25%	050/1/19	Monthly	6,150,000	6,007,919	0
Arrowhead Shopping Center - Minot, ND	8.25%	01/01/20	Monthly	1,325,000	1,318,413	0
Barnes & Noble Stores - ND & NE	7.98%	12/01/10	Monthly	4,900,000	4,001,233	0
Candlelight Apts. - Fargo, ND	7.50%	12/01/99	Monthly	578,000	444,065	0
Carmike - Grand Forks, ND	7.75%	020/1/07	Monthly	1,750,000	1,897,054	0
Castle Rock - Billings , ND	6.66%	030/1/09	Monthly	3,950,000	3,903,474	0
Century Apts. - Dickinson, ND	8.38%	03/01/06	Monthly	1,595,000	1,437,073	0
Century Apts. - Williston , ND	8.38%	03/01/06	Monthly	2,700,000	2,432,662	0
Chateau Apts. - Minot, ND	8.38%	03/01/06	Monthly	1,674,350	1,576,726	0
Clearwater Apts. - Boise , ID	6.47%	0101/09	Monthly	2,660,000	2,622,317	0
Colton Heights - Minot, ND	8.75%	03/01/07	Monthly	730,000	286,335	0
Cottonwood-Phase I - Bismarck, ND	6.59%	01/01/09	Monthly	2,800,000	2,761,222	0
Cottonwood-Phase II - Bismarck, ND	7.55%	11/01/09	Monthly	2,850,000	2,839,397	0
Country Meadows - Billings, MT	7.51%	01/01/08	Monthly	2,660,000	2,567,670	0
Creekside - Billings, MT	7.375%	06/01/13	Monthly	1,250,000	1,160,384	0
Crestview Apts. - Bismarck , ND	6.91%	070/1/08	Monthly	3,400,000	3,305,256	0
CompUSA - Kentwood, MI	7.75%	02/01/11	Monthly	1,565,361	1,412,841	0
Corner Express - East Grand Forks, MN	7.52%	10/01/13	Monthly	885,000	835,734	0
Crown Colony Apts. - Topeka, KS	7.55%	08/01/09	Monthly	7,350,000	7,322,656	0
Dakota Hill - Irving TX	7.88%	01/01/10	Monthly	25,550,000	25,514,754	0
Eastgate - Moorhead, MN	7.19%	090/1/09	Monthly	1,627,500	1,618,343	0
Edgewood Vista - Missoula , MT	9.75%	04/15/12	Monthly	647,500	582,852	0
Edgewood Vista - East Grand Forks, MN	7.79%	07/05/12	Monthly	650,000	577,894	0
Edgewood Vista - Minot , ND	7.52%	08/01/12 & 10/01/12	Monthly	4,075,553	4,040,219	0
Edgewood Vista - Sioux Falls , SD	7.52%	070/1/13	Monthly	720,000	679,919	0
Edgewood Vista - Billings , MT	7.13%	100/1/13	Bond-Semi	720,000	676,544	0
Forest Park Estates - Grand Forks, ND	7.33%	080/1/09	Monthly	7,595,000	7,493,912	0
Great Plains Software - Fargo, ND	7.08%	1001/13	Monthly	9,500,000	9,297,644	0
Heritage Manor - Rochester , MN	6.80%	10/01/18	Monthly	5,075,000	4,886,409	0
Hill Park Properties - Bismarck, ND	8.38%	06/01/06	Monthly	1,470,000	1,324,449	0
Ivy Club Apts. - Vancouver, WA	7.355%	12/01/01	Monthly	7,092,443	6,997,864	0
Jenner Properties - Grand Forks, ND	7.75%	11/01/04	Monthly	1,391,585	1,155,242	0
Kirkwood Manor - Bismarck, ND	8.15%	05/01/10	Monthly	2,293,900	2,293,900	0
Lancaster Apts. - St. Cloud, MN	7.04%	08/01/18	Monthly	1,769,568	1,765,640	0
Legacy Apts. Phase I - Grand Forks, ND	7.07%	01/01/05	Monthly	4,000,000	3,790,344	0

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

MORTGAGE LOANS PAYABLE (continued)

	Interest Rate	Final Maturity Date	Periodic Payment Terms	Face Amount of Mortgage	Carrying Amount of Mortgage	Delinquent Principal or Interest
Legacy Apts. Phase II - Grand Forks, ND	7.07%	05/29/08	Monthly	2,575,000	2,501,388	0
Lexington Commerce Center - Eagan, MN	8.09%	02/01/10	Monthly	3,431,750	3,424,614	0
Lindberg Bldg. - Eden Prairie, MN	7.625%	02/01/07	Monthly	950,000	1,160,638	0
Magic City Apts. - Minot, ND	9.00%	10/10/10	Monthly	$ 2,794,299	$ 2,350,016	$ 0
Maplewood Square - Rochester, MN	6.90%	08/01/09	Monthly	7,670,000	7,470,808	0
MedPark Mall - Grand Forks, ND	8.75%	02/01/10	Monthly	3,425,000	3,422,211	0
Miramont Apts. - Ft. Collins, CO	8.25%	08/01/36	Monthly	11,582,472	11,433,772	0
Neighborhood Apts. - Colorado Springs, CO	7.98%	0101/07	Monthly	7,525,000	7,172,881	0
NorthGate II - Maple Grove, MN	8.09%	02/01/10	Monthly	1,576,750	1,573,471	0
North Pointe - Bismarck, ND	7.12%	020/1/07	Monthly	1,400,000	1,660,279	0
Oakwood Estates - Sioux Falls, SD	8.38%	Balloon 03/01/06	Monthly	2,250,000	2,027,218	0
Oxbow - Sioux Falls , SD	8.38%	030/1/06	Monthly	3,565,000	3,212,015	0
Park East Apts. - Fargo, ND	6.82%	050/1/08	Monthly	3,500,000	3,427,168	0
Park Meadows Phase I - Waite Park, MN	7.00%	09/01/09	Monthly	3,022,500	3,005,494	0
Park Meadows Phase II - Waite Park, MN	7.899%	10/01/05	Monthly	2,214,851	2,094,661	0
Park Meadows Phase III - Waite Park, MN	4.00%	30 yr bond	Monthly	3,235,000	3,105,000	0
PETCO Warehouse - Fargo, ND	7.28%	09/01/08	Monthly	1,100,000	982,755	0
Pinecone - Ft. Collins, CO	7.125%	12/01/33	Monthly	10,685,215	10,388,494	0
Pioneer Building - Fargo, ND	8.00%	12/01/06	Monthly	425,000	250,962	0
Pointe West Apts. - Minot, ND	6.91%	07/01/08	Monthly	2,400,000	2,333,122	0
Prairie Winds Apts. - Sioux Falls, SD	7.04%	07/01/09	Monthly	1,325,000	1,315,071	0
Rimrock Apts. - Billing, MT	7.33%	08/01/09	Monthly	2,625,000	2,636,747	0
Rocky Meadows - Billings , MT	7.33%	08/01/09	Monthly	3,780,000	3,746,956	0
RoseWood/Oakwood - Sioux Falls, SD	8.38%	09/01/96	Monthly	1,323,000	1,207,736	0
Sherwood Apts. - Topeka, KS	7.55%	08/01/09	Monthly	11,025,000	10,983,984	0
SouthEast Tech Center - Eagan, MN	8.09%	02/01/10	Monthly	4,266,500	4,257,628	0
South Pointe - Minot, ND	7.12%	02/01/07	Monthly	6,500,000	6,348,125	0
Southwind Apts. - Grand Forks, ND	7.12%	02/01/07	Monthly	3,780,000	4,004,202	0
Stone Container - Fargo, ND	8.25%	02/01/11	Monthly	3,300,000	2,732,568	0
Sweetwater 24 Plex - Grafton, ND	9.75%	02/01/03	Monthly	270,000	53,527	0
Sweetwater 18 Plex - Grafton, ND	9.75%	020/1/03	Monthly	198,000	72,995	0
Thomasbrook - Lincoln, NE	7.22%	10/01/09	Monthly	6,200,000	6,158,734	0
Valley Park Manor - Grand Forks, ND	8.375%	10/01/01	Monthly	2,122,200	2,074,754	0
Van Mall Woods - Vancouver, WA	6.86%	12/01/03	Monthly	4,070,426	3,947,992	0
VIROMED - Eden Prairie, MN	6.98%	040/1/14	Monthly	3,120,000	2,997,813	0
Wedgewood Retirement - Sweetwater, GA	8.4825%	05/01/17	Monthly	1,566,720	1,462,257	0
West Stonehill - St. Cloud, MN	7.93%	06/01/17	Monthly	8,232,569	7,676,840	0
Westwood Park - Bismarck, ND	7.88%	12/01/09	Monthly	1,200,000	1,195,334	0
Woodridge Apts. - Rochester, MN	7.85%	010/1/17	Monthly	4,410,000	4,063,458	0
TOTALS				$ 274,753,740	$ 265,056,767	$ 0

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
April 30, 2000

SIGNIFICANT PROPERTY ACQUISITIONS

Acquisitions for cash, assumptions of mortgages, and issuance of units in the operating partnership

COMMERCIAL
Maplewood Square - Rochester, MN	$ 11,800,000
Great Plains - Fargo, ND	15,000,000
Edgewood Vista - Grand Island, NE	446,000
Edgewood Vista - Columbus, NE	446,000
Edgewood Vista - Belgrade, MT	446,000
Corner C-Store - East Grand Forks, MN	1,385,000
Flying Cloud Drive - Eden Prairie, MN	4,900,000
Lexington Commerce Center - Eagan, MN	4,800,000
Northgate II - Maple Grove, MN	2,300,000
Southeast Tech Center - Eagan, MN	6,050,000
MedPark Mall - Grand Forks, ND	5,300,000
Edgewood Vista - Hermantown, MN	4,800,000
$ 57,673,000
RESIDENTIAL
Rimrock West - Billings, MT	3,750,000
Valley Park Manor - Grand Forks, ND	4,400,000
The Meadows I - Jamestown, ND ***	247,700
Thomasbrook - Lincoln, NE	9,188,470
Pebble Creek - Bismarck, ND	720,000
Country Meadows II - Billings, MT***	3,010,325
Crown Colony - Topeka, KS	10,500,000
Sherwood - Topeka, KS	15,750,000
Sunset Trail - Rochester, MN**	1,500,000
Legacy IV - Grand Forks, ND	4,301,250
Dakota Hill - Irving, TX	36,500,000
The Meadows II - Jamestown, ND	1,845,000
Lancaster Place - St. Cloud, MN	3,200,000
The Meadows III - Jamestown, ND**	68,000
Cottonwood Lake III - Bismarck, ND**	2,631,000
$97,611,745
TOTAL	$155,284,745

 **Property not placed in service at April 30, 2000. Additional costs are still to be incurred.
***Represents costs to complete a project started in year ending April 30, 1999.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (unaudited)

QUARTER ENDED
	7-31-99	10-31-99	01-31-00	04-30-00
Revenues	$11,201,913	$12,900,697	$14,054,660	$17,287,923
Income before gain(loss) on properties and minority interest	1,801,322	2,478,912	2,390,868	3,196,772
Net gain(loss) on sale of properties	257,895	1,519,918	0	-23,317
Loss on Impairment of Properties	0	0	0	-1,319,316
Minority interest of unitholders in operating partnership	-235,935	-579,625	-369,028	-310,621
Net Income	1,823,282	3,419,205	2,021,840	1,543,518
Per share (basic and diluted)
Income before gain/loss on properties and minority interest	.10	.12	.11	.14
Net Income	.09	.16	.11	.06
QUARTER ENDED
	7-31-98	10-31-98	01-31-99	04-30-99
Revenues	$ 9,102,179	$ 9,836,370	$10,236,797	$10,151,916
Income before gain on properties and minority interest	1,327,851	1,760,067	1,732,928	1,580,830
Net gain on sale of properties	366,017	1,341,899	80,122	158,146
Minority interest of unitholders in operating partnership	-133,863	-287,579	-158,820	-164,463
Net Income	1,560,005	2,814,387	1,654,228	1,575,515
Per share (basic and diluted)
Income before gain on properties and minority interest	.07	.09	.09	.08
Net Income	.09	.17	.09	.09
QUARTER ENDED
	7-31-97	10-31-97	01-31-98	04-30-98
Revenues	$7,183,761	$7,996,262	$8,440,393	$8,787,129
Income before gain on properties and minority interest	894,045	1,233,451	1,358,752	1,204,950
Net gain on sale of properties	36,096	83,579	326,138	16,713
Minority interest of unitholders in operating partnership	-9	-9,423	-64,006	-68,350
Net Income	933,105	1,307,607	1,620,884	1,153,313
Per share (basic and diluted)
Income before gain on properties and minority interest	.06	.08	.08	.07
Net Income	.06	.09	.10	.07

The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.

FINANCIAL STATEMENTS - THIRD QUARTER FISCAL 2001 (UNAUDITED)

The accompanying condensed consolidated financial statements of Investors Real Estate Trust, and its subsidiaries (collectively, the "Company"), included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the footnotes thereto contained in the Annual Report on Form 10-K405 for the year ended April 30, 2000, of Investors Real Estate Trust, as filed with the SEC.  The Condensed Consolidated Balance Sheet at April 30, 2000, contained herein, was derived from audited financial statements, but does not include all disclosures included in the Form 10-K405 and applicable under generally accepted accounting principles.  Certain information and footnote disclosures normally included in interim financial statements prepared in accordance with generally accepted accounting principles have been omitted.

In the opinion of the company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (of a normal recurring nature) necessary for a fair presentation of the financial statements.  The results of operations for the nine months ended January 31, 2001, are not necessarily indicative of operating results for the entire year.

INVESTORS REAL ESTATE TRUST
CONSOLIDATED FINANCIAL STATEMENTS

BALANCE SHEET
(unaudited)

ASSETS	01/31/01	04/30/00
Real Estate Investments
Real Estate Owned	$ 553,295,579	$ 449,919,890
Less Accumulated Depreciation	-42,181,649	-33,232,952
	$ 511,113,930	$ 416,686,938

Mortgage Loans Receivable	$ 1,555,043	$ 1,650,284
Less Discounts and Allowances	-120,314	-120,706
Total Real Estate Investments	$ 512,548,659	$ 418,216,516

The remainder of this page has been left blank intentionally.

balance sheets - continued

OTHER ASSETS	01/31/01	04/30/00
Cash	$ 7,716,140	$ 3,449,264
Marketable Securities - Held to Maturity	2,419,184	2,601,420
Marketable Securities - Available for Sale	635,141	572,811
Accounts Receivable	230,878	467,441
Rent Receivable	1,713,077	1,055,922
Real Estate Deposits	2,930,970	768,850
Prepaid Insurance	180,753	110,183
Prepaid Dividend	506,527	0
Tax and Insurance Escrow	4,975,202	3,218,603
Deferred Charges	1,157,406	2,517,289
Furniture and Fixtures	331,942	0
Goodwill	1,577,604	0
TOTAL ASSETS	$ 536,923,483	$ 432,978,299
LIABILITIES
Accounts Payable and Accrued Expenses	$ 9,346,514	$ 6,343,595
Notes Payable	7,500,000	6,452,420
Mortgages Payable	343,797,275	265,056,767
Investment Certificates Issued	10,924,787	10,087,256
TOTAL LIABILITIES	$ 371,568,576	$ 287,940,038

Minority Interest in Partnerships Limited Partner - NSCM	3,278,890	0
Minority Interest in Operating Partnership Limited Partnership Units 6,194,395 on 01/31/01 4,621,618 on 04/30/00	$ 47,774,266	$ 35,117,670
SHAREHOLDERS' EQUITY Shares of Beneficial Interest 23,340,448 on 01/31/01 22,452,069 on 04/30/00	$ 126,306,769	$ 119,233,172
Accumulated Distribution in Excess of Net Income	-11,848,843	-9,094,076
Accumulated Other Comprehensive Income/Loss	-156,175	-218,505
Total Shareholders' Equity	114,301,751	109,920,591
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 536,923,483	$ 432,978,299

STATEMENT OF OPERATIONS
For the Three-Month and Nine-Month Periods Ended January 31, 2001 and 2000

	3 Months Ended 01/31/01	3 Months Ended 01/31/00	9 Months Ended 01/31/01	9 Months Ended 01/31/00
REVENUE
Real Estate Rentals*	$ 18,619,120	$ 13,764,781	$ 54,127,259	$ 37,216,450
Interest, Discounts and Fees	385,617	289,879	713,382	940,820
Total Revenue	$ 19,004,737	$ 14,054,660	$ 54,840,641	$ 38,157,270
OPERATING EXPENSE
Interest	$ 6,301,051	$ 4,431,814	$ 18,079,455	$ 11,732,673
Utilities and Maintenance	2,845,786	1,994,123	8,234,629	5,560,718
Taxes	1,847,064	1,261,261	5,247,862	3,357,454
Insurance	187,534	140,140	529,286	373,050
Property Management Expenses	1,540,540	1,137,537	4,320,100	3,025,581
Administrative Expense & Trustee Services	273,870	294,841	1,113,520	818,673
Operating Expenses	60,899	129,158	265,454	500,763
Amortization	124,576	43,666	335,491	155,474
Total Expenses	$ 13,181,320	$ 9,432,540	$ 38,125,797	$ 25,524,386
OPERATING INCOME (before reserves)	$ 5,823,417	$ 4,622,120	$ 16,714,844	$ 12,632,884
DEPRECIATION	-3,103,738	-2,231,252	-8,802,084	-5,961,808
INCOME BEFORE GAIN/LOSS ON PROPERTIES AND MINORITY INTEREST	2,719,679	2,390,868	7,912,760	6,671,076
GAIN ON SALE OF INVESTMENT	25,124	0	25,124	1,777,814
MINORITY INTEREST OTHER PARTNERSHIP
	8,775	0	8,775	0
MINORITY INTEREST PORTION OF OPERATING PARTNERSHIP INCOME	-426,316	-369,028	-1,390,602	-1,184,588
NET INCOME	$ 2,327,262	$ 2,021,840	$ 6,556,057	$ 7,264,302

*   Includes $251,252 and $881,713 for 3 months and 9 months ended 01/31/01 respectively of "straight-line rents." "Straight-line rents" were not significant and, therefore, not included in the prior year's results.

STATEMENT OF OPERATIONS CONTINUED

	3 Months Ended 01/31/01	3 Months Ended 01/31/00	9 Months Ended 01/31/01	9 Months Ended 01/31/00
PER SHARE
Income before Gain(Loss) on Properties Sold (after minority interest and reserves)	$ 0.10	$ 0.09	$ 0.28	$ 0.26
Gain on Sale of Investments	0.00	0.00	0.00	0.09
Net Income Per Share	0.10	0.09	0.29	0.35
Dividends Paid Per Share	0.140	0.128	0.4075	0.378
Average Number of Shares Outstanding	23,217,257	21,652,944	22,952,316	20,549,278

OPERATING PARTNERSHIP FUNDS FROM OPERATIONS
Income before Gain(Loss) on Properties Sold**	$ 2,719,679	$ 2,390,868	$ 7,912,760	$ 6,671,076
Plus Depreciation	3,103,738	2,231,252	8,802,084	5,961,808
Funds from Operations**	$ 5,823,417	$ 4,622,120	$ 16,714,844	$ 12,632,884
Average Number of Shares and Operating Partnership Units Outstanding	29,135,078	25,386,914	28,328,616	23,541,549

** Includes $251,252 and $881,713 for 3 months and 9 months ended 01/31/01 respectively of "straight-line rents." "Straight-line rents" were not significant and, therefore, not included in the prior year's results.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Nine-Month Periods Ended January 31, 2001 and 2000

	01/31/01	01/31/00
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	6,556,057	$ 7,264,301
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and Amortization	9,137,575	6,117,282
Minority interest portion of operating partnership income	1,390,602	1,184,588
Accretion of discount on contracts	-392	-1,129
Gain on Sale of Properties	-25,124	-1,777,814
Interest reinvested in investment certificates	228,247	258,941
Changes in other assets and liabilities:
(Increase) decrease in real estate deposits	-2,162,120	-1,531,600
(Increase) decrease in other assets	-1,329,630	-328,976
(Increase) decrease in rent receivable	-405,903	0
(Increase) decrease in tax and insurance escrow	-1,756,599	-1,540,373
(Increase) decrease in deferred charges	-953,980	-866,186
Increase (decrease) in accounts payable & accrued expenses	3,002,919	2,017,767
Net cash provided from operating activities	$ 13,681,652	$ 10,796,801

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturity of marketable securities held to maturity	$ 182,236	$ 268,784
Principal payments on mortgage loans receivable	2,273,047	496,151
Proceeds from sale of property	0	296,462
Payments for acquisition and improvements of properties	-30,726,764	-42,537,828
Purchase of marketable securities available for sale	0	0
Investment in Mortgage loan receivable	-2,148,911	-902,102
Net Cash used for investing activities	$ -30,420,392	$ -42,378,533

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

	01/31/01	01/31/00
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of shares	$ 5,796,595	$ 19,151,372
Proceeds from investment certificates issued	2,095,676	2,965,096
Proceeds from mortgages payable	33,033,971	30,195,762
Proceeds from short-term lines of credit	17,139,308	13,300,000
Proceeds from sale of minority interest	0	1,000
Repurchase of shares/minority interest	-939,062	-826,306
Dividends/Distributions Paid	-6,494,822	-4,330,022
Prepaid Advances to DRIP	-4,857,009	-3,705,731
Redemption of investment certificates	-1,486,192	-4,551,878
Principal payments on mortgage loans	-5,095,961	-3,236,967
Payments on short-term lines of credit	-18,186,888	-13,300,000
Net cash provided from financing activities	$ 21,005,616	$ 35,662,326

NET INCREASE (DECREASE) IN CASH	$ 4,266,876	$ 4,080,594
CASH AT BEGINNING OF YEAR	$ 3,449,264	$ 3,713,053
CASH AT END OF 3rd QUARTER	$ 7,716,140	$ 7,793,647

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES 2001 and 2000	01/31/01	01/31/00

Dividends reinvested	$ 5,011,992	$ 4,703,902
Real estate investment and mortgage loans receivable acquired through assumption of mortgage loans payable and accrual of costs	22,901,205	2,122,200
Mortgage loan receivable transferred to property owned	0	0
Proceeds from Sale of Properties deposited directly with escrow agent	1,733,721	3,524,781
Properties acquired through the issuance of minority interest units in the operating partnership	14,779,518	19,208,469
Interest reinvested directly in investment certificates	228,247	258,941
Goodwill attributed through the issuance of minority interest units in the operating partnership	1,577,604	0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest paid on mortgages	$ 15,812,113	$ 10,656,200
Interest paid on margin account and other	229,799	71,652
Interest paid on investment certificates	301,099	445,499
	$ 16,343,011	$ 11,173,351

The remainder of this page has been left blank intentionally.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered.

Selling Commission	$700,000
Legal	7,500
Advertising, Printing & Promotion Expenses	40,000
Accounting	10,000
Registration Fees	$758,500

SALES TO SPECIAL PARTIES

There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or any security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration, except as follows:

The Trust has a policy allowing its Trustees and employees of its Advisor - Odell-Wentz & Associates, L.L.C. - and their spouses to purchase its shares of beneficial interest at a price equal to the net price then received by IRET for its shares, after payment of the brokerage commission, when sold to the public. No commissions or other discounts were paid or given in connection with such sales. The Trust claims exemption from the registration of said shares under Section 4(2) of the Securities Act of 1933.

RECENT SALES OF UNREGISTERED SECURITIES

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The governing provisions of the Trust provide non-liability of and indemnification to the Board of Trustees and officers except for willful misfeasance, bad faith, gross negligence, or any liability imposed by the Securities Act of 1933. The Trust currently provides insurance coverage for the errors or omissions of Board members and Officers.

ii-1

TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

No portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement

Financial Statement Filed	Included in Prospectus
Financial Statement by Investors Real Estate Trust for the period ended April 30, 2000, prepared by Brady Martz & Associates, P.C., Certified Public Accountants	See F-1 through F-40
Financial Statement by Investors Real Estate Trust for the third quarter ended January 31, 2001, (unaudited)	See F-41 through F-47

b) Exhibit Index

Description of Exhibit	Location in Form S-11 Filing
(1) Security Sales Agreement	Ex-1(i), Pages 137-138
(2) Plan of acquisition, reorganization, arrangement, liquidation or succession	Not Applicable
(3)
(i) Second Restated Declaration of Trust Dated February 10, 1999	Filed as Ex-3(i) to Form S-11 filed by the Registrant on May 11, 1999, (File No. O-14851) and incorporated by reference herein
(ii) IRET Properties Partnership Agreement	IRET Properties Partnership Agreement dated January 31, 1997, filed as Ex-3(ii) to Form S-11 filed by the Registrant on November 28, 1997, (File No. 0-14851) and Incorporated herein by reference

ii-2

(4) Instruments defining the rights of security holders, including indentures	See #3
(5) Opinion re legality	Ex-5, Pages 139-140
(6) Opinion re discount on capital shares	Not Applicable
(7) Opinion re liquidation preference	Not Applicable
(8) Opinion re tax matters	Ex-8, Page 141
(9) Voting trust agreement	Not Applicable
(10) Material Contracts	Not Applicable
(11) Statement re computation of per share earnings	Not Applicable
(12) Statement re computation of ratios	Not Applicable
(15) Letter re unaudited interim financial information	Not Applicable
(16) Letter re change in certifying accountant	Not Applicable
(21) Subsidiaries of the Registrant	List of affiliated partnerships filed as Item 7 of Form S-11 filed for the Registrant (File No. 0-14851) and incorporated herein by reference
(23) Consent of experts and counsel (i) Pringle & Herigstad, P.C.	Ex-23(i), Page 142
(ii) Brady Martz & Associates, P.C.	Ex-23(ii), Page 143
(24) Power of Attorney	Not Applicable
(25) Statement of eligibility of trustee	Not Applicable
(27) Financial Data Schedule	Not Applicable
(99) Additional Exhibits
(i) Subscription Agreement	(i) Ex-99 Pages 144-145

ii-3

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ii-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota.

INVESTORS REAL ESTATE TRUST

Dated May 3, 2001

By: /S/ Thomas A. Wentz, Sr.
        Thomas A. Wentz, Sr.
           Its:  President

ii-5

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

SIGNATURE	TITLE	DATE
/S/ Jeffrey L. Miller Jeffrey L. Miller	Trustee & Chairman	May 3, 2001
/S/ John F. Decker John F. Decker	Trustee	May 3, 2001
/S/ Daniel L. Feist Daniel L. Feist	Trustee & Vice Chairman	May 3, 2001
/S/ C. Morris Anderson C. Morris Anderson	Trustee & Vice Chairman	May 3, 2001
/S/ Patrick G. Jones Patrick G. Jones	Trustee	May 3, 2001
/S/ Steven B. Hoyt Steven B. Hoyt	Trustee	May 3, 2001
/S/ Thomas A. Wentz, Jr. Thomas A. Wentz, Jr.	Trustee & Vice President	May 3, 2001
/S/ Timothy P. Mihalick Timothy P. Mihalick	Trustee & Senior Vice President	May 3, 2001
/S/ Thomas A. Wentz, Sr. Thomas A. Wentz, Sr.	Trustee & President	May 3, 2001
/S/ Stephen L. Stenehjem Stephen L. Stenehjem	Trustee	May 3, 2001
/S/ Diane K. Bryantt Diane K. Bryantt	Secretary	May 3, 2001

ii-6

INDEX OF EXHIBITS

	DESCRIPTION OF EXHIBIT	LOCATION IN FORM S-11 FILING
(1)	Security Sales Agreements	Ex-1(i), Pages 137-138
(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession	Not Applicable
(3)	(i) Second Restated Declaration Trust dated February 10, 1999	Filed as Ex-3(i) to Form S-11 of filed by the Registrant on May 11, 1999 (File No. 0-14581) and incorporated by reference herein
	(ii) IRET Properties Partnership IRET Properties Partnership Agreement	Agreement dated January 31, 1997, filed as Ex-3 (ii) to Form S-11 filed by the Registrant on November 28, 1997, (File No. 0-14851) and Incorporated herein by reference
(4)	Instruments defining the rights of security holders, including indentures	See #3
(5)	Opinion re legality	Ex-5, Pages 139-140
(6)	Opinion re discount on capital shares	Not Applicable
(7)	Opinion re liquidation preference	Not Applicable
(8)	Opinion re tax matters	Ex-8, Page 141
(9)	Voting trust agreement	Not Applicable
(10)	Material Contracts	Not Applicable
(11)	Statement re computation of per share earnings	Not Applicable
(12)	Statement re computation	Not Applicable
(15)	Letter re unaudited interim financial information	Not Applicable
(16)	Letter re change in certifying accountant	Not Applicable
	Subsidiaries of the Registrant	List of affiliated partnerships filed as Item 7 of Form S-11 filed for the Registrant (File No. 0-14851) and incorporated herein by reference
(23)	Consent of experts and counsel
	(i) Pringle & Herigstad, P.C.	Ex-23 (i), Page 142
	(ii) Brady Martz & Associates, P.C.	Ex-23 (ii), Page 143

ii-7

(24)	Power of Attorney	Not Applicable
25)	Statement of eligibility of trustee	Not Applicable
(27)	Financial Data Schedule	Not Applicable
(99)	Additional Exhibits
	(i) Subscription Agreement	(i) Ex-99, Pages 144-145

THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

ii-8

EX-1(i)

SECURITY SALES AGREEMENT

THIS AGREEMENT, made this ______ day of _______________, 2001, between INVESTORS REAL ESTATE TRUST, a North Dakota Business Trust, 12 South Main, Suite 100, Minot, North Dakota 58701 (hereinafter "IRET"), and [Company], [Address], [City], [State] [Zip] (hereinafter "BROKER").

WHEREAS, IRET intends to file a Form S-11 with the Securities and Exchange Commission to register for sale to the public 1,000,000 shares of its shares of Beneficial Interest (hereinafter "SHARES"); and,

WHEREAS, BROKER is a broker registered with the National Association of Securities Dealers and is also registered in states in which said SHARES will also be registered for sale by IRET;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. IRET hereby employs BROKER as a Broker to offer said SHARES for sale for $8.75 per SHARE with a minimum purchase of 100 SHARES. BROKER agrees to use its best efforts to conduct the sales effort necessary to market said securities subject to the terms and conditions of this agreement. This agreement shall become effective only upon the effectiveness of the registration of said securities by the Securities and Exchange Commission and the applicable state Securities Commissioners and shall terminate contemporaneously with the termination or completion of said registration.

2. IRET shall be responsible for paying all costs and expenses relating to the registration of said securities, including the preparation, printing and filing of the Prospectus and Registration Statements and all amendments and exhibits, all filing and registration fees and costs, and all legal, accounting, printing and filing fee expenses in connection therewith.

3. All solicitation expenses including travel, telephone and other expenses incurred by BROKER and its salesmen shall be the responsibility of BROKER and its salesmen. In the event the offering is terminated, BROKER will NOT be reimbursed for any out-of-pocket expenses.

4. As compensation for its services hereunder, BROKER shall receive 8% of the proceeds of all of the securities sold by it and paid for.  All commissions shall be rounded down to the nearest penny.  Assuming a sale at $8.75, the commission would be $.70.

5.  BROKER or its fulltime employees shall be allowed to purchase SHARES, provided that any SHARES so purchased shall be held and not resold or otherwise transferred by the purchasing BROKER or employee of BROKER for a period of one year.  The one-year holding period shall be calculated in accordance with Rule 144(d) of Securities Act of 1933.  Additionally, any such purchase shall be at $8.75 per SHARE.

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6.  Any notice to be given under this Agreement shall be deemed properly given three days after the same is deposited postage prepaid with the United States Postal Service for First Class or Priority Delivery to the following:

If to IRET: Michael J. Hale, Vice President Investors Real Estate Trust 12 South Main Street, Suite 100 Minot, ND 58701 Telephone: (701) 837.4738 Fax: (701) 838.7785
If to BROKER:

________________________________
________________________________
________________________________
________________________________
Telephone:_______________________
Fax: ____________________________

7. IRET represents and warrants to BROKER as follows:

*	IRET is a North Dakota Business Trust duly organized and in good standing under the laws of the State of North Dakota and duly authorized to conduct its business in the states in which it operates.
*
The SHARES of Beneficial Interest described in the Prospectus filed in connection with the above described Offering have the characteristics set forth in said Prospectus and IRET is authorized to issue an unlimited number of its SHARES of Beneficial Interest under its trust powers.

*
The Financial Statements contained in the Prospectus and by reference incorporated herein are true, correct and complete, and no material, adverse changes have occurred since the issuance of such statement.

IRET hereby indemnifies and will hold BROKER harmless from all claims, demands, liabilities and expenses (including legal expenses) arising out of or based on any of the representations or warranties made by IRET herein.

This agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.

INVESTORS REAL ESTATE TRUST By___________________________________________ Thomas A. Wentz, Jr. Vice President BROKER By_________________________________________

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EXHIBIT EX-5

OPINION RE LEGALITY

May 3, 2001

Securities and Exchange Commission
Washington, D.C. 20549

INVESTORS REAL ESTATE TRUST - FORM S-11 DATED May 3, 2001

In connection with the filing of Form S-11 by Investors Real Estate Trust, we advise you that we have examined and are familiar with the originals of all documents, trust records and other instruments relating to the organization of Investors Real Estate Trust, the authorization and issuance of the shares of Beneficial Interest described in said application, including the following:

1. Second Restated Declaration of Trust of Investors Real Estate Trust dated February 10, 1999.

2. Registration Statement (Form S-11).

From our examination of said documents and records, it is our opinion:

1. Investors Real Estate Trust has been duly organized and is a validly existing business trust under the laws of the State of North Dakota.

2. Investors Real Estate Trust has the power under North Dakota law to conduct the business activities described in the Trust Agreement and said Prospectus.

3.  Investors Real Estate Trust is authorized to issue an unlimited number of its shares of Beneficial Interest as set forth in its Trust Agreement and such shares conform to the statements made about them in said Form S-11 and Prospectus.

4. Said shares of Beneficial Interest have been duly and validly authorized and issued.

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5. We are not aware, and Investors Real Estate Trust has advised us that it is not aware of any legal or governmental proceedings pending or threatened to which Investors Real Estate Trust is a party or which the property thereof is the subject; and it and we do not know of any contracts of a character to be disclosed on said application or prospectus which are not disclosed, filed and properly summarized therein.

6. Said Form S-11 and the Prospectus and other exhibits attached thereto are in the form required and have been examined by us; we have no reason to believe that any of said documents contain any untrue statement of material fact or omits to state any material fact the statements therein not misleading. We have reviewed said documents and to the best of our knowledge, information and belief, the statements contained therein are correct.

PRINGLE & HERIGSTAD, P.C.

By  /S/ Michael A. Bosh
     Michael A. Bosh

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EXHIBIT EX-8

OPINION RE TAX MATTERS

May 3, 2001

Securities and Exchange Commission
Washington, D.C. 20549

INVESTORS REAL ESTATE TRUST - FORM S-11 DATED May 3, 2001 - TAX MATTERS

In connection with the filing of the above described Form S-11 by Investors Real Estate Trust, we advise you that we have prepared the section of the Prospectus entitled "Tax Treatments of the Trust and Its Security Holders", including the following subcategories: Federal Income Tax, North Dakota Income Tax, Taxation of the IRET's Shareholders, Taxation of Tax-Exempt Shareholders, Tax Considerations for Foreign Investors, Backup Withholding, State and Local Taxes, Other Tax Considerations, Tax Aspects of the Operating Partnership, Classification as a Partnership, Income Taxation of the Operating Partnership and Its Partners, Partners, Not Partnerships, Subject to Tax, Partnership Allocations, Tax Allocations with Respect to Contributed Property, Basis in Operating Partnership Interest, Sale of Operating Partnership's Property.

In connection with the preparation of said portion of the filing, we have examined and are familiar with the originals of all documents, trust records and other instruments relating to the organization and operation of Investors Real Estate Trust, IRET Properties, a North Dakota Limited Partnership, and all other related entities described in the filing.

In addition, we have reviewed all applicable provisions of the Internal Revenue Code, the regulations issued thereunder and, where appropriate, revenue rulings, federal and state court decisions and such other materials as we deemed necessary and relevant to the matters being opined upon.

The conclusions and statements made in the above described portions of the S-11 filing represent our opinions on such matters and have been set forth with our knowledge and consent. The above portions of the Prospectus are hereby incorporated by reference.

PRINGLE & HERIGSTAD, P.C.

By /S/ Michael A. Bosh
     Michael A. Bosh

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EX-23(i)

May 3, 2001

UNITED STATES SECURITIES AND
    EXCHANGE COMMISSIONER
WASHINGTON DC 20549

FORM S-11 REGISTRATION STATEMENT INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We consent to the incorporation directly or by reference in this Registration Statement of Investors Real Estate Trust, on Form S-11 dated May 3, 2001, of our Legality and Tax Matters opinion letters dated April 20, 2000.  We also consent to the reference to us under the heading "Experts" in the Prospectus, which is also part of this Registration Statement.

PRINGLE & HERIGSTAD, P.C.

By /S/ Michael A. Bosh
Michael A. Bosh

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EX-23(ii)

BRADY MARTZ

CERTIFIED PUBLIC ACCOUNTANTS

May 3, 2001

UNITED STATES SECURITIES AND
   EXCHANGE COMMISSIONER
WASHINGTON DC 20549

RE: FORM S-11 REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We hereby consent to the incorporation directly or by reference in the Registration Statement of Investors Real Estate Trust on Form S-11, of the consolidated financial statements and additional information of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 2000, as well as our Independent Auditor's Report dated May 25, 2000.  We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

We also acknowledge that we are aware that said Form S-11 Filing includes the unaudited consolidated financial report of the Registrant for the nine-month period ended January 31, 2001.

/S/ Brady Martz & Associates, P.C.

BRADY, MARTZ & ASSOCIATES, P.C.

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EX-99

INVESTORS REAL ESTATE TRUST
Subscription Agreement

OWNERSHIP REGISTRATION:
$ Amt.__________ # of Common Shares____________ Price Per Share_________  Acct. No.________

Name(s)_____________________________________________________________________________
                                                                                                                        (investor(s) names)
Address_____________________________________________________________________________
City____________________________________State___________________ Zip__________________
Social Security Number _____-_____-_____ or Tax I.D. #_____-_____ Date of Birth ____/____/_____
Social Security Number _____-_____-_____ or Tax I.D. #_____-_____ Date of Birth ____/____/_____

Under penalties of perjury, the undersigned certified (1) that the number shown as his taxpayer identification number is his correct taxpayer identification number and (2) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

MAILING ADDRESS FOR CORRESPON-DENCE & CASH DISTRIBUTIONS: (If different from above)
Name(s)__________________________________________________________________________

_________________________________________________________________________________
Address___________________________________________________________________________
City_____________________________________State__________________Zip________________

TITLE TO BE HELD:	_____ Individual _____ Joint Tenants/ Rights of Survivorship	_____Tenants in Common _____Corporation _____Transfer on Death	_____IRA _____Trust _____Custodian	_____Partnership _____Pension Plan/ Profit Sharing _____UTMA/UGMA
SIGNATURES:
I hereby certify as follows: That a copy of the Prospectus, including the Subscription Agreement attached thereto, as amended and/or supplemented to date, has been delivered to me, and I acknowledge that such Prospectus was received.

Executed this ___________ day of __________, _______, at _______________(city) ________(state)
Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.)____________________________
Additional Signature (if joint tenant)_____________________________________________________

The undersigned hereby represents that it has reasonable grounds to believe on the basis of information obtained from the above-named investor concerning his-her investment objectives, other investment, financial situation and needs, and any other information known by it that:

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A.	The above-named investor is or will be in a financial position appropriate to enable him-her to realize, to a significant extent, the benefits discussed in the Prospectus:
B.	The above-names investor has a fair market net worth sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity; and
C.
The Shares are otherwise suitable for the above-named investor. I further represent that prior to executing this purchase transaction, I informed the above-named investor of all pertinent facts relating to the liquidity of the Shares.

SOLICITING DEALER ENDORSEMENT:
Firm________________________________________________________________________________________

Registered Representative_________________________________________ Phone ________________________
Address___________________________________________________________________________________
Dealer Authorized Signature_____________________________________________________________________

NOTE:	Checks to be made payable to: Investors Real Estate Trust - 12 South Main St. - Minot, ND 58701
ACCEPTED BY:	INVESTORS REAL ESTATE TRUST By: ____________________________________ (Transfer Agent/Registrar) Date________________________
Reinvest Dividends (circle one)	YES	NO

Issue Certificate (circle one)	YES	NO

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